As Filed with the Securities and Exchange
                                       Commission on July 2, 2003
                                       Registration No. 333-55098


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                         POST-EFFECTIVE AMENDMENT NO. 11


                                       TO

                                    FORM S-11
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

           Global Express Capital Real Estate Investment Fund I, LLC (Exact name of registrant as specified in its governing instruments)

          8540 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123
                                 (702) 794-4411
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      Global Express Capital Mortgage Corp.
           207 North Broadway, Suite 11, Billings, Montana 59101-1951
                                 (406) 245-9292
  (Address, including zip code, and telephone number, including area code, of agent for service)

      The commission is requested to send copies of all communications to:
                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                          New York, New York 10158-0125

Approximate date of commencement of proposed sale to the public: N/A.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                              EXPLANATORY PARAGRAPH


      Global Express Capital Real Estate Investment Fund I, LLC is filing this Post-Effective Amendment No. 11 to its Registration Statement on Form S-11 (No. 333-55098) to update the audited financial statements included in the prospectus which forms a part of this registration statement in accordance with Section 10(a)(3) of the Securities Act of 1933, as amended. This post-effective amendment is also being filed to consolidate and supersede all prior post-effective amendments and to have a new prospectus. Global Express Fund has removed the option for investors to participate in the principal reinvestment plan of Global Express Fund. Accordingly, all proceeds of principal received at maturity from mortgage loans invested in or acquired by Global Express Fund are rolled over to invest in or acquire new mortgage loans. Investors will only be entitled to their pro rata share of principal received on mortgage loans if an investor withdraws his investment from Global Express Fund or upon dissolution of Global Express Fund.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE POST-EFFECTIVE AMENDMENT NO. 11 TO THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                          SUBJECT TO COMPLETION, DATED
                                 JULY ____, 2003


PROSPECTUS

                          $100,000,000 (MAXIMUM) UNITS
            GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC

                           MINIMUM INVESTMENT: $2,000

      GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC, a Nevada Limited Liability Company, is offering and selling to the public up to a maximum of 100,000 units at $1,000 per unit, with an initial minimum investment of 2 units at $2,000 and 5 units at $5,000 for Nevada residents. As of May 31, 2003, we raised $40,347,000 in this offering and are continuing to offer units in this offering until we raise the maximum of $100,000,000. The units are being distributed on a "best efforts" basis. Our sole business is to utilize the proceeds of this offering to make loans, or purchase entire or fractional interests in loans secured by mortgages or deeds of trust.

                                      Price to            Selling             Net Proceeds to
                                      Investors(1)        Commissions(2)      Global Express Fund
                                      ------------        --------------      -------------------
Per $1,000 invested ..........        $      1,000              $0               $      1,000
Maximum Total ................        $100,000,000              $0               $100,000,000


----------
(1) The initial minimum purchase is $2,000. The minimum purchase for Nevada investors is $5,000. Investors who purchase units in cash may only do so in multiples of $1,000. Units may be purchased other than with cash, such as by the rollover of an Individual Retirement Account or the contribution of entire or fractional interests in pre-existing mortgage loans, in varied amounts, subject to our manager's approval or by electing to participate in our reinvestment plan.


(2) Units will be offered and sold by sales representatives licensed by the National Association of Securities Dealers, LLC to sell the units and similar securities. Some of the sales representatives are employed by our underwriter, Global Express Securities, Inc., an NASD-licensed broker-dealer that is an affiliate of our manager. Global Express Securities may also engage other dealers to sell our units. All sales commissions will be paid by our manager. Our manager will pay at its own expense, up to 10% of the gross proceeds of the sale of the units to our underwriter as compensation and up to .5% to our underwriter for reimbursements of actual expenses, and will also pay all organizational and offering expenses, including without limitation, legal and accounting expenses, reproduction costs, selling expenses, and filing fees paid to the Securities and Exchange Commission and state securities commissions. Therefore, the entire proceeds from sales of this offering will be available for investment in mortgage loans.

      Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved the units or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

      This offering involves significant risks, described in detail beginning on page 11 herein. These risks include:

--------------------------------------------------------------------------------
o Limited operating history   o Conflicts of interest with our manager including
  and limited assets.           allocating management time and mortgage loan
                                opportunities between us, our manager and its
                                other clients.
--------------------------------------------------------------------------------
o Total reliance on our       o Payment of substantial fees to our manager and
  manager.                      its affiliates including servicing fees,
                                originating or brokering fees and participation
                                in proceeds from the sale, refinancing or other
                                disposition of collateral.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
o Our manager has limited     o The mortgage loans will be selected for us by
  experience in real estate     our manager and you will have no opportunity to
  funds.                        evaluate the terms of the mortgages, the real
                                property that is our collateral or other
                                economic or financial data concerning our loans.
--------------------------------------------------------------------------------
o No public market for the    o Purchasers in this offering may not sell or
  units.                        transfer the units in the future without the
                                approval of our manager and the sale or transfer
                                of the units must be in compliance with state
                                and federal securities law.
--------------------------------------------------------------------------------
o Tax risks consequences      o Our underwriting standards and procedures are
  associated with an            more lenient than conventional lenders and we
  investment in the units.      approve mortgage loans quickly.
--------------------------------------------------------------------------------
                              o Lack of diversification of geographic area and
                                property type of our loans.
--------------------------------------------------------------------------------


                                  July __, 2003

                         NOTICE TO CALIFORNIA RESIDENTS

      All units of limited partnership interests resulting from any offer or sale in California will bear the following legend restricting transfer:

      IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                   ----------

      We are currently offering the units for sale in California, Colorado, Florida, Georgia, Hawaii, Illinois, Montana and Nevada. We will end this offering in these states between October 2003 and April 2004 or at such earlier time that all $100,000,000 of units are sold. If we desire to extend this offering for an additional 12 months, each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering. You will only become a member once we accept your subscription. We may terminate this offering at any time by written notice to the investors and refund any subscriptions that we have not accepted.

                                TABLE OF CONTENTS


                                                                                                           Page
                                                                                                           ----
NOTICE TO CALIFORNIA RESIDENTS ........................................................................     -v-

WHERE YOU CAN FIND MORE INFORMATION ...................................................................      1

FORWARD-LOOKING STATEMENTS ............................................................................      1

SUMMARY OF THE OFFERING ...............................................................................      2

SUMMARY OF FINANCIAL INFORMATION ......................................................................      9
           Statement of Operations Data ...............................................................     10
           Balance Sheet Data .........................................................................     10

RISK FACTORS ..........................................................................................     11
           Investment Risk Factors ....................................................................     11
           Our ability to diversify our mortgage loans will depend on how much money we raise in this offering; even if we raise $100,000,000 we may have
                     a large share of funds invested in a few large loans .............................     11
           There will not be a public or other resale market for the units and you may not
                     be able to sell or transfer your units ...........................................     11
           You cannot revoke your subscription and you may only withdraw from
                     Global Express Fund subject to certain conditions ................................     12
           We must rely on our manager to manage our operations and select our loans for investment ...     12
           We have a limited operating history ........................................................     13
           We may invest in or purchase loans made to our manager and its affiliates ..................     13
           Our manager's experience is limited to trust deeds and has no prior experience in
                     managing a real estate fund other than Global Express Fund .......................     13
           Our manager has no significant assets and funds the operations of Global
                     Express Fund from fees it earns in making or acquiring mortgage loans ............     13
           Our manager has conflicts between its duty to Global Express Fund and its
                     own interests ....................................................................     14
           We must rely completely on our manager's employees and facilities because we do not have any of our own and our manager is our sole
                     managing member ..................................................................     14
           We do not maintain adequate working capital reserves and if our manager
                     fails to fund our operations we may have to liquidate our investments ............     14
           Risks we do not control will affect the value of the collateral for our mortgage
                     loans and could also affect your ability to resell the units .....................     14
           You have limited voting rights and must rely entirely on our manager to
                     manage Global Express Fund .......................................................     15

                                                                                                           Page
                                                                                                           ----
           Our manager is not required to devote its full time to our business ........................     15
           Our manager has other clients which may result in a conflict of interest
                     for our manager between us and its other clients .................................     15
           Some decisions will be approved whether or not you agree, by less than
                     all of the members ...............................................................     16
           Our manager can dissolve global express fund at any time even if the
                     mortgage loans are sold below cost ...............................................     16

           Real Estate Risk Factors ...................................................................     17
           Our underwriting standards and procedures may be more lenient than conventional lenders, which may create additional risks
                     to your return ...................................................................     17
           We approve mortgage loans quickly which may increase risks of
                     borrowers' default ...............................................................     17
           We may invest in higher risk loans .........................................................     17
           Our loans are not guaranteed by any government agency ......................................     17
           Loan defaults and foreclosures by borrowers may adversely affect
                     Global Express Fund ..............................................................     18
           There are special risks in development and construction loans ..............................     18
           Some of our borrowers may have an existing business relationship
                     with our manager .................................................................     20
           The loans we make lack diversification of geographic area and property type ................     20
           We may engage in leasehold financing which has additional risks ............................     20
           The delay in accepting subscriptions or in our making or acquiring mortgage
                     loans will reduce distributions to you ...........................................     20
           Our results of operations are subject to fluctuations in interest rates and
                     other economic conditions ........................................................     21
           We may experience uninsured losses from the mortgaged properties ...........................     21
           The borrowers or we may be subject to environmental liabilities ............................     22
           If we acquire property after foreclosure we will have the additional
                     risks of real estate ownership ...................................................     22
           There may be risks of real estate development on property acquired by us ...................     23
           Bankruptcy of the borrower and legal limitations on personal judgments
                     may increase the chances that we will incur a loss on a defaulted loan ...........     23
           There are risks associated with junior mortgage positions. We may not
                     recover our initial investment in a foreclosure ..................................     23
           Our loans are made to companies which own only the real estate they
                     give us as collateral ............................................................     23
           Even if a loan is guaranteed, we may not be able to recover from the guarantor .............     24
           We rely on unrelated third parties and our manager to determine the fair market value of the property to secure our loans, which in
                     both cases may not be accurate ...................................................     24
           We are subject to State lending regulations ................................................     24
           Our manager is subject to state regulation of mortgage brokers .............................     25

                                                                                                           Page
                                                                                                           ----
           There are risks associated with unintended violations of usury statutes ....................     25

           Tax Risk Factors ...........................................................................     25
           General tax risks ..........................................................................     25
           Employee benefit plans, retirement plans and IRA's may be taxed
                     on unrelated business taxable income from this investment ........................     26
           If we lose our "partnership" status we would be taxed as a corporation .....................     26
           The IRS may challenge our allocations of income, gain, loss, and deduction .................     26
           You may be taxed on income which exceeds the cash distributions made to you ................     26
           The state or locality in which you are a resident or in which we own properties may impose income or other taxes on us or on your
                     share of our taxable income ......................................................     27
           There are risks that partnership income will be characterized as portfolio income ..........     27
           Tax-exempt investors will have ERISA risks .................................................     27
           You will receive K-1 information tax return which could increase the
                     complexity of your tax return ....................................................     28

INVESTOR SUITABILITY STANDARDS ........................................................................     28
           Minimum Suitability Standards ..............................................................     28
           Minimum Purchase Amount ....................................................................     29
           IRA Investors and ERISA Plans ..............................................................     29
           Subscription Agreement Warranties ..........................................................     30
           Subscription Procedure .....................................................................     31

USE OF PROCEEDS .......................................................................................     31

CAPITALIZATION OF GLOBAL EXPRESS FUND .................................................................     32

TERMS OF THE OFFERING .................................................................................     32
           The Offering ...............................................................................     32
           Description of Returns .....................................................................     33
           Description of the Units-Late Fees and Extension Fees ......................................     34
           Subscription Agreements ....................................................................     34
           Restrictions on Transfer; Permitted Transferees ............................................     34

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION OF GLOBAL EXPRESS FUND ......................................................................     36
           Investments ................................................................................     36
           Plan of Operation ..........................................................................     36

LENDING STANDARDS AND POLICIES ........................................................................     38
           General Standards for Mortgage Loans .......................................................     38
           Use of Loan Funds ..........................................................................     42

                                                                                                           Page
                                                                                                           ----
           Loan Repayment .............................................................................     43
           Credit Evaluations .........................................................................     43
           Sale of Loans ..............................................................................     44
           Loan Servicing .............................................................................     44

 OTHER OPERATING POLICIES .............................................................................     45

OUR MANAGER AND ITS AFFILIATES ........................................................................     45
           Our Manager ................................................................................     45
           Officer of Our Manager .....................................................................     47
           Prior Experience of Our Former Manager, Conrex .............................................     48
           Prior Experience of Global Financial, Inc. .................................................     49

COMPENSATION TO OUR MANAGER AND ITS AFFILIATES ........................................................     50
           Offering and Organizational Stage ..........................................................     51
           Operational Stage ..........................................................................     51
           Default Stage ..............................................................................     52
           Liquidating Stage ..........................................................................     53

CONFLICTS OF INTEREST .................................................................................     53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT ........................................................................................     57
           Global Express Fund ........................................................................     57
           Global Express Capital Mortgage Corp. ......................................................     58

INVESTMENT BY CONREX IN MORTGAGE LOANS SECURED
BY REAL ESTATE PORTFOLIO ..............................................................................     58

INVESTMENT BY GLOBAL FINANCIAL, INC. IN MORTGAGE
LOANS SECURED BY REAL ESTATE PORTFOLIO ................................................................     65

FIDUCIARY RESPONSIBILITIES OF OUR MANAGER .............................................................     66

BASIC LEGAL ASPECTS OF MORTGAGES AS COMPARED TO DEEDS
OF TRUST; JUDICIAL AND NON-JUDICIAL FORECLOSURES;
AND LIMITS ON ENFORCEABILITY OF GUARANTIES ............................................................     67
           Mortgages Compared to Deeds of Trust .......................................................     67
           Foreclosure ................................................................................     67
           Other Loan Enforcement Issues ..............................................................     68

                                                                                                           Page
                                                                                                           ----
ERISA CONSIDERATIONS ..................................................................................     69
           General ....................................................................................     69
           Plan Asset Regulations .....................................................................     69
           Annual Valuation ...........................................................................     69

FEDERAL INCOME TAX CONSEQUENCES .......................................................................     70
           Global Express Fund Tax Status .............................................................     70
           Partnership Status .........................................................................     70
           Taxation of Undistributed Global Express Fund Income (Individual Investors) ................     71
           Distributions of Income ....................................................................     71
           Distributions and Deemed Distributions .....................................................     71
           Property Held Primarily for Sale; Potential Dealer Status ..................................     72
           Allocations ................................................................................     72
           Limitations on Deductions of Our Losses and Expenses .......................................     72
           Tax Returns Audit ..........................................................................     73
           Portfolio Income ...........................................................................     73
           Unrelated Business Taxable Income ..........................................................     73
           Basis Adjustment ...........................................................................     74
           Non-U.S. Holders ...........................................................................     75
           Audit ......................................................................................     76
           State and Local Taxes ......................................................................     76

SUMMARY OF OPERATING AGREEMENT ........................................................................     77
           Rights and Liabilities of Members ..........................................................     77
           Capital Contributions ......................................................................     78
           Rights, Powers and Duties of Manager .......................................................     78
           Profits and Losses .........................................................................     79
           Distributions ..............................................................................     79
           Reinvestment Plan ..........................................................................     80
           Assignment and Transfer of Units ...........................................................     81
           Withdrawal from Global Express Fund ........................................................     82
           Procedures .................................................................................     82
           Accounting and Reports .....................................................................     83
           Dissolution of Global Express Fund .........................................................     83

PLAN OF DISTRIBUTION ..................................................................................     84

LEGAL PROCEEDINGS .....................................................................................     85

LEGAL OPINION .........................................................................................     86

                                                                                                           Page
                                                                                                           ----
EXPERTS ...............................................................................................     86

ADDITIONAL INFORMATION ................................................................................     86

GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT I, LLC
FINANCIAL STATEMENTS ..................................................................................     F-1

EXHIBITS
           Exhibit A: State Investor Suitability Standards ............................................     A-1
           Exhibit B: Amended and Restated Operating Agreement ........................................     B-1
           Exhibit C: Subscription Agreement and Power of Attorney ....................................     C-1

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our Members annual reports containing audited financial statements.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," or "opportunity," the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                             SUMMARY OF THE OFFERING

The following information is only a brief summary of the units being offered for sale hereby. We recommend that you thoroughly read this prospectus. This summary is not as complete or accurate as the longer descriptions you will find in the main body of this prospectus.

Global Express Capital
Real Estate Investment
Fund I, LLC ................  Global Express Capital Real Estate Investment Fund
                              I, LLC, is a Nevada Limited Liability Company which was formed on November 21, 2000 to engage in this offering. Our sole business is to utilize the proceeds of this offering to make loans, or purchase entire or fractional interests in loans secured by mortgages or deeds of trust. Under our amended and restated operating agreement, attached as Exhibit B to this prospectus, our existence ends on December 31, 2016, unless earlier terminated. Our offices are located at 8540 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123, telephone number 702-794-4411.

Use of Proceeds ............  The proceeds of this offering will be used to make mortgage loans or deeds of trust (in this prospectus we will refer to mortgage loans and deeds of trust collectively as mortgage loans) or purchase entire or fractional interests in mortgage loans, that are made for the acquisition, development or construction of commercial or single or multiple family residential real estate in the United States. The mortgage loans may include interim loans that are made to a real estate developer or investor on a short-term basis until they can finance the real estate project with an institutional lender.


Our Manager ................  Our manager is Global Express Capital Mortgage
                              Corp., a newly formed Montana corporation, with principal offices located at 207 North Broadway, Suite 11, Billings, Montana 59101-1951; telephone number (406) 245-9292. Global Express Capital Mortgage Corp. became our manager on March 24, 2003 as a result of the resignation of our former manager, Conrex International Financial, Inc. which conducted its business in Nevada under the name Global Express Capital Mortgage. For purposes of distinguishing between our present and former manager, we will refer in this prospectus to our present manager as "our manager" or "Global Express Capital Mortgage" and our former manager as "Conrex." Our manager is wholly-owned by Global Express Capital Corporation, which is wholly owned by Connie S. Farris. Investment decisions in Global Express Fund will be made by

                              Connie S. Farris who has substantial prior experience in the mortgage industry.

Risks ......................  An investment in the units is subject to significant risks which should be carefully evaluated before you invest (See "Risk Factors" after this summary), including the following:

                              o There is no public market for the resale of the units and we do not expect one will ever develop. Also, the sale and transfer of the units is severely restricted and therefore, you must be prepared to forego the use of the invested funds until we return your investment to you.

                              o We have a limited operating history and limited assets. We completely rely on our manager, its employees and facilities, and our manager has limited operating experience in managing a real estate fund. You will have limited voting rights and no opportunity to evaluate the terms of mortgages, the real property that is our collateral or other financial data concerning our loans and therefore, you must be prepared to rely heavily upon our manager to manage Global Express Fund. Also our manager can dissolve Global Express Fund at any time and you could lose a significant part of your investment.

                              o Conflicts of interest exist between our manager's duty to us and to its own interest in connection with the selection of loans, mortgage loan opportunities and allocation of time between Global Express Fund, itself and its other clients.

                              o We may invest a substantial portion of the proceeds of this offering in loans made for the construction of property and if the value of the properties serving as collateral for our loans is reduced, the borrower's ability to repay the loans would be reduced which may delay or reduce your return. Any defaults on our loans may decrease our revenues and distributions to you.

                              o Our mortgage loans are secured by properties currently located in Nevada, Utah and Arizona and therefore any economic downturn in these states or in the type of property may significantly delay or reduce the return of your investment.

                              o     Our manager and its affiliates receive
                                    substantial fees in connection with this offering and ongoing operations, including fees for originating or brokering loans and servicing fees.

                              o Our underwriting standards and procedures are generally more lenient than conventional lenders which may create additional risks to your return. Also, we generally do not spend more than 30 days assessing the character and credit history of our borrowers which may create a greater risk of default by our borrowers.

Mortgage Loan Portfolio ....  The mortgage loans we purchase are secured by whole or partial interests in first and/or second mortgages, deeds of trust or similar collateral on undeveloped land or single and multiple family residential or commercial real estate located in the United States. The real estate securing the loans are currently located in the States of Nevada, Utah and Arizona.

Diversification ............  No single mortgage loan is expected to exceed 20%
                              of the face amount of the pool of loans. In addition, no more than 30% of the face amount of the pool of loans will be made to any one borrower.


Term of Investment .........  Our goal is to return all of your investment by
                              December 31, 2016. Your invested capital will be returned to you at such time from repayments of principal on the mortgage loans.


The Offering ...............  We are offering for sale up to a maximum of
                              100,000 units of membership interest of Global Express Fund at $1,000 per unit. The minimum initial purchase is two units for $2,000, except to the extent that state suitability standards dictate otherwise (i.e., $5,000 for Nevada residents). As of May 31 2003, we raised $40,347,000. We are continuing to offer the units until we sell a total of 100,000 units for $100,000,000. All subscriptions are non-cancelable and irrevocable. We are currently offering the units for sale in California, Colorado, Florida, Georgia, Hawaii, Illinois, Montana, and Nevada. We will end this offering in these states between October 2003 and April 2004, or at such earlier time that all $100,000,000 of units are sold. If we desire to extend this offering for an additional 12 months, each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering. We may terminate this offering at any time by written notice to the investors and refund any subscriptions that we have not accepted. If we terminate this offering, our manager will promptly prepare a form of notice and furnish the underwriter and selected dealers with copies to distribute to all persons who have received this prospectus either directly from the underwriter or from a selected dealer. You will not earn a return on mortgage loans that are made or acquired before the date we accept your subscription and your capital contribution is made available to us.


Membership Interest ........  You will only become a member of Global Express
                              Fund once we accept your subscription. Your rights as a member are described in Global Express Fund's operating agreement, which is attached as Exhibit B to this prospectus, and are also governed by Nevada law. We will issue to you a unit certificate to evidence your membership interest in Global Express Fund.

Return on Investment .......  When we are paid interest on mortgage loans, you will receive a return on your "pro rata share" at the time such interest is earned on the principal amount or acquisition cost of the mortgage loan. In addition, you will receive your pro rata share of interest earned on cash and cash equivalents held by the Company and all late fees and extension fees received by Global Express Fund. Repayment of principal from mortgage loans at maturity will automatically be rolled over into Global Express Fund and used to acquire or invest in additional mortgage loans. You will only be entitled to your pro rata share of principal received on mortgage loans if you withdraw your investment or upon dissolution of Global Express Fund. Your pro rata share will entitle you to receive a return in proportion to your investment over the total amount of investments in Global Express Fund. Accordingly, the greater the total investments, the smaller your ownership interest in Global Express Fund will be since your ownership interest will be diluted; however, your rate of return will remain the same. We cannot guarantee you the full return of your investment. "Pro rata share" is defined in our operating agreement, attached as Exhibit B to this prospectus.

Late Fees,
Extension Fees .............  Borrowers may request an extension of the repayment term of a mortgage loan. If our manager deems the extension to be in the best interest of our members, it may grant the extension for a fee, typically 1% of the principal balance on the mortgage loan for a 90 day extension. If a payment on a mortgage loan is made after the due date, the borrower will be required to pay a late fee, typically equal to 10% of the total amount of the payment. Members will receive all of the late fees and the extension fees. Your share of late fees and extension fees will be based on your pro rata share of these fees when they are earned.

Cash .......................  Funds held by us that have not yet been used to make or acquire mortgage loans will be deposited in interest-bearing bank accounts, money market funds or used to purchase short-term U.S. Treasury bills, which will earn interest at short-term interest rates. Investors will be entitled to a pro-rata portion of the short-term interest earned.

Distributions ..............  We will distribute to you by the fifth day of each month your pro rata share of interest received on mortgage loans, interest received on cash and cash equivalents held by us, and all late fees and extension fees, unless you have elected to participate in our reinvestment plan. If any borrowers do not make the payments required under their mortgage loans, the return to investors will be lowered accordingly.

Reinvestment of
Distributions ..............  You may elect to participate in our reinvestment plan by making such election in your subscription agreement. If you participate in our reinvestment plan, distributions of interest received from mortgage loans and from cash and cash equivalents held by us, and all late fees and extension fees, will be automatically reinvested and you will receive additional units in Global Express Fund. (See "Summary of Operating Agreement--Reinvestment Plan" in this prospectus).

Compensation to Manager
and Its Affiliates .........  Our manager receives substantial fees and other compensation, including charges to borrowers for originating loans, fees for managing or selling any property received in connection with a loan foreclosure or workout and participations in proceeds from the sale, refinancing or other disposition of the real estate securing mortgage loans after repayment of such mortgage loan. These charges, fees and participations will not reduce the returns you are entitled to receive.


Conflicts of Interest ......  Certain relationships exist among Global Express
                              Fund, our manager and Global Express Securities, Inc. and the officers, directors and other affiliates of our manager and Global Express Securities which could result in conflicts of interest, including the following:

                              o Our manager and its officers, directors and affiliates are engaged in business activities involving real estate lending and expect to engage in additional business activities which may be competitive to us and also arrange for the origination or purchase of mortgage loans for other clients. Accordingly, our manager and its affiliates may have conflicts of interest in allocating management time and mortgage loan opportunities between us, itself and its other clients.

                              o Our manager and its affiliates sell us the mortgage loans or receive a commission as a broker for the loans which could result in our manager selecting loans that have a higher interest rate and greater risk.

                              o     Our manager and its affiliates receive
                                    substantial fees in connection with this offering and our ongoing operations.

                              o Global Express Capital Corporation which is wholly owned by Connie S. Farris, owns all of the outstanding capital stock of each of our manager and of our underwriter, Global Express Securities, Inc.




Tax Considerations .........  Global Express Fund has elected to be taxed as a partnership for federal income tax purposes and for purposes of any state or local tax if such election is recognized by the state and local taxing authorities. Accordingly, there is no company level tax in any jurisdiction that recognizes such election. Most, if not all, of the return paid to you from the interest we earn on the mortgage loans, from the interest earned on our cash and cash equivalents, and from late fees and extension fees, will be taxed as ordinary income to you if you are subject to federal income tax. If we have more than 100 members and the membership interests are "publicly traded" as that term is used in the Internal Revenue Code, then Global Express Fund will be taxed as a corporation and therefore, will incur double taxation. Our operating agreement provides that no transfer will be permitted if it results in our being a publicly traded partnership; however, there can be no assurance that we will be able to identify transfers that would result in the Internal Revenue Service determining that there has been a secondary market in the stock and that would result in such determination. Under partnership tax rules, you must report on your federal income tax for each year during which you are a partner, your distributive share of the items of income gain, loss, deduction and credit of the partnership, irrespective of whether you receive a distribution. Even if you elect to participate in our reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions.

Expenses Paid
by Our Manager .............  Our manager has agreed to pay for the expenses of this offering, including sales commissions, federal and state securities registration fees, legal and accounting fees and printing and mailing fees. Our manager operates Global Express Fund, at its own expense and pays the expenses of such operation, including servicing of loans that are not in default, maintaining offices, reviewing loan proposals, and preparing financial statements and tax returns. You will not be charged in any way for any such expenses. Our manager is not responsible for the cost of collecting mortgage loans that have defaulted on payments for more than 90 days and on which we have instituted legal proceedings. Our manager will be reimbursed for any funds that it contributes or advances for such purpose out of the proceeds of collection of defaulted loans.


Investor
Suitability Standards ......  To purchase units, you must have at least either a net worth, exclusive of home, home furnishings and automobiles, of at least $45,000 and a minimum annual gross income of at least $45,000; or a minimum net worth of at least $150,000. As described more fully in this prospectus under the heading "Investor Suitability Standards," a significant number of states have more stringent requirements than those set forth above. Additionally, you will have to make additional representations to us before we determine that an investment in Global Express Fund is suitable for you.

Limited Right to Resell
or Transfer Your Units .....  There will be no public trading market for resale of the units. To resell or transfer your units, you must first obtain the approval of our manager which it is not required to grant. In addition, our manager may not approve a resale or transfer if as a result Global Express Fund would become a "publicly traded partnership", or which would otherwise cause Global Express Fund to be taxable as a corporation or which will violate any federal or state securities laws.


Limited Right
to Withdraw ................  You may withdraw, or partially withdraw, your investment from Global Express Fund and obtain the return of all or part of your capital account within 61 to 91 days after you deliver written notice of withdrawal to our manager, subject to certain conditions, including, you cannot withdraw until one year after you purchased the units and we can only make cash payments in return of an outstanding capital account from your pro rata share of principal repaid on a mortgage loan and capital contributions. In addition, after you have held your units for at least one year, you can only withdraw your investment up to a maximum of 10% per year of the outstanding capital accounts of all members at the time of your request for a period of two years thereafter. Our manager, in its sole discretion, may modify or waive any limitation on withdrawal subject to certain conditions. As a result of your withdrawal, we will reduce the number of units held by you in an amount proportionate to the amount remaining in your capital account.


Reports to Investors .......  We will provide you with annual reports, including audited financial statements and year-end tax information returns. Our quarterly, annual and other reports that we file with the SEC will also be accessible to you at the SEC's public reading rooms or on the SEC's website.

To Purchase Units ..........  To purchase units you must complete and sign the subscription agreement, attached as Exhibit C to this prospectus, and deliver it to the underwriter or dealer that has solicited your investment, together with your payment for the number of units as specified in the subscription agreement. We may accept or reject your subscription in whole or in part. Our acceptance of your subscription is effective when the subscription agreement is signed by our manager.

                        SUMMARY OF FINANCIAL INFORMATION

      The summary of financial information set forth below is derived from the more detailed audited and unaudited financial statements of Global Express Fund appearing elsewhere in this prospectus. This information should be read in conjunction with such financial statements, including the notes to such financial statements, and the "Use of Proceeds" and "Plan of Operation" sections of this prospectus.

Statement of Operations Data:

                                                                                          Year Ended

                                                  Three Months Ended March 31,        December   December
                                                          2003      2002              31, 2002   31, 2001
                                                        --------    ----              --------   --------
Revenues .....................................          $562,547     $0               $427,883     $0

Cost of Revenues .............................          $      0     $0               $      0     $0
                                                        --------     --               --------     --

Gross Profit .................................          $562,547     $0               $427,883     $0

Expenses .....................................          $      0     $0               $      0     $0
                                                        --------     --               --------     --

Income (Loss) ................................          $562,547     $0               $427,883     $0
                                                        ========     ==               ========     ==

Balance Sheet Data:

                                                           March 31,        December 31,   December
                                                              2003              2002       31, 2001
                                                          -----------       ------------   --------
Cash .............................................        $   312,713        $   718,983      $0

Mortgages held for investments ...................        $11,358,989        $ 8,703,339      $0

Real Estate held for investment ..................        $11,933,845        $ 1,679,507      $0

Total Assets .....................................        $23,605,598        $11,101,829      $0

Total Liabilities ................................        $         0        $         0      $0

Total Members' Equity ............................        $12,503,769        $11,101,829      $0

                                  RISK FACTORS

      You should carefully consider the following risk factors and the other information in this prospectus before purchasing units of Global Express Fund.

Investment Risk Factors

Our ability to diversify our mortgage loans will depend on how much money we raise in this offering; even if we raise $100,000,000 we may have a large share of funds invested in a few large loans.

      Our ability to reduce risk by purchasing multiple loans is limited by the amount of funds we raise. We may not be able to sell all of the units we are offering. While we continue to sell units, only a few loans may be made to borrowers at any one time. It may not be possible for us to sell additional units especially if there were a default in one of the mortgage loans before more units are sold. The extent of diversification among different borrowers and types of properties will depend largely on the total amount of units sold. Even if we raise the $100,000,000 maximum amount of this offering, no single mortgage loan is expected to exceed 20% of the face amount of the pool of loans. In addition, no more than 30% of the face amount of the pool of loans will be made to any one borrower. There is less risk to you if the portfolio of mortgage loans is more diversified among multiple borrowers and multiple types of property.

There will not be a public or other resale market for the units and you may not be able to sell or transfer your units.

      There is no public trading market for the units you purchase and we do not expect one will ever develop. Therefore, you cannot freely sell or transfer your units or use them as collateral for a loan. Our operating agreement, whish is attached as Exhibit B to this prospectus, restricts the transfer of the units so that we may avoid being classified as a "publicly traded partnership" under
Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership would significantly decrease the value of the units of all our members and therefore, our manager must consent to any sale or assignment of your units. Our manager will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. In addition, the sale or transfer of the units may be restricted by state securities laws and any person who buys units from you must meet the investor suitability requirements in his home state as described in this prospectus. As a result, you may not be able to sell your units promptly or at the price you want. You should purchase the units only with the intent of holding the units until we return your investment to you or for at least one year.

You cannot revoke your subscription and you may only withdraw from Global Express Fund subject to certain conditions.


      Once you sign the subscription agreement and forward such agreement together with your payment, you will not be able to revoke your subscription. You may withdraw, or partially withdraw, your investment from Global Express Fund by delivering written notice to our manager of the amount of your requested withdrawal. However, your right to receive payments for your requested withdrawal is limited by the following conditions:


      o You can only withdraw after you have held your units for at least one year, except with regard to the right of a personal representative of a deceased member.


      o After you have held your units for at least one year, for a period of two years thereafter, you can only withdraw your investment up to a maximum of 10% per year of the outstanding capital accounts of all members at the time of your request. After such two year period, you may withdraw any amount of your investment even it exceeds 10% of the outstanding capital accounts of all members.


      o You will be paid within 61 to 91 days after you deliver written notice of withdrawal to our manager.

      o Payments only return all or the requested part of your capital account and are not affected by the value of our underlying assets, except for any payment made upon final liquidation of Global Express Fund.


      o Payments will be made only to the extent we have available cash from proceeds of your pro rata share of the principal payments made on a mortgage loan and capital contributions.


      o We will not establish a reserve fund for the purpose of funding such payments.


      Our manager may, in its sole discretion, modify, eliminate or waive any such limitation on the withdrawal rights of a member as set forth above, on a case by case basis, so long as the modifying, waiving, or elimination of the limitation does not: (i) adversely affect rights of the other members as a whole; or (ii) result in Global Express Fund being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Internal Revenue Code of 1986, as amended.

      As a result of your withdrawal, we will reduce the number of units held by you in an amount proportionate to the amount remaining in your capital account.

      If we do not sell a significant number of units in this offering, your ability to receive payments as a result of your requested withdrawal will be adversely affected, particularly if the amount of requested withdrawal should increase substantially. Additionally, because a substantial portion of our loans is "interest only," we will not receive net proceeds as frequently as we would with loans where the principal is repaid in periodic installments. For a period of 90 days following our receipt of written notice of a requested withdrawal, we will not commit to invest in new loans using payments of loan principal made by borrowers or new invested capital of members unless we have sufficient funds to cover such requested withdrawal.


We must rely on our manager to manage our operations and select our loans for investment.

      Our ability to achieve our investment objectives and to pay distributions to you depend upon our manager's performance in obtaining, processing, making and brokering loans for us to invest in and determining the financing arrangements for borrowers. You will have no opportunity to evaluate the terms of mortgages we acquire, the real property that is our collateral or other economic or financial data concerning our loans. You must rely entirely on the judgment of our manager in investing the proceeds of this offering.

We have a limited operating history.

      We were organized solely for the purpose of this offering on November 21, 2000 and we commenced operations on January 17, 2002. In addition, we are relying solely on this offering for our investment capital. As of May 31, 2003, we have raised $40,347,000 in this offering.

We may invest in or purchase loans made to our manager and its affiliates.

      We may invest in or purchase loans made to our manager and its affiliates that are determined to be suitable for our loan portfolio. Our manager is our sole manager and the officers and directors of our manager make all decisions regarding the mortgage loans we invest in or purchase. Accordingly, although an investment or purchase in these loans will be made on terms no more favorable to our manager or its affiliates than to other borrowers, we face a conflict of interest in determining whether such a loan is appropriate for our loan portfolio, whereas our manager may determine that an investment in such a loan is suitable for us because it satisfies the objectives of our manager or its affiliates.


Our manager's experience is limited to trust deeds and has no prior experience in managing a real estate fund other than Global Express Fund.


      We are relying on our manager to conduct our business. Connie S. Farris, the president, chief executive officer, director and sole stockholder through Global Express Capital Corporation, the parent company, of our manager, will make all investment decision on behalf of Global Express Fund. Ms. Farris has experience with finding mortgage loan investments for its clients. However, prior to the commencement of our operations she had not managed a fund such as Global Express Fund or any other real estate fund. Ms. Farris was also previously involved with Global Financial, Inc. in the placement of investor funds in loans made to builders of single family residences. The performance tables for the years 1998-2002 of Global Financial, Inc. and Conrex are set forth on pages 58 to 65 herein. While we believe this information could be materially helpful to an investor it should be clearly distinguished from this offering. None of the loans in which Global Financial, Inc.'s or Conrex's investors participated were part of either public or private pools.

Our manager had no significant assets and funds the operations of Global Express Fund from fees it earns in making or acquiring mortgage loans.

      Our manager has no significant assets and funds our operations from fees it earns in making or acquiring mortgage loans. Our manager utilizes the fees paid by the borrower that it earns in making or acquiring mortgage loans to pay the costs of this offering and the operating expenses of Global Express Fund.

Our manager has conflicts between its duty to Global Express Fund and its own interests.

      Our manager experiences conflicts between its duty to us and its own interests. Our manager or its affiliates sell us mortgage loans or receives a commission as a broker for many of the mortgage loans. This could result in our manager selecting loans that have a higher interest rate and greater risk. Our manager may also arrange loans within its lending parameters to refinance or lend additional funds to borrowers that have existing loans arranged by our manager for itself, its affiliates or its clients because this satisfies the objectives of our manager, its affiliates or such other clients of our manager. In addition, as part of the consideration for making a mortgage loan, our manager may be entitled to participate in the proceeds of a sale, re-financing or other disposition of the underlying real property or development project that collateralizes a mortgage loan. As such participant, our manager may have an interest that is identical with the borrower and will conflict with the interests of Global Express Fund.

We must rely completely on our manager's employees and facilities because we do not have any of our own and our manager is our sole managing member.

      We do not have any of our own employees or facilities and are relying completely on those of our manager. Global Express Capital Mortgage is our sole manager and we have no ownership interest in our manager. Our manager is wholly-owned by Global Express Capital Corporation which is wholly-owned by Connie S. Farris. Accordingly, nobody has the responsibility of making an independent review for us of our manager's performance of its duties.

We do not maintain adequate working capital reserves and if our manager fails to fund our operations we may have to liquidate our investments.


      We rely on our manager to fund our operations and therefore, we maintain little, if any, working capital reserves to meet our obligations, including operating expenses. Our manager is not required to pay costs associated with defaulted loans including making payments with respect to senior encumbrances or completion of construction on development projects. If we do not have adequate cash reserves, we could suffer a loss of our investment. In the event our manager cannot or does not pay our operating costs, it will be necessary to borrow funds and there can be no assurance that such borrowing will be available to us on acceptable terms or even available to us. Such a result may require us to liquidate our investments and abandon our activities.


Risks we do not control will affect the value of the collateral for our mortgage loans and could also affect your ability to resell the units.

      The value of the land and improvements that secure our mortgage loans will be affected by:

            o     changes in the general economic climate;

            o oversupply of space or reduced demand for real estate in local area;

            o     competition from other available space;

            o     governmental regulations;

            o     changes in zoning or tax laws;

            o     interest rate levels;

            o     availability of financing; and

            o     potential liability under environmental laws.

These factors may cause the value of our collateral to fall below the outstanding balance plus accrued interest and potential collection expenses. Under such circumstances, payment defaults on our mortgage loans are more likely to occur and we would incur a loss when we seek to exercise our foreclosure or other rights as a mortgage lender. In addition, even if you are otherwise permitted to resell the units, these factors could deter potential buyers of the units and lower the resale price.

You have limited voting rights and must rely entirely on our manager to manage Global Express Fund.

      You have no right or power to take part in the management of Global Express Fund except through the exercise of your limited voting rights described in the operating agreement, attached as Exhibit B to this prospectus. You should not purchase units unless you are willing to trust our manager to manage Global Express Fund.

Our manager is not required to devote its full time to our business.

      The staff and officers of our manager are not required to devote their full time to our affairs but only such time as Global Express Fund's affairs may reasonably require.

Our manager has other clients which may result in a conflict of interest for our manager between us and its other clients.

      Our manager and its affiliates arrange for the origination or purchase of mortgage loans for us as well as for its other clients. Our manager and its affiliates may have conflicts of interests in allocating management time and mortgage loan opportunities between us and other clients of our manager. Our manager may establish other funds that have the same or similar objectives to us and our manager may have conflicts of interest in determining which of its clients will make or purchase a particular mortgage loan.

Some decisions will be approved whether or not you agree, by less than all of the members.

      You may be outvoted by other members of Global Express Fund on some key decisions. Set forth below are actions that require the approval of members of Global Express Fund, but except as indicated, do not require unanimous approval. There may accordingly be significant changes in our capital structure or management of which you do not approve.

      o Amending the operating agreement of Global Express Fund requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members, except for (i) admission of additional members on the terms this offering, which does not require the approval of the members (ii) changes that would increase your liabilities or decrease your interest in Global Express Fund's income, gains or distributions or (iii) early termination of Global Express Fund, which requires approval of all the members.

      o Removal of our manager after the commission of a felony, gross negligence or willful misconduct by our manager, or after our manager has received distributions from Global Express Fund that equal or exceed 125% of the aggregate expenses of our manager and Global Express Securities, requires a vote of the members whose total capital accounts exceed two-thirds of the total of all members' capital accounts at such time.

      o Approval of the recapitalization, sale of substantially all of the assets of Global Express Fund, restructuring of Global Express Fund or the merger of Global Express Fund with another entity, that in each case adversely affects the members, requires a vote of the members whose total capital accounts exceed two-thirds of the total of all members' capital accounts at such time.

      o The election of a successor manager after a manager has been removed or has resigned requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members.

Our manager can dissolve global express fund at any time even if the mortgage loans are sold below cost.

      You could lose a significant part of your investment if our manager decides to terminate Global Express Fund when many of the mortgage loans are still outstanding. If our manager determines to terminate Global Express Fund, it will sell its outstanding mortgage loans to be able to distribute cash to the members but it may have to sell these mortgage loans at significant losses.

Real Estate Risk Factors

Our underwriting standards and procedures may be more lenient than conventional lenders, which may create additional risks to your return.

      We may invest in loans to borrowers who may not be required to meet the credit standards of conventional mortgage lenders. We have adopted the underwriting standards of our manager in evaluating potential investments in mortgage loans. Generally, our manager's underwriting standards are less strict than conventional mortgage lenders. Our focus is primarily on the value of the underlying real estate which will serve as collateral on our mortgage loans and less on the character and credit history of the borrower, as discussed in further detail below. As a result, in certain cases we may make mortgage loans which are riskier than the mortgage loans made by conventional lenders. This is a great risk and there can be no assurance that you will not lose all or part of your investment.

We approve mortgage loans quickly which may increase risks of borrowers' default.

      Generally, we do not spend more than 30 days assessing the character and credit history of our borrowers. There is a risk that the credit inquiry we perform will not reveal all material facts pertaining to the borrower or reveal the need for additional precautions. We may approve loans to certain borrowers who might not qualify for loans from traditional mortgage lenders. Accordingly, there may be a greater risk of default by our borrowers which may impair our ability to make timely distributions to you and which may reduce the amount we have available to distribute to you. The interest rate we charge and the collateral we require may not protect us adequately or generate adequate returns for the risk undertaken.

We may invest in higher risk loans.


      Many of our loans are construction loans, land and/or land acquisition loans or bridge loans. These are higher risk loans and have a higher default rate. This increases the likelihood of a loss of a significant portion of your investment.


Our loans are not guaranteed by any government agency.


      Our loans are not insured or guaranteed by a federally owned or guaranteed mortgage agency. As a result, our recourse, if there is a default, may only be to foreclose upon the mortgaged real property, which could result in total or near total loss of your pro rata share allocated to such loan, and in the event of defaults on multiple loans or all of the loans, a loss of a substantial portion or all of your investment.

Loan defaults and foreclosures by borrowers may adversely affect Global Express Fund.


      We are in the business of lending money and as such, take the risk that borrowers may be unable to repay the loan we have made to them. We invest in loans that are structured to provide for monthly payments of interest for one to three years and a "balloon" payment of principal due at the end of the term. Many borrowers are unable to repay such loans at maturity out of their own funds and must refinance the property to repay our loan unless they sell the property.


There are special risks in development and construction loans.

      We may invest a substantial portion of the proceeds of this offering in loans made for the development and/or construction of residential and commercial property. The following risks apply especially to construction loans, but may also adversely impact other mortgage loans. If the value of the properties serving as collateral for our loans is reduced by these or other factors, the borrower's ability to repay the loans would be reduced which will delay or reduce your return.

      1. Our ability to sell lots, homes or commercial units is subject to a number of risks. High interest rates, tight credit, over-development in the geographic region in which a specific project exists, adverse general economic conditions (including recession, inflation, or slow growth), increased competition from other builders and a drop in home buyer or business confidence are among the factors that may make more difficult the sale of lots or homes or commercial units in a specific project. Standing inventory of completed lots, houses or commercial units results in increased interest costs and reduces the amount of capital available to develop additional lots or build additional homes or commercial units. The inventory risk may change from time-to-time and its severity will differ depending upon the price level of the lots, homes and commercial units. High inventory can affect the profitability and in some cases, the viability of the borrower. In general, any adversity suffered by a borrower may impact the value of that borrower's property and possibly the borrower's ability to repay our mortgage loan.

      2. A borrower may be unable to obtain required government approval of projects. Some projects that serve as security for mortgage loans may have building permits and other governmental approvals required at the time the loan is made. There is a risk that certain permits or approvals may not be received, that those previously received may be rescinded, or that conditions for final permits may not be satisfied. If this were to occur, the value of the collateral could be diminished. Until the borrower has received all final permits and all conditions have been approved by all applicable governmental agencies, we run the risk of a substantial loss on our loan for the applicable project. If that were to occur, you would have a loss of a pro rata portion of your investment in Global Express Fund.

      3. A builder may become financially unable to complete projects. A builder could develop financial difficulties resulting in its bankruptcy or inability to continue operations. This would require us to complete the project with another builder, resulting in delays and possibly high costs.

      4. A borrower's ability to lease or sell its property depends on current market conditions. With respect to commercial projects such as office buildings or retail properties, changes in general economic or local economic conditions, overbuilding, or other factors can adversely affect a borrower's ability to lease or sell its property. If the ability of a market to "absorb" new commercial space is weak due to any of the factors described in this section or for other reasons, or if the rental rate declines below those anticipated, the borrower may be unable to sell or refinance the commercial project, or may have to refinance or sell the commercial project for less than planned. In such cases, the refinancing or sales proceeds may not be sufficient to repay the loan.

      5. There may only be a limited right to use utilities in the development of projects. Both residential and commercial projects need access to and the right to use utilities, particularly water, in order to be viable. In some areas, including Nevada and parts of California, water is a scarce commodity and a project cannot be developed unless economical access to water can be provided. Although our manager invest in projects that have obtained "will serve" letters (i.e., written commitments from the applicable utility provider that it will make utilities available to the project), there are additional risks that utility commitments may be rescinded, that there may be difficulties in fulfilling conditions set forth in interim utility commitments, and that litigation may arise with respect to such commitments. In such cases, the borrower would have to bear the cost of holding property that is not served by needed utilities and, as a result, bear increased costs and the risk of diminished market value, thereby reducing the value of the collateral. Also, a project may be assessed to pay for the cost of water treatment plants and/or providing water service to a location where there are no water facilities available or to pay for the cost of other utility facilities. Additionally, municipalities are, with increasing frequency, imposing assessments on new developments to offset the impact of such developments on public infrastructure or services, such as schools, traffic, police or fire services and open space and other recreational facilities. These assessments will increase the property tax burden for the project, and may make the project less attractive to home buyers or prospective tenants.

      6. The completion of a project is subject to a number of risks. Any number of variables can diminish a developer's ability to complete the construction of a project on time and within budget. These include, without limitation, inclement weather that delay construction, increased cost of materials and/or labor, shortage of materials or labor, unforeseen soil conditions or other physical characteristics of the property, presence of hazardous materials and labor difficulties such as strikes.

Some of our borrowers may have an existing business relationship with our manager.

      The president of our manager has been in the business of making mortgage loans for approximately 30 years and has helped make loans to many borrowers. Our manager may be predisposed to making loans to the same borrowers, rather than to new borrowers, even if both borrowers present projects of equal credit-worthiness.

The loans we make lack diversification of geographic area and property type.

      The mortgage loans we make are secured by properties currently in Nevada, Utah and Arizona. A regional or local economic downturn in these states or a downturn in our type of property could significantly delay or reduce the return of your investment.

We may engage in leasehold financing which has additional risks.

      We may make mortgage loans secured by leasehold interests in real estate under which the borrower does not own the land, but has the right to develop and/or use the land under a long-term "ground" lease. Leasehold loans can be riskier than loans secured directly by real estate, because if the borrower defaults under the ground lease, the owner of the land could elect to terminate the ground lease and we would become an unsecured creditor. We generally could seek to avoid termination of the ground lease by paying the owner of the land any amounts not paid by our borrower, but we do not know if we will have the funds to do so or that it will reduce our losses.

The delay in accepting subscriptions or in our making or acquiring mortgage loans will reduce distributions to you.

      The rate of return you receive will partially depend upon the lapse of time between the acceptance of subscriptions and the use of subscription proceeds in our making or purchasing of mortgage loans. There may be a period of time before a substantial portion of your investment is applied to making or acquiring mortgage loans. You will earn a return while the money is held in uninvested funds that we hold at the rate we receive on cash equivalent investments, which is expected to be between 4 and 6%. This will reduce your average rate of return for the entire investment, unless the shortfall is recouped through late fees or extension fees, if any, that you receive.

Our results of operations are subject to fluctuations in interest rates and other economic conditions.

      Our results of operations vary with changes in interest rates and with the performance of the relevant real estate markets. If the economy is healthy, we believe that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. Also, if the economy enters a recession, real estate development may slowdown. These changes in interest rates or in the economy may result in our investing in fewer loans or having fewer loans to acquire and will therefore reduce our revenues and the distributions you receive.

      If interest rates decline and lower interest rate mortgage loans are available, a borrower may prepay its obligations on its existing higher interest rates loans. Due to the fact that we do not have pre-payment penalties in most of our loans, we anticipate that the borrower will prepay our loans. We will continue to invest in loans at competitive market interest rates. If interest rates decline with respect to future investments, we will invest funds at the market rate, which will reduce the overall yield.

      If interest rates rise on borrowers' existing loans, borrowers may try to extend their lower rate loans. Any fees that are paid for an extension of a loan beyond the maturity date of the pool are paid to the investors in order to compensate them for this extension. Because of the rising rates it will also create a greater risk of the borrower defaulting on loans. If interest rates rise with respect to future investments, we will make investments at higher rates increasing your overall yield.

      Our results will also reflect other economic conditions, such as a particular industry migrating to or from one of the states into which we make loans. Although in recent years more businesses have generally migrated into and expanded within Nevada, Utah and Arizona, there is no assurance that this trend will continue. If this trend reverses, our ability to invest in loans in these states will be adversely affected.

We may experience uninsured losses from the mortgaged properties.

      We require borrowers to obtain commercial general liability insurance and property damage insurance on the properties that are mortgaged to us and to name us on the insurance property and we will obtain similar insurance if we become owners of a property through foreclosure. We believe this insurance will be adequate to cover most risks. We may not obtain earthquake insurance on the properties due to the lack of available and affordable earthquake insurance. If one of the properties sustains damage as a result of an earthquake, we may incur substantial losses and lose a substantial part of our loan. If we, as a property owner in the event of foreclosure, incur any liability which is not fully covered by insurance, we would be liable for such amounts, and the return you receive on your investment could be reduced.

The borrowers or we may be subject to environmental liabilities.

      An owner or operator of real estate may be required by various federal and state environmental laws and regulations to investigate and clean up hazardous or toxic substances, asbestos containing materials, or petroleum product releases at the property. The presence of contamination or the failure to remedy contamination will adversely affect the value of the property and could result in a payment default on the mortgage loan and losses to us. The owner or operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination. If we foreclose on a property that is environmentally contaminated, we could become liable for the cost of remediation and damages incurred by others which could reduce or eliminate your return. Accordingly we will not take ownership of such a property if we know of any such contamination, but we might acquire a property believing that it is free of environmental contamination and only afterwards discover such contamination.

      At our manager's discretion, we will obtain from the borrower satisfactory Phase I environmental assessments on properties on which we make or acquire a mortgage loan. A Phase I assessment is an inspection and review of the property, its existing and prior uses, aerial maps and records of government agencies for the purpose of determining the likelihood of environmental contamination. A Phase I assessment includes only non-invasive testing. Where indicated, we may also require the borrower to obtain a Phase II assessment of the property. A Phase II assessment involves further exploration and may include soils testing, lead paint testing or asbestos testing. Our manager may determine that a Phase I or Phase II environmental assessment is satisfactory even if an environmental problem exists and has not been resolved at the time we purchase the property. This could happen if the borrower or a third party has agreed in writing to pay for any cost of remediation or if our manager determines that the problem is minor or can be easily remediated by us at a reasonable cost. It is possible that a borrower or the third party will not be able to pay the costs of remediation or that our manager may underestimate the cost of remediation. It is also possible that all environmental liabilities will not be identified or that a prior owner, operator or current occupant has created an environmental condition which we do not know about. We are unable to assure you that future laws, ordinances or regulations will not impose material environmental liability on us or that the current environmental condition of the properties will not be affected by our borrowers, or by the condition of land or operations in the vicinity of the properties such as the presence of underground storage tanks or groundwater contamination.

If we acquire property after foreclosure we will have the additional risks of real estate ownership.

      If a borrower defaults, we may be required to institute foreclosure proceedings against the borrower. Although we may immediately be able to sell the property, sometimes we will be required to own the property for a period of time and we could be required to spend substantial sums. Regardless of how long we own the property, we will be subject to the economic and liability risks attendant to all property ownership. Among other things, our manager will need to decide the best economic use of the property, especially in connection with properties that have ongoing construction or development.

There may be risks of real estate development on property acquired by us.

      If our manager determines that it is in our best interest to develop the property either on a commercial or residential project, development of any type of real estate involves significant risks and potential delays. To date, the principals of Global Express Fund have not held a property for development.

Bankruptcy of the borrower and legal limitations on personal judgments may increase the chances that we will incur a loss on a defaulted loan.

      Any borrower has the ability to delay a foreclosure sale by us for a period ranging from several months to several years or more by filing a petition in bankruptcy. The filing of a petition in bankruptcy automatically stops or "stays" any actions to enforce the terms of the loan. The length of this delay and the costs associated with it will generally. Certain provisions of California law applicable to all real estate loans may prevent us from obtaining a personal judgment against an individual borrower or guarantor. In this case or if there is no guarantor of the mortgage loan, when the proceeds from a foreclosure sale are insufficient to pay the loans in full there would be no opportunity for us to recoup our losses.

There are risks associated with junior mortgage positions. We may not recover our initial investment in a foreclosure.

      We are more likely to lose our entire investment in the case of a second or other junior mortgage than with first mortgage loans. In the event of foreclosure by us under a second or other junior mortgage or deed of trust the debt secured by the senior deed or deeds of trust or senior mortgage or mortgages must be satisfied before any proceeds from the sale of the property can be applied toward the debt owed to us. Furthermore, to protect our junior security interest, we may be required to make substantial cash outlays for such items as loan payments to a senior lien holders to prevent their foreclosure for an amount that would yield us less that the value of our mortgage loan, property taxes, insurance, repairs, maintenance and any other expenses associated with the property. These outlays could eliminate any proceeds available to us which could have an adverse effect on our profitability and significantly reduce the amount of your investment that will be returned to you.

Our loans are made to companies which own only the real estate they give us as collateral.

      We make loans to single asset companies that have no assets other than the property that is loan collateral and generally are not guaranteed. Any significant decline in the value of the property is likely to result in a default on the loan and a loss of a portion of your investment.

Even if a loan is guaranteed, we may not be able to recover from the guarantor.


      We may obtain guarantees from principals or affiliates of borrowers. When an individual signs a personal guarantee of a mortgage loan, he obligates himself, as guarantor, to pay the loan if the borrower cannot pay the loan. If the guarantor refuses to pay, we can obtain a judgment against him which can be collected by a marshall against all of the guarantor's assets. In the event of default, we may seek to recover from the guarantors. A guarantor may have defenses that arise under local laws, and it is possible that the guarantors' net worth may have declined since the guaranty was given. Such a delay or inability to recover from a guarantor could impair our ability to realize the full amount of a defaulted loan and a loss of a portion of your investment.


We rely on unrelated third parties and our manager to determine the fair market value of the property to secure our loans, which in both cases may not be accurate.

      We are relying primarily on the real property securing the loans to protect our investment and not the credit-worthiness of the borrower. We sometimes rely on appraisals prepared by unrelated third parties to determine the fair market value of real property used to secure our loans. We cannot guarantee that such appraisals will, in any or all cases, be accurate. Additionally, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan.

      When obtaining an appraisal on real property is not readily available (i.e., time share properties) to us but such property otherwise meets our lending policies and guidelines, or when our manager believes that an apprisal from an unrelated third party is not necessary, we rely on our manager to determine the fair market value of the real property used to secure our loans. Our manager's determination of the value of the property is based upon our manager's knowledge of the geographic area and actual contemporaneous sales. We cannot guarantee that value of the property determined by our manager will, in any or all cases, be accurate.

We are subject to state lending regulations.

      We acquire mortgage loans secured by properties primarily located in the states of Nevada, Utah and Arizona. We may attempt to acquire loans in California, Montana and Florida, some of which are states in which the principal of our manager has conducted real estate business. These states do not require us to be licensed as a mortgage lender or mortgage broker to acquire loans that are made by a company duly licensed to make mortgage loans. Our manager and its affiliates are properly licensed in all states where they originate mortgage loans. We acquire mortgage loans from our manager and its affiliates. We are not and do not intend to be licensed to make mortgage loans.

      When we acquire or service loans we are subject to many of the same rules and regulations that govern the activities of lenders and when our manager has made these loans it also is subject to these rules and regulations. These normally impact, among other things, the types of advertising and other marketing efforts a lender can use to solicit borrowers, the interest that can be charged and the manner in which loans are closed and serviced. We and our manager undertake efforts to comply with all applicable rules and regulations that govern our acquisition or our manager's making of mortgage loans in each state. Global Express Fund or our manager's failure to comply with these rules and regulations, or the assertion by a state that we are required to be licensed, could impact our ability to acquire or enforce our loans in that state, thereby reducing the possible return to you.

Our manager is subject to state regulation of mortgage brokers.

      Our manager is permitted to privately broker mortgage loans in the State of Montana for commercial real estate and is subject to rules and regulations governing the activities of mortgage brokers. Global Express will enter into agreements with licensed mortgage brokers in Montana to make loans on single family residences. These normally impact, among other things, the types of advertising and other marketing efforts a mortgage broker can use to solicit borrowers and the manner in which loans are closed. Our manager undertakes efforts to comply with all applicable rules and regulations in each state where it conducts business. An assertion by any of the states that our manager has failed to comply with these rules and regulations could adversely impact on our manager's ability to conduct its business, including its management of Global Express Fund.

There are risks associated with unintended violations of usury statutes.

      State laws impose restrictions on the maximum interest that may be charged on our loans. The potential penalties for violation of the usury law in different states include restitution of actual usurious interest paid by the borrower, damages in an amount equal to three times the interest collected by the lender and forfeiture of the entire loan. Under California law, a loan arranged by a licensed California real estate broker will be exempt from applicable California usury provisions. Since a licensed real estate broker will arrange our loans, our loans should be exempt from applicable state usury provisions. Nevertheless, unintended violations of the usury statutes may occur. In such an event, we would incur a substantial loss and unit holders would lose a portion of their investment.

Tax Risk Factors

General tax risks.

      Before you make a decision to invest, you should assess the tax risks and your willingness and ability to comply with ongoing federal income tax filing and compliance requirements described under "Federal Income Tax Consequences." In particular, you may be allocated income but may not receive cash distributions in connection therewith with which to pay any associated income taxes. (See "Federal Income Tax Consequences-Taxation of Undistributed Global Express Fund Income (Individual Investors).) The tax consequences mentioned in this prospectus are general in nature. Each potential investor should consult with his own tax professional to assess the tax impact of an investment in Global Express Fund.

Employee benefit plans, retirement plans and IRA's may be taxed on unrelated business taxable income from this investment.

      If we borrow funds to make mortgage loans, which is not our business plan, a portion of the income from Global Express Fund may be considered to be unrelated business taxable income ("UBTI") to many otherwise tax-exempt investors, including employee benefit plans, retirement plans and IRA accounts. In addition, amounts attributable to specific services whether or not separately stated, to the extent allocated to the exempt organization, will be included in the computation of unrelated business income.

If we lose our "partnership" status we would be taxed as a corporation.

      Our legal counsel, Snow Becker Krauss P.C., has given the opinion included as Exhibit 8 to the registration statement of which this prospectus forms a part that we will be treated as a "partnership" for federal income tax purposes and that we will not be treated as an association taxable as a corporation, subject to the publicly-traded partnership rules discussed below. If we were to be reclassified as an association taxable as a corporation, because we were a publicly traded partnership or for any other reason, we would be taxed on our net income at rates of up to 35% for federal income tax purposes. All items of our income, gain, loss, deduction, and credit would be reflected only on our tax returns and would not be passed through to you. If we were treated as a corporation, distributions to you would be ordinary dividend income to the extent of our earnings and profits, and the payment of such dividends would not be deductible by us.

The IRS may challenge our allocations of income, gain, loss, and deduction.

      The operating agreement provides for the allocation of income, gain, loss and deduction among the members. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss or deduction in a manner which reduces benefits or increases income allocable to you.

You may be taxed on income which exceeds the cash distributions made to you.

      In any year in which we report income or gain in excess of expenses, you will be required to report your share of such net income on your personal income tax returns even though you may have received total cash distributions which are less than the amount of net income you must report.

The state or locality in which you are a resident or in which we own properties may impose income or other taxes on us or on your share of our taxable income.

      Many states have implemented or are implementing programs to require entities taxed as partnerships to withhold and pay state income taxes owed by nonresident members on income-producing properties located in their states. We may be required to withhold state taxes from cash distributions otherwise payable to you. These collection and filing requirements at the state or local level, and the possible imposition of state or local income, franchise or other taxes on Global Express Fund, may result in increases in our administrative expenses which would reduce cash available for distribution to you. Your tax return filing obligations and expenses may also be increased as a result of expanded state and local filing obligations. We encourage you to consult with your own tax advisor on the impact of applicable state and local taxes and state tax withholding requirements.

There are risks that partnership income will be characterized as portfolio income.

      We are engaged in the trade or business of mortgage lending. Snow Becker Krauss P.C., our legal counsel, has given the opinion included as Exhibit 8 to the registration statement of which this prospectus forms a part, that our income will be considered portfolio income not passive income. The deductibility for federal income tax purposes of your share of expenses which we cannot allocate to income we produce will be limited by the 2% floor on all of your miscellaneous investment expenses. Investors are not entitled to treat their proportionate share of Fund income, because it is portfolio income, as "passive income," against which passive losses (such as deductions from unrelated real estate investments) may be offset. If the investor does not have sufficient passive income from other sources these passive losses will not be deducted and the investor will have higher taxable income.

Tax-exempt investors will have ERISA risks.

      In considering an investment in the partnership, if you are a pension or profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a), you should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974; (ii) whether the investment is prudent, since the units are not freely transferable and there may not be a market created in which you can sell or otherwise dispose of the units; and
(iii) whether interests in the partnership or the underlying assets owned by the partnership constitute "Plan Assets" for purposes of Section 4975 of the Code. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the units from year to year, since there will not be a market for the units and the appreciation of any property may not be shown in the value of the units until the partnership sells or otherwise disposes of its investments.

You will receive K-1 information tax return which could increase the complexity of your tax return.

      The K-1 information returns which we will distribute to you, will contain information regarding the income items and expense items of Global Express Fund. If you have not received K-1's from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

                         INVESTOR SUITABILITY STANDARDS

You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

Minimum Suitability Standards

      We have established a minimum suitability standard which requires that you have either:

      o a net worth (exclusive of home, furnishings and automobiles) of at least $45,000 plus an annual gross income of at least $45,000, or

      o irrespective of annual gross income, a net worth of $150,000 (determined with the same exclusions).

      In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of units. We have established these standards for two reasons: (1) to exclude investors who clearly do not have the necessary liquidity to place funds in a long-term investment that cannot be readily sold and (2) to exclude investors who clearly don't have sufficient assets to afford a loss of a significant portion of their investment.

      If you are an individual that resides in a state that has higher suitability standards, our manager will not accept your subscription unless you satisfy such higher standards. See Exhibit A for a list of states that have higher suitability standards than our minimum standards. In addition, we do not intend to qualify this offering in all states, and you will not be permitted to purchase units if you reside in a state in which this offering is not qualified. You will be required to represent in writing to us that:

            o     you comply with the applicable standards; or

            o you are purchasing in a fiduciary capacity for a person meeting such standards; or

            o the standards are met by a donor who directly or indirectly supplies the funds for the purchase of the units.

      The participating broker dealers will make reasonable inquiry to assure that every prospective investor complies with the investor suitability standards. Our manager will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards. Under the laws of certain states, any transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a member. We will require certain assurances that such standards are met before agreeing to any transfer of the units.

Minimum Purchase Amount


      The minimum initial investment in Global Express Fund that our manager will accept is $2,000 for two units. The minimum investment is $5,000 for residents of the State of Nevada. Our manager may accept subscriptions in excess of $2,000, provided that units purchased in cash must be in increments of $1,000 only. Units may be purchased other than with cash, such as by the rollover of an Individual Retirement Account or the contribution of entire or fractional interests in pre-existing mortgage loans, in varied amounts, subject to our manager's consent, or by electing to participate in our reinvestment plan. Your return will depend on the size of your investment.


IRA Investors and ERISA Plans

      IRA Investors. Units in a minimum of $2,000 may be purchased, transferred, assigned or retained by an Individual Retirement Account and incremental amounts in excess thereof for spousal IRA's established under Section 408 of the Internal Revenue Code of 1986, as amended. You should be aware, however, that an investment in Global Express Fund will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of
Section 408 of the Code.

      ERISA Investors. The investment objectives and policies of Global Express Fund have been designed to make the units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 provides a comprehensive regulatory scheme for "plan assets." In accordance with final regulations published by the Department of Labor in the Federal Register on November 13, 1986, our manager will manage Global Express Fund so as to assure that an investment in Global Express Fund by a qualified plan will not, solely by reason of such investment, be considered to be an investment in the underlying assets of Global Express Fund so as to make the assets of Global Express Fund "plan assets." The final regulations are also applicable to an IRA. Our manager is not permitted to allow the purchase of units with assets of any qualified plans if our manager (i) has investment discretion with respect to the assets of the qualified plan invested in Global Express Fund, or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

Subscription Agreement Warranties

      If you choose to purchase units, you will be submitting to us a signed subscription agreement and power of attorney and you will pay the purchase price to the escrow agent. Payment should be made by check or by wire transfer in accordance with the subscription agreement instructions.

      The subscription agreement is included in full as Exhibit C at the back of this prospectus. The subscription agreement requires you to make representations to us and our manager about your knowledge of Global Express Fund, your financial ability to invest and your understanding of the investment procedures. This is a short description of some key representations.

            o You have read and understood this prospectus and in making this investment you are relying only on the information in the prospectus.

            o You or the fiduciary account for which you are purchasing meet the applicable suitability standards and financial requirements described above.

            o You are aware that your subscription may be rejected in whole or in part by our manager in its sole and absolute discretion; that my investment, if accepted, is subject to risks described in part in this prospectus under the heading "Risks Factors."

            o You understand that there will be no public market for units, and accordingly, it may not be possible for you to readily liquidate your investment in Global Express Fund. You have been informed by your broker-dealer of all pertinent facts relating to the lack of liquidity or marketability of this investment.

            o You understand that units may not be sold or otherwise disposed of without the prior written consent of our manager, which consent may be granted or withheld in its sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the operating agreement, and that if you are a resident of Nevada or if the transfer occurs in Nevada, any such transfer is also subject to the prior written consent of the Nevada Commissioner of Corporations.

            o You have liquid assets sufficient to assure yourself that such purchase will cause you no undue financial difficulties and that you can provide for your current needs and possible personal contingencies, or if you are the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

      The purpose of the warranties is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement. Our manager, on behalf of Global Express Fund, intends to rely on the warranties in accepting a subscription. In any claim or action against our manager or Global Express Fund, our manager and Global Express Fund may use the warranties against you as a defense or basis for seeking indemnity from you.

Subscription Procedure

      If you want to purchase units, you should complete the subscription agreement. An execution copy will be provided by the person or the securities dealer that offered you the units. You should return the subscription agreement and full payment payable to "Global Express Fund I" for the units being purchased to the dealer who offered you the units. You may obtain additional copies of the subscription agreement from Global Express Securities, Inc. whose address is 8540 South Eastern Avenue, Suite 210 Las Vegas, Nevada 89123; telephone number (702) 794-2355.

      We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest. If we accept your subscription agreement you will be the owner of the units and a member of Global Express Fund. A unit certificate will be mailed to you evidencing your membership interest in Global Express Fund. By signing the Subscription Agreement and Power of Attorney, you are giving our manager the authority to sign the operating agreement of Global Express Fund on your behalf and to sign amendments to the operating agreement which either don't require your consent or for which your consent was given. Our manager is also given the authority to sign on your behalf in your capacity as a member of Global Express Fund, if necessary, certain government filings, that will not change the business or legal terms of your investment.

      Neither Global Express Securities nor any other securities brokerage firm will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

                                 USE OF PROCEEDS

      All proceeds from the sale of units offered hereby will be used to make mortgage loans, or purchase entire or fractional interests in mortgage loans that are made for the acquisition, development or construction of commercial or single or multiple family residential real estate in the United States. The mortgage loans will be secured by whole or partial interests in first and/or second mortgages, deeds of trust or similar collateral on undeveloped land or single and multiple family residential and commercial real estate located in the United States, predominantly in the states of Nevada, Utah, and Arizona with the balance in California and Florida. The number of loans we acquire will increase with the amount of proceeds we obtain. No single loan is expected to exceed 20% of the face amount of the pool. In addition, no more than 30% of the face amount of the pool will be made to any one borrower. The first distributions of interest earned will be made on the fifth day after the end of the calendar month in which your subscription is accepted.

      The mortgage loans may also include bridge or interim loans that are made to a real estate developer or investor on a short-term basis until they can finance the real estate project with an institutional lender.

      Funds held by us that have not yet been used to make or acquire mortgage loans are deposited in interest-bearing bank accounts, including saving accounts and bank money market accounts, money market funds or used to purchase short-term U.S. Treasury bills which earn interest at short-term interest rates. Investors are entitled to a pro-rata portion of the short-term interest earned on uninvested funds.

      As of March 31, 2003, we sold an aggregate of 23,606 units for an aggregate purchase price of $23,605,598. As of March 31, 2003, all expenses incurred in connection with the issuance and distribution of the units registered for underwriting discounts and commissions, finders' fees, expenses paid to or for our underwriter, other expenses and total expenses were paid by our manager in accordance with our expense sharing agreement. Therefore, we received the entire $23,605,598 in gross proceeds from this offering, which were used to make mortgage loans and purchase entire or fractional interests in mortgage loans.

                      CAPITALIZATION OF GLOBAL EXPRESS FUND

      The following table sets forth the capitalization of Global Express Fund as of March 31, 2003:

                           Actual Capital      Reinvested
                           Contribution ($)    Distributions ($)      # of Units
                           ----------------    -----------------      ----------
Conrex, former manager     $     10.00         $      0                    0
Members                    $23,341,008         $264,590               23,605
                           -----------         --------               ------

Total                      $23,341,018         $264,590               23,605

                              TERMS OF THE OFFERING

The Offering

      This offering is made only to persons that meet the investor suitability standards described above. The initial minimum subscriptions we will accept is $2,000. If you live in Nevada, you must subscribe to at least $5,000 in units. Units purchased in cash will be issued in higher denominations in multiples of $1,000 only. Units may be purchased other than with cash, such as by the rollover of an Individual Retirement Account or the contribution of entire or fractional interests in pre-existing mortgage loans, in varied amounts, subject to our manager's consent, or by electing to participate in our reinvestment plan.


      We are currently offering the units for sale in California, Colorado, Florida, Georgia, Hawaii, Illinois, Montana and Nevada. We will end this offering in these states on between October 2003 and April 2004, or at such earlier time that all $100,000,000 of units are sold. If we desire to extend this offering for an additional 12 months, each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering. All subscriptions are non-cancelable and irrevocable. You will only become a member of Global Express Fund once we accept your subscription. We may terminate this offering at any time and refund any subscriptions that we have not accepted. If we terminate this offering our manager will promptly prepare a form of notice and furnish the underwriter and selected dealers with copies to distribute to all persons who have received this prospectus either directly from the underwriter or from a selected dealer.

Description of Returns


      Ordinarily, we will invest in mortgage loans having terms of one to three years and we will not invest in mortgage loans with a maturity of more than three years for any loan term; however, we may extend the loan term. Our mortgage loans are structured to provide for monthly payments of interest for one to three years and a "balloon" payment of principal due at the end of the term.

      When we are paid interest on mortgage loans you will receive a return on your "pro rata share" at the time such interest is earned on the principal amount or acquisition cost of the mortgage loan. "Pro rata share" in general will be the percentage that your net investment in Global Express Fund (as reflected by your capital account) bears to the total amount of net investments in Global Express Fund as reflected by the capital accounts of all purchasers of units. "Pro rata share" is defined in our operating agreement, attached as Exhibit B to this prospectus.

      Funds held by us that have not yet been used to make or acquire mortgage loans will be deposited in interest-bearing bank accounts, money market funds or used to purchase short-term U.S. Treasury bills. These will earn interest at short-term interest rates. Investors will be entitled to a pro-rata portion of the short-term interest earned. In addition, you will receive your pro rata share on all late fees and extension fees received by Global Express Fund on mortgage loans (See "Terms of the Offering --Description of the Units-Late Fees and Extension Fees")

      Repayment of principal from mortgage loans at the end of the term will automatically be rolled over into Global Express Fund and used to acquire or invest in additional mortgage loans. We do not guarantee you a current return or the full return of your investment.

      You will only be entitled to your pro rata share of principal received on mortgage loans if you withdraw your investment or upon dissolution of Global Express Fund. You may only withdraw your investment from Global Express Fund after you have held your units for at least one year subject to additional conditions. See "Risk Factors ---- You cannot revoke your subscription and you may only withdraw from Global Express Fund subject to certain conditions, " "Summary of Operating Agreement -- Withdrawal from Global Express Fund," and the Fund's operating agreement, attached as Exhibit B to this prospectus.

Description of the Units-Late Fees and Extension Fees

      Borrowers may request an extension of the repayment term on a mortgage loan. If our manager deems the extension to be in the best interest of the members, it may grant the extension for a fee, typically 1% of the principal balance on the mortgage loan for a 90 day extension. If a payment on a mortgage loan is made after the due date, the borrower will be required to pay a late fee, typically equal to 10% of the total amount of the payment. Holders of units will receive all of the late fees and extension fees. Your share of late fees and extension fees will be based on your pro rata share of such fees at the time they are earned.

Subscription Agreements

      By executing a subscription agreement, an investor unconditionally and irrevocably agrees to purchase a unit with the denomination shown thereon on a "when-issued basis." Upon executing a subscription agreement, an investor is not yet an owner of units or a member of Global Express Fund. Units will be issued when the subscription agreement is accepted by our manager. Subscription agreements are non-cancelable and irrevocable. Subscription funds are non-refundable for any reason, unless our manager decides not to accept the subscription.

      Our manager reserves the right at any time to cease soliciting for the sale of units and to stop accepting subscription agreements if it believes, in its sole discretion, that suitable loan opportunities are not available or for any other business reason.

      At the sole discretion of our manager, you or other investors may be allowed to contribute entire or fractional interests in loans that are secured by first and/or second mortgages or deeds of trust in exchange for units. Contributed loans must satisfy our lending guidelines. The number of units exchanged for such a contribution shall be equal to the then outstanding principal balance of the loan plus all accrued but unpaid interest ("Loan Balance") (or a proportionate share of the Loan Balance with respect to the contribution of a fractional loan interest) rounded to the nearest whole unit.

Restrictions on Transfer; Permitted Transferees

      There will be no public market for the resale of the units. In addition, you cannot privately sell, gift, pledge or otherwise transfer your units, without the prior written consent of our manager. Our manager is required to withhold consent if the sale or transfer of the units or our admission of the intended purchaser or transferee of the units as a member would:

      o cause Global Express Fund to be treated as an association taxable as a corporation for federal income tax purposes either because it would be a "publicly traded partnership" within the meaning of
            Section 7704 of the Internal Revenue Code or for any other reason;
            or

      o violate or cause Global Express Fund to violate federal or state securities law.

      In addition, our manager may, in its sole discretion withhold its consent to any sale or transfer. In granting a consent to a sale or transfer, our manager may require a legal opinion from our lawyer that the sale or transfer does not violate federal or state securities laws or cause Global Express Fund to be treated as an association taxable as a corporation for federal income tax purposes. In addition, our manager intends to require reasonable documentation of the transfer, acceptance by the transferee of the operating agreement and certain additional representations of the purchaser or transferee, including the representation by the transferee that it is acquiring the units for its own account and not with a view to distribution. Certain states may require that the purchaser or transferee satisfy the same investor suitability standards as purchaser of the units.

      You may transfer your right to receive distributions and allocations of profits and losses and other economic benefits under the operating agreement to the following persons:

      (i) your spouse, children, siblings or grandchildren or a trust of which one or more of these family members are the sole beneficiaries;

      (ii) if you are a partnership, corporation or limited liability company, to your partners, shareholders, members, directors, executive officers or managers or members of their family of the type described above;

      (iii) if you invest through a trust, the beneficiaries of the trust; or

      (iv)  another member.

Our manager is not required to admit such transferee as a substitute or additional member of Global Express Fund.

A legend substantially in the form set forth below will be placed upon all of the unit certificates, including unit certificates that are issued in connection with a permitted sale or transfer.

      THIS UNIT CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION OF GLOBAL EXPRESS FUND

      On October 4, 2001, our Registration Statement on Form S-11, as amended became effective with the SEC for the initial public offering of up to 100,000 units of ownership interest at $1,000 per unit. This offering commenced on January 24, 2002.

      In April 2002, we completed the minimum offering of $1,500,000 and funded our first loan at $1,517,000 which is secured by a first deed of trust in real property located in the State of Nevada.

      As of March 31, 2003 and May 31, 2003, pursuant to this offering, we sold 23,606 and an additional 20,921 units, respectively, of membership interests in Global Express Fund, raising an aggregate of $44,527,000. As of December 31, 2002 we sold 11,102 units. We will continue to offer to the public units of membership interest in Global Express Fund in accordance with the terms and conditions of this prospectus.

Investments

      As of December 31, 2002, we funded a total of 21 loans aggregating $10,382,846, of which 12 loans are secured by first deeds of trust and 9 loans of which are secured by second deeds of trust in real property. The loans were made on properties located in Nevada (16 loans) Utah (4 loans) and Arizona (1 loan). As of December 31, 2002, we distributed to members of Global Express Fund an aggregate of $427,883.

      As of March 31, 2003, we funded a total of 24 loans aggregating $11,358,989, all but two of which are secured by first deeds of trust in real property located in Arizona, Nevada and Utah. As of March 31, 2003, we distributed to members of Global Express Fund an aggregate of $427,883. As of March 31, 2003, we distributed to members of Global Express Fund an aggregate of $562,547, of which $106,807 was rolled over by members into new units of membership interest.

      The loans we funded mature in twelve months at interest rates of 13.5% to 18% per annum. The dates of maturity may be extended for one year at the sole option of Global Express Fund and shall be subject to an extension fee of 1% for such extension.

Plan of Operation

      We intend to continue to raise funds pursuant to this offering and invest in mortgage loans where its collateral is real property located in the United States. Our manager will select the mortgage loans for Global Express Fund to invest and will also assist us by obtaining, processing and managing these loans. We believe that we will have an adequate number of opportunities to invest in mortgage loans in the United States when funds raised in this offering are made available to Global Express Fund.

      During 2002, our manager paid all costs incurred by Global Express Fund in its operations, including accounting, legal, and administrative expenses and fees. For the year ended December 31, 2002, the expenses for Global Express Fund paid for by our manager, totaled approximately $250,000. Our manager has agreed to continue to pay all costs incurred by us during this offering. Therefore, we do not anticipate needing additional funds to satisfy our cash requirements during this period.

      In addition, during 2003, our manager will pay the costs incurred by our broker dealer, Global Express Securities, Inc. for its operations, including accounting, legal, and administrative expenses and fees for the sale of units of Global Express Fund. These expenses do not appear on the financial statements of Global Express Fund. However, they will appear on the financial statements of Global Express Securities and will be paid by our manager through a capital contribution to Global Express Securities.

      For the year ended December 31, 2002 and the three months ended March 31, 2003, we had revenues of $427,883 and $562,547, respectively, derived from interest income generated from loans.

      We are currently utilizing for our operations the personnel and office equipment of our manager and do not anticipate during 2003 hiring any employees, acquiring any fixed assets like office equipment or furniture, or incurring material office expenses. We are not required, pursuant to the Expense Sharing Agreement, to pay our manager any overhead or other compensation for providing us with its personnel and equipment.

      In February 2003, we provided to all investors between March 1, 2002 and January 9, 2003, the opportunity to rescind their purchase of units in Global Express Fund. Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act") requires that information contained in a prospectus used more than nine months after the effective date of the Registration Statement be of a date not more than 16 months prior to such use. Our prospectus contained audited financial statements dated June 30, 2001, which became stale on October 31, 2002. We believed that since we did not commence operations until the initial closing of this offering on April 30, 2002, the financial information in our prospectus and the financial information in our Form 10-KSB for December 31, 2001, were virtually the same, all zeros except for $10 of cash. However, since they were of a different date, our prospectus was not in compliance with the requirements of Section 10(a)(3) of the Act. As of the date of the rescission offer, we had sold an aggregate of $2,348,500 of securities since October 31, 2002. We provided to all unit holders since October 31, 2002 the opportunity to rescind their purchase of units in Global Express Fund. No investor sought rescission and every investor reconfirmed their investment in Global Express Fund.

      We have not committed to make any acquisitions and we have not entered into any arrangements or other transactions other than with our affiliated broker-dealer in this offering, the cost of which will be paid by the our manager. We have not incurred any indebtedness since the commencement of our operations an we do not intend to establish a line of credit in the near term.

                         LENDING STANDARDS AND POLICIES

General Standards for Mortgage Loans

      We are engaged in the business of making or purchasing entire or fractional interests in acquisition, development, construction, and bridge or interim loans. As of December 31, 2002, we made acquisition loans, bridge loans and development loans. These loans are generally secured by first or second deeds of trust or first or second mortgages on undeveloped land, single and multiple family residential units or developments and commercial buildings or developments either existing or under construction, located in the United States.

      Generally, we invest in mortgage loans having terms of one to three years and we do not invest in mortgage loans with a maturity of more than three years for any loan term, although we may extend the term. No single mortgage loan is expected to exceed 20% of the face amount of the pool. In addition, no more than 30% of the face amount of the pool is made to any one borrower.

      Borrowers may request an extension of the repayment term on a mortgage loan. If our manager deems the extension to be in the best interest of the unit holders, it may grant the extension for a fee, typically 1% of the principal balance on the mortgage loan for a 90 day extension. If a payment on a mortgage loan is made after the due date, the borrower will be required to pay a late fee, typically equal to 10% of the total amount of the payment. Unit holders will receive all of the late fees and extension fees based upon their pro rata share of such fees at the time they are earned.

      Mortgage loans are not insured or guaranteed by any governmental agency or private mortgage insurance company. We select mortgage for investment pursuant to the set of guidelines set forth below. These guidelines were designed to set standards for the quality of the real property security given for the loans.

      1. Priority of Deeds of Trust or Mortgages. Mortgage loans are secured by first or second deeds of trust or first or second mortgages that encumber the property which the loan proceeds are being used to acquire, develop, construct or otherwise finance. We use either a deed of trust or mortgage to create our security interest depending on state law and practice. As of December 31, 2002, approximately 77% of our loans were secured by first mortgages or deeds of trust and 23% were secured by second mortgages or deeds of trust.

      2. Geographic Area of Lending Activity. We will make loans secured by property predominantly located in Nevada, Utah and Arizona, and, in the future may make loans in California, Florida and Montana. As of December 31, 2002, all of our loans were secured by property located in Arizona, Nevada and Utah.

      3. Loan-to-value Ratios. The amount of our mortgage loans, whether secured by first or second deeds of trust or first or second mortgages, together with the principal balance of any senior loan, generally do not exceed the following percentages, based generally on the appraised value of the property as determined by an independent written appraisal at the time the loan is made.

                                                                                                Maximum
                                                                                          Loan-to-Value Ratio
                                                                                        (Subject to increase by
Type of Property/Loan                                                                         our manager)
---------------------                                                                   -----------------------
Residential units or Subdivisions (loans to land
developers and residential builders) ................................................             75%

Commercial Property (including but not limited to multi-unit residential property, office buildings, industrial and warehouse facilities, retail stores, shopping centers, motels, self-storage facilities,
senior housing, special purpose and gaming facilities) ..............................             75%

Unimproved Land .....................................................................             60%


      These loan-to-value ratios may be increased if, in the sole discretion of our manager, a given loan is supported by credit adequate to justify a higher loan-to-value ratio or if mortgage insurance is obtained; however, we do not anticipate obtaining or requiring the borrowers to maintain mortgage insurance. We have also altered our lending policy as described below under (12) Global American Dream Program. In addition, the maximum loan-to-value ratio for unimproved land may be increased, in our manager's discretion, to 75% if the unimproved land is already entitled (e.g., a final subdivision map has been recorded on the land), a tentative map has been approved for the unimproved land, or our manager believes that the borrower is likely to secure key entitlements. Appraisals and loan-to-value ratios on construction or development projects may be determined on an as completed basis (i.e., the value of property as determined by the appraiser assuming that all of the improvements for which the loan is being sought are completed) or from a pro forma or projected income and expense statement, rather than using the actual cost to determine the appraised value and the loan to value ratio.

      We do not always receive an appraisal for each property on which we make a mortgage loan. Certain properties do not provide for appraisals, such as time share properties which are run by leading hotel chains. In addition, our manager believes that based on its knowledge of the geographic area and actual contemporaneous sales, our manager can determine the value of the property without an appraisal. Accordingly, we depend upon our manager's judgment and do not require an appraisal where one is not readily available. However, if we obtain an appraisal, its generally retained from appraisers certified by the American Institute of Real Estate Appraisers (M.A.I. or S.R.E.A. designation), although appraisers holding other credentials (e.g., who meet the minimum qualifications prescribed by local laws or are of the type generally used by commercial lenders in the state the property is situated) may be used with respect to some mortgage loans. Our Manager reviews each appraisal report obtained.

      4. Terms of Loans. Mortgage loans we select have a term ending no more than 36 months, although we may extend the term. Our loans for the fiscal year ended December 31, 2002 ranged from a three-month to a one-year term. Most of our loans require the borrower to pay only interest during the loan term. Therefore, the borrower will have to repay the entire principal of the loan at the end of the term. Payment of all or a significant portion of the principal loan is called a "balloon payment." Many borrowers do not have funds sufficient to make this balloon payment and consequently, must refinance or sell the underlying property. There can be no assurance that the economics of the project at the end of the term or general market conditions will provide the opportunity for refinancing or sale.

      5. Escrow Conditions. Our mortgage loans are generally funded through an escrow account handled by either a qualified title insurance or escrow company or other qualified company performing similar functions. The escrow agent is instructed not to disburse any funds out of the escrow for a mortgage loan until:

      (a) Satisfactory title insurance coverage has been obtained for the loan, naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of the deed of trust or mortgage, and does not insure against loss by reason of other causes, such as diminution in the value of the property, over-appraisals, or borrower's default.

      (b) Satisfactory fire and casualty insurance, naming us as loss payee in an amount at least equal to the principal amount of our loan has been obtained for all loans. Fire insurance will not be required where a loan is secured by unimproved land.

      6. Absence of Mortgage Insurance. Our manager neither has nor intends to arrange for mortgage insurance which would afford some protection against loss if we foreclosed on a loan and there was insufficient equity in the property to repay all sums owed.

      7. Global Express Fund as Payee. For loans that we make by ourselves, all loan documents, such as the notes, deeds of trust and mortgages, name Global Express Fund as payee and the insurance policies name Global Express Fund as loss payee and additional insured. We do not write loans in the name of our manager or any other nominee. When we purchase loans or contribute loans in exchange for units, the loans are written in the name of the original lender or investor. Such loans are assigned to Global Express Fund when they are purchased or contributed.

      8. Loan Participations. We may purchase fractional interests in a mortgage loan (sometimes referred to as a loan participation), so long as such loan meets our lending guidelines. We may participate in the funding of new loans by Global Express Fund with another mortgage fund or investment vehicle that our manager or its affiliates have formed or manage, or with other investors that are clients of our manager or its affiliates (collectively, "Related Investors") or with unrelated persons. If we participate in funding a new loan with Related Investors, then we and the Related Investors shall have interests in that loan in proportion to the amounts we and they have funded. As of December 31, 2002, Global Express Fund did not enter into any participation agreements.

      9. Pre-Existing Loans. Pre-existing mortgage loans or fractional interests therein, that are secured by first or second deeds of trust or first or second mortgages may be purchased from third parties or from our manager and its affiliates. Any such loan must satisfy our lending guidelines. Our manager sells to obtain the best terms for Global Express Fund in purchasing mortgage loans. Depending on changes in interest rates since the organization of the loans and other market factors, the purchase price may not be equal to the then outstanding principal balance of the loan, together with accrued but unpaid interest or a proportionate share of the loan balance with respect to the purchase of a fractional loan interest. As of December 31, 2002, Global Express Fund did not purchase any pre-existing loans.

      10. Contributions of Loans. At the sole discretion of our manager, you may be allowed to contribute entire or fractional interests in pre-existing loans that are secured by first or second deeds of trust or first or second mortgages in exchange for units, provided such loans satisfy our lending guidelines. The number of units given to an investor in exchange for such a contribution shall be equal to the loan balance (or a proportionate share of the loan balance with respect to the contribution of a fractional loan interest) rounded down to the nearest thousand dollars. Such contributions may entitle the investor to receive a higher number of units. As of December 31, 2002, approximately 15% of the units sold were in exchange for loans contributed by investors.

      11. Leasehold Financing. Mortgage loans may be secured by first and/or second deeds of trust or first or second mortgages encumbering leasehold interests in undeveloped land and residential and commercial developments located in the United States. In leasehold loans, the borrower does not own the land, but rather has the right to occupy and develop the land under a long-term ground lease with the owner of the land.

      12. Global American Dream Program. We intend to commence a new residential lending program entitled "Global American Dream Mortgage Program" to fund loans to individuals either with substantial assets who do not wish to disclose their finances and want to borrow solely on the value of property, or persons who had a problem with credit, but can otherwise afford to make payments. Under this new program, we intend to alter our stated lending policy on new loans. We intend to fund residential home loans of up to two years under the program. On loans of up to $1 million on a first trust deed, the maximum loan amount will be 95% loan to value, and on a new loan of up to $3 million, the ratio will be up to 90% loan to value. Our manager may charge up to 5 points, as well as increase the interest rate blended to provide yield requirements. Borrowers of the loans under the Global American Dream Mortgage Program are not required to maintain mortgage insurance, there are no credit rating scores such as, FICO (which is a credit rating system that is reported to credit bureaus that measure the borrower's credit risk), no pre-payment penalty and no documentation other than income verification. We may also purchase existing second trust deeds or notes. These deeds or notes may be purchased at a discount, typically about 15%, which would carry a higher end yield to Global Express Fund and up to 20% to the members at the maturity of the deed or note. Loans on a second trust deed or note generally will not exceed 85% loan to value. This risk will be present if, as stated above, we do not require mortgage insurance, credit rating scores and no documentation other then income verification.


      In addition, we may invest in or purchase loans made to our manager and its affiliates that are determined to be suitable for our loan portfolio and on terms no more favorable to our manager or its affiliates than to other borrowers. Two loans in the aggregate amount of $1,364,500 were made to an entity controlled by the spouse of the sole stockholder of our manager; however, our manager has no beneficial interest in these loans. Another loan for $11,000 was made to the chief financial officer of Global Express Fund.

      We do not intend to (i) invest in the securities of other real estate companies or other issuers for the purpose of exerting control or for any other purpose, except for the making or acquisition of mortgage loans in the ordinary course of our business, (ii) underwrite securities of other real estate funds, real estate companies or any other issuers, (iii) sell any of the mortgage loans or the related property unless we acquire a property in a foreclosure proceeding and (iv) purchase or otherwise re-acquire our units.

Use of Loan Funds

      The application by the borrower of the proceeds of the mortgage loan we make or acquire depend on the nature of the project. The proceeds may be used to fund the acquisition of raw land for development or for land that is already improved. We make some of our loans to permit borrowers to acquire properties held by banks after foreclosure; however, Global Express Fund does not make loans for borrowers to acquire foreclosures held by banks. The mortgage loans may also be used to pay development costs, such as costs to secure permits and entitlements, resolve land use issues and secure utility services, architects' and engineers' fees and expenses, and other costs needed to prepare the property for the construction of improvements. In addition, the mortgages loans may be used to pay for infrastructure improvements, such as grading, roads, sewers, sidewalks, lights and utility conduits or pay costs. Finally, the proceeds may be utilized to construct homes or commercial buildings in developments. A bridge loan was made on an existing home and on an existing housing development totaling $1,364,700. As of December 31, 2002, $7,338,639 was used for land acquisition and development costs.

      Costs for infrastructure or building improvements may include both hard costs, which are actual cost of the labor and materials, as well as soft costs, such as general contractor fees, insurance, and legal fees. Additionally, some mortgage loans contain interest reserves so that the amount of the loan will be sufficient to fund the acquisition, development or construction and pay the interest due under the loan from loan inception until loan maturity.

      The mortgage loans we make or acquire may include interim loans that are made to a real estate developer or investor on a short-term basis until they can finance the real estate project with an institutional lender.

Loan Repayment

      Depending on its nature and purpose, a mortgage loan may be repaid from the sale, lease or refinancing of the real property securing it or from other sources. Land development loans (typically, loans used to finance the cost of entitling and subdividing land) are generally repaid from the sale of the entitled, subdivided land to other developers or homebuilders. Construction loans to residential homebuilders are typically repaid from the sale of the completed homes. Construction loans to commercial developers are typically repaid either from a sale or refinancing of the project. Bridge loans can be repaid from the sale or refinancing of the property or from other sources of funds to which the borrower has access.

Credit Evaluations

      Our Manager may consider the income level and general creditworthiness of a borrower to determine a borrower's ability to repay the mortgage loan according to its terms. The key consideration, however, is whether the value of the property is sufficient to satisfy the loan-to-value ratios as described above. Therefore, we may make loans to borrowers whose principals are in default under their other obligations or who do not have sources of income that would be sufficient to qualify for loans from other lenders. Most of our borrowers have no significant assets other than the real property securing our loan. If a principal of the borrower personally guarantees the loan, the general creditworthiness of the guarantor will be considered. Repayment of any loan generally comes from the proceeds of the sale or refinancing of the property, not from the resources of the borrower or a guarantor. Our manager exercises its business judgment in deciding which mortgage loans will require a guarantee.

      If a borrower is unable to repay a mortgage loan at maturity (e.g., if the sale or refinancing of the property does not generate sufficient proceeds to repay the loan, the borrower defaults under the loan, or we foreclose on and subsequently sell the property and the sales proceeds are inadequate to repay the loan and costs of foreclosure), we may be precluded from seeking the deficiency from the borrower, either because the loan is a non-recourse loan or due to the effect of certain legal protections afforded to borrowers generally. If the loan is guaranteed, the guarantor may be able to raise legal defenses that may be available to guarantors generally that would impair our ability to seek a deficiency from the guarantor. There have been no foreclosures as of the date of this prospectus.

Sale of Loans

      We invest in mortgage loans for investment purposes and we have not nor do we expect to engage in real estate operations in the ordinary course of business, except as may be required if we foreclose and take over ownership and management of the property. We also do not invest in loans primarily for the purpose of reselling them in the ordinary course of business. We sell mortgage loans (or fractional interests therein) when our manager decides that it is advantageous to do so, based upon then-current interest rates, the length of time that we have held the loan and our overall investment objectives.

Loan Servicing


      Our manager is responsible for the servicing of the mortgage loans. In fulfillment of its responsibilities, our manager, directly or through contracted parties, makes construction loan disbursements, invoice interest, principal and other charges, collects payments and performs other loan administration services. Our manager is entitled to contract with third party service providers to assist it in loan servicing provided that such third party service providers charge competitive fees for their services. Our manager pays for loan servicing activities, except for defaulted loans.


      Interest on mortgage loans is paid in arrears with respect to the preceding 30-day period. Borrowers are instructed to mail checks or money orders to us for deposit in our accounts to be maintained at one or more financial institutions selected by our manager. When a late payment is received, the borrower is required to pay a late fee which is usually calculated as a percentage of the contractual monthly payment amount.


      If a loan is in default, the range of responses that our manager takes varies depending on the nature of the default and the circumstances existing at that time. These responses include, without limitation, granting additional cure periods to the borrower, requiring the borrower to contribute additional funds to the project, refraining from funding future phases of construction, replacing the borrower with an independent construction manager to supervise the completion of the project, seeking to appoint a receiver to oversee the completion of the project, foreclosing non-judicially under the mortgage or deed of trust, if permitted under state law, taking such other enforcement actions as are typically undertaken by commercial lenders in the state that governs the enforcement action, negotiating and accepting a deed in lieu of foreclosure, or commencing legal action against the borrowers or against any guarantors of the loan. Our manager may also forgive debt or modify the economic terms of the loan by changing the interest rate, extending the maturity date or altering the principal or interest payment obligations if it believes such actions are advisable under the circumstances.


                            OTHER OPERATING POLICIES

      o We do not intend to issue any additional securities with rights that are senior to your rights as a holder of the units.

      o Except for the making or acquisition of mortgage loans in our usual business, we do not intend to invest in the securities of other real estate companies or other issuers for the purpose of exerting control or for any other purpose.

      o We do not intend to underwrite securities of other real estate funds, real estate companies or any other issuers.

      o We do not intend to sell any of the mortgage loans or the related property unless we acquire a property in a foreclosure proceeding.

      o We may issue units in exchange for mortgage loans that satisfy our lending standards but we will not issue securities in exchange for any other property.



      o We will provide periodic reports to you that are described in this prospectus under the heading "Summary of the Operating Agreement".

      o We may invest in loans made to our manager and its affiliates on terms no more favorable than to other borrowers.

                         OUR MANAGER AND ITS AFFILIATES

Our Manager

      Our manager is incorporated in the State of Montana under the name Global Express Capital Mortgage Corp. The address and telephone number for Global Express Capital

Mortgage is 207 North Broadway, Suite 11, Billings, Montana 59101-1951; (406) 245-9292. Global Express Capital Mortgage Corp. was elected as our manager as a result of the resignation of our former manager, Conrex, on March 24, 2003 by the vote of our members holding more than 50% of the aggregate capital accounts of all members of Global Express Fund. Conrex has assigned to Global Express Capital Mortgage Corp., for good and valuable consideration, all of its rights, title and interest in the management agreement between Conrex and Global Express Fund, necessary to operate the business of Global Express Fund. Connie S. Farris is the sole officer, director and through Global Express Capital Corporation, the parent company, the sole stockholder of our manager. She has significant experience in the real estate lending and development business, as described below under "Officer of Our Manager." All employees of Conrex have joined our manager and assumed the same position in Global Express Capital Mortgage Corp. as in Conrex. While Conrex has ceased to do business in Nevada, Global Express Fund may purchase mortgage loans or deeds of trust from other licensed brokers in Nevada. Our manager intends to geographically expand our business operations and may establish offices for Global Express Fund in California, Florida and Montana. Of these states, our manager believes that the State of Montana provides for a more favorable regulatory climate than the State of Nevada with respect to real estate mortgage loans.


      Global Express Capital Mortgage Corp. operates the business of Global Express Fund at its own expense and pays the expenses of such operation, including servicing of loans that are not in default, maintaining an office, reviewing loan proposals, and preparing financial statements and tax returns. Our manager's compensation is primarily in the form of loan evaluation and processing fees, as well as origination fees paid by borrowers each ranging from 2% to 5% of each loan based on local market conditions.


      Global Express Capital Mortgage Corp. manages and controls our affairs and has the responsibility and final authority in almost all matters affecting our business. We do not have our own employees or officers and the employees of our manager carry out our operations with its employees at its offices. The duties of our manager include, without limitation:

            o     dealings with our members;

            o     accounting, tax and legal matters;

            o     communications and filings with regulatory agencies;

            o evaluating and choosing the mortgage loans in which we will invest in accordance with our lending standards and policies;

            o deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in mortgage loans;

            o originating, servicing and managing our mortgage loan investments; and

            o     managing our other operations, if any.

      Our manager obtains borrowers through approved advertisements, referrals and repeat business, and obtains investors interested in funding the loan in the same manner. It then matches the two together in compliance with local law. Our manager obtains a loan and then processes the application. When processing a loan, our manager:

            o     orders and reviews a property title search;


            o     performs a property inspection; and

            o obtains an appraisal if it deems it to be necessary and reviews the appraisal for reasonableness.




      Our manager does not charge any fees to its investors. It has agreed to pay for the expenses of this offering, including sales commissions, federal and state securities registration fees, legal and accounting fees and printing and mailing fees.

      Our manager acts as a mortgage broker originating many separate loans, each of which is separately funded by institutions and individuals. In contrast, we invest in loans with our own funds. Our assets are a pool of loans, the distributions from and proceeds of which will be passed through to unit holders as described in this prospectus. The assets of our manager are primarily receivables in the form of evaluation, processing, origination and servicing fees.

Officer of Our Manager

      The following person is the sole officer and director of our manager.

      Connie S. Farris, 59, president, chief executive officer and director of Global Express Capital Mortgage Corp., our manager, since its formation in March 2003 has over 37 years in the mortgage industry. In August 1999, Ms. Farris founded Conrex International Financial, Inc. d/b/a Global Express Capital Mortgage, our former manager, which specializes in the brokerage of home mortgages and private investment loans for construction and commercial projects. She has been president of Global Express Capital Mortgage since it was founded. From September 1992 through the date hereof, Ms. Farris had been the president of Global Financial, Inc., a company engaged in mortgage banking and mortgage brokerage. In September 1999, Ms. Farris was appointed by the governor of Nevada to be a member of the state's advisory council on mortgage investments and mortgage lending. The advisory council's mandate is to advise the Nevada commissioner of the financial institutions division and Nevada state legislature on new and current regulations in the mortgage industry. Ms. Farris holds mortgage licenses with affiliated mortgage brokers in Colorado, Texas, Florida, Oregon, Wyoming, Washington, Idaho and Utah. Ms. Farris holds an NASD Series 22 and a Series 63 securities license.

Prior Experience of Our Former Manager, Conrex

      Our former manager is incorporated in Nevada under the name Conrex International Financial, Inc. and conducts business in Nevada under the name Global Express Capital Mortgage. Conrex was the manager of Global Express Fund until its resignation on March 24, 2003. Connie S. Farris is also the sole officer, director and through Global Express Capital Corporation, the parent company, the sole stockholder of Conrex. All employees of Conrex, including Ms. Farris have assumed their same positions in our manager. Although Conrex was formed in August 1999, it did not actively start doing business until September 2000. Conrex has offered its investors the opportunity to invest in mortgage loans that finance the construction of individual single family residences and private investment loans for construction and commercial projects. Conrex surrendered its license as a mortgage broker from the State of Nevada. While Conrex has ceased to do business in Nevada, Global Express Fund may purchase mortgage loans or deeds of trust from other licensed brokers in Nevada.

      From September 2000 until July 31, 2002 following the commencement of operations of Global Express Fund, Conrex acted as mortgage brokers for the investment of mortgage notes by approximately 475 investors in approximately 126 loans, approximating $44,527,000 as of July 31, 2002 (See "Investment by Conrex in Mortgage Loans Secured by Real Estate Portfolio" within this prospectus). Conrex serviced all loans either on its own or through an unaffiliated third party organization, U.S. Loan Servicing Corp. Of the loans described in commercial funding, 100% of the amount indicated was construction loans secured by developed properties. Following the commencement of Global Express Fund's operations, most of the loans have been rolled over into Global Express Fund. None of the loans closed as of July 31, 2002 by Conrex have gone into default or foreclosure.

      The properties securing these loans can be subdivided as follows:

      Property Type                                    Aggregate Amount Invested
      -------------                                    -------------------------
      Residential................................                 2.6%
      Commercial.................................                97.4%

      The information on prior performance of our former manager is presented as background information only since all employees of Conrex, including Connie S. Farris, have assumed their same position in Global Express Capital Mortgage. Investors in this offering have no right in, and no obligations with respect to, investments of Conrex. It should not be assumed that we will experience results comparable to that of our former manager. Performance will vary from time to time and past results are not necessarily representative of future results. Each investment is unique and various factors can influence the performance of such investments, including geographic location, market fluctuations and variations in operating expenses.

Prior Experience of Global Financial, Inc.

      Global Financial, Inc. was a Nevada corporation formed on June 27, 1989. On August 31, 2000, Global Financial was dissolved in connection with a merger transaction. Global Financial acted as mortgage brokers for the investment of residential home loans, equity loans, commercial loans, and private investor loans.

      Global Financial held a privileged mortgage broker's license in Nevada. As a licensed mortgage broker, Global Financial was subject to on site examinations by the financial institutions division of the State of Nevada, which also reviews its advertising, mandates strict record maintenance, and reviews its financial reporting, including its financial statements and monthly activity reports. Global Financial obtained borrowers through approved advertisements, referrals and repeat business, and obtained investors interested in funding the loan in the same manner. It then matched the two together in compliance with Nevada law.

      From January 1, 1998 until August 31, 2000, Global Financial acted as mortgage brokers for the investment of mortgage notes by approximately 400 investors and approximately 1,032 loans, approximating $133,290,000 (See "Investment by Global Financial, Inc. in Mortgage Loans Secured by Real Estate Portfolio" within this prospectus).

      The properties securing these loans can be subdivided as follows:

      Property Type                                    Aggregate Amount Invested
      -------------                                    -------------------------
      Residential.................................                 98%
      Commercial..................................                  2%

None of the loans closed by Global Financial have gone into default or foreclosure.

      The information on prior performance of Global Financial is presented as background information only. Investors in this offering will have no right in, and no obligations with respect to, such investments. It should not be assumed that we will experience results comparable to that of Global Financial. Performance will vary from time to time and past results are not necessarily representative of future results. Each investment is unique and various factors can influence the performance of such investments, including geographic location, market fluctuations and variations in operating expenses.

                 COMPENSATION TO OUR MANAGER AND ITS AFFILIATES

      Set forth below in tabular form is a description of compensation that we and others may pay our manager and its affiliates. No other compensation will be paid to our manager or any of its affiliates in connection with this Global Express Fund. These compensation arrangements have been established by our manager and are not the result of arms-length negotiations. The officers of our manager have compared our manager's compensation arrangements to those of unrelated parties providing the same services. They have determined the following compensation levels are fair and reasonable. In their view, our manager has:

            o     analyzed the compensation arrangement in other offerings;

            o spoken to other professionals in the industry including issuers, promoters and broker dealers;

            o examined "rate sheets" from banks and savings and loans which set forth the rates being charged by those institutions for the same or similar services; and

            o collected data regarding compensation from trade association meetings and/or other relevant periodicals. Thus, the amounts are approximately equivalent to those which would customarily be paid to unrelated parties for the same services.

      The exact amount of future compensation payable to our manager and its affiliates cannot be precisely determined. The compensation to be reached by our manager is based primarily upon our manager's determination and the total amounts of units and mortgage loan amounts. However, based upon the prior experience of our manager, and upon its review of similar programs and upon certain assumptions made as set forth below, our manager can estimate on an annual average basis, assuming that all of the mortgage loans are made and that the $100,000,000 maximum amount of offering is sold, the amount of fees they and their affiliates will receive. Except as noted below, there is no limit on the dollar amount of compensation and fees paid to our manager and its affiliates.

      The amount of fees to be paid will vary from those estimated below due to varying economic factors, over which our manager has no control, including, but not limited to, the state of the economy, lending competition in the area where mortgage loans are made, interest rates and partnership earnings. We are subject to public reporting requirements and Global Express Fund files quarterly and annual reports with the SEC. These reports are available to you and set forth, among other things, the exact amount of compensation and/or fees being paid to our manager and its affiliates.

      Our manager or its affiliates' ability to effect the nature of the compensation by undertaking different actions is extremely limited. Because we are only one of many lenders in the industry, our manager's ability to affect fees charged is virtually non-existent. Additionally, to a large extent, the amount of fees paid to our manager and its affiliates is based upon decisions made by the borrower regarding, among other things, type and amount of loan, prepayment on the loan and possible default on the loan. The relationships among our manager and its affiliates referred to herein are described under the heading "OUR MANAGER AND ITS AFFILIATES."

Offering and Organizational Stage

Entity                         Form and Method of                                  Compensation
Receiving                      Compensation                                        Estimated Amount
---------                      ------------                                        ----------------
Manager..................      Our manager will pay any                            Legal ..............  $150,000
                               organization expenses and offering                  Accounting .........  $  8,750
                               expenses including, but not limited                 Printing ...........  $ 55,000
                               to, estimated attorneys' fees, accounting           Federal/State Filing
                               fees and printing costs which are set               Fees ...............  $ 65,000
                               forth alongside that have been paid                 Miscellaneous ......  $ 10,000
                               or accrued through March 31, 2003.

Operational Stage

Manager or
Affiliated Brokers.......      Loan origination or brokerage                       $30,000, up to a maximum of
                               commissions average approximately                   $5,000,000(1)
                               two to five percent (2-5%) of the principal
                               amount of each loan, but may be higher or
                               lower depending upon market conditions.
                               The fees are paid by the borrower no later than
                               when the loan proceeds are disbursed.

Manager or
Affiliated Brokers.......      Loan evaluation and processing fees                 $30,000, up to a maximum of
                               of 2% to 5% of each loan and a                      $5,000,000(1)
                               competitive fee based on local market
                               conditions. These fees will be paid by
                               the borrower no later then the date when
                               the loan proceeds are distributed.

                                                   (continued on following page)

----------
(1) This number is an estimate which was calculated by multiplying the minimum amount to be raised ($1,500,000) by 2% and the maximum amount to be raised ($100,000,000) by 5%.

Entity                         Form and Method of                                  Compensation
Receiving                      Compensation                                        Estimated Amount
---------                      ------------                                        ----------------
Manager or
Affiliated Brokers.......      The service fee for administering                   $3,750, up to a maximum of
                               loans has an annual fee of 0.25% of                 $250,000(2)
                               the outstanding principal balance of
                               loans. These fees will be paid by the
                               borrower either annually or added to
                               the monthly payments.

Manager..................      Loan extension fees, that generally                 $15,000, up to a maximum of
                               range between one and two (1 to 2%)                 $2,000,000(3)
                               percent of the principal amount of the
                               loan for a three month extension, may,
                               if an extension is necessary and approved
                               by us, be paid by the borrower.

Manager or
Affiliated Brokers.......      As part of the consideration for                    $30,000, up to a maximum of
                               originating a mortgage loan, our                    $5,000,000(1)
                               manager may be entitled to participate in
                               the proceeds of a sale, re-financing or other
                               disposition of the underlying real property
                               or development project that collateralizes a
                               mortgage loan. These fees will be between
                               2-5% of each loan based on competitive
                               market conditions. These fees are paid by the
                               borrower at the time of sale, re-financing or
                               other disposition of the underlying property.

Default Stage

Manager..................      If Global Express Fund acquires                                    (4)
                               property through foreclosure, our manager,
                               upon resale may, in some circumstances,
                               substantially contribute to the sale of any
                               property acquired in the sale of property
                               acquired through foreclosure. Our manager
                               would earn a competitive brokerage commission
                               which will equal approximately 3%.


                                                   (continued on following page)

Entity                         Form and Method of                                  Compensation
Receiving                      Compensation                                        Estimated Amount
---------                      ------------                                        ----------------
Manager..................      Servicing fees on defaulted loans                                  (4)
                               of 1% per annum.


----------
(2) This number is an estimate which was calculated by multiplying the minimum amount to be raised ($1,500,000) by 0.25% and the maximum amount to be raised ($100,000,000) by 0.25%.

(3) This number is an estimate which was calculated by multiplying the minimum amount to be raised ($1,500,000) by 1% and the maximum amount to be raised ($100,000,000) by 2%.

(4)   These fees are not yet determinable.

Liquidating Stage

Not Applicable.

                              CONFLICTS OF INTEREST

      The relationships among Global Express Fund, our manager, Global Express Capital Mortgage Corp. and our underwriter, Global Express Securities, Inc., and the officers, directors and other affiliates of our manager and underwriter result in various conflicts of interest. Our manager, our underwriter and their officers, directors and other affiliates are engaged in business activities involving real estate lending, and expect to engage in additional business activities which may be competitive to us and also arrange for the origination or purchase of mortgage loans for other clients. Accordingly, our manager and its affiliates may have conflicts of interest in allocating management time and mortgage loan opportunities between us, itself, us and its other clients. Our manager and its officers and directors, in their capacity as such are required to exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member.

      Global Express Capital Corporation directly owns all of the outstanding capital stock of each of our manager and our underwriter. Our manager does not own an interest in Global Express Fund which is entirely owned by investors. Global Express Securities, Inc. (formerly First Florida Securities Inc.), our underwriter, is a securities brokerage firm registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Global Express Securities is a Florida corporation formed in 1998 to expand and develop business opportunities, including offering real estate loans and private investments in promissory notes secured by deeds of trust. Global Express Securities may obtain other securities brokerage firms to sell the shares to its customers and provide us with sales, promotional and marketing assistance for the distribution of the shares.

      Connie Farris is the chairwoman of the board and a director of Global Express Capital Corporation and president and a director of our manager. She is also the sole shareholder, but not a principal of our underwriter, Global Express Securities, Inc.

      In addition, Connie Farris is the owner of local licensed mortgage brokerage firms in the states of Colorado, Texas, Florida, Oregon, Wyoming, Washington, Idaho and Utah. Although she has no present intention to do so, Ms. Farris may establish additional licensed mortgage brokerage firms in other states (all such local mortgage brokerage firms are referred to as "affiliated mortgage brokerage firms").

      Connie Farris, the president of our manager has been in the business of making mortgage loans for approximately 37 years and has accordingly made loans to numerous borrowers. Some of our borrowers may have an existing business relationship with our manager and as a result, our manager may be pre-disposed to making loans to the same borrowers rather than to new borrowers, even if both borrowers present projects of equal credit-worthiness.

      The following organizational chart shows the ownership structure of the various persons and entities that are affiliated with Global Express Capital Corporation.

                       Entities That Provide Services To:

                 Global Express Capital Real Estate Investment
                                  Fund I, LLC

                     --------------------------------------
                       Global Express Capital Corporation
                                    (Nevada)
                             Parent Holding Company
                        Wholly-owned by Connie S. Farris,
                     Chairwoman of the Board and a Director
                     --------------------------------------
                                       |
                                       |
                     --------------------------------------
                     |                                     |
                     |                                     |
----------------------------------           -----------------------------------
      Global Express Capital
          Mortgage Corp.                       Global Express Securities, Inc.
             (Montana)                                    (Florida)

  Manager of Global Express Fund             Underwriter of Global Express Fund

Wholly-owned subsidiary of Global             Wholly-owned subsidiary of Global
    Express Capital Corporation                 Express Capital Corporation

Connie S. Farris, President, Chief           Dawn Reese, President and Director
  Executive Officer and Director
----------------------------------           -----------------------------------

The paragraphs below describe material conflicts of interest of which we are aware that may arise in the course of Global Express Capital Mortgage's management and operation of our business.

      1. Payment of Fees and Expenses. Our manager, Global Express Capital Mortgage Corp., and its affiliates receive substantial fees in connection with this offering and our ongoing operations which are described above, under COMPENSATION TO MANAGER AND ITS AFFILIATES.

      2. Purchase of Mortgage Notes from Global Express Capital Mortgage, Our Manager. We acquire many of our mortgage loans from or through Global Express Capital Mortgage and the affiliated mortgage brokers. Global Express Capital Mortgage is in the business of obtaining, processing, making, brokering and selling, and managing and servicing mortgage loans. All our mortgage loans purchased from Global Express Capital Mortgage are generally at prices no higher than the lesser of the cost of the mortgage loan to Global Express Capital Mortgage or the then current market value of the mortgage loan. The officers and directors of Global Express Capital Mortgage, none of whom are independent, make all decisions concerning the mortgage loans in which we invest or purchase. Global Express Capital Mortgage and its affiliated mortgage brokers earn loan brokerage fees, described above, on mortgage loans we purchase through them or from them. Accordingly, Global Express Capital Mortgage and the affiliated mortgage brokers face a conflict of interest in determining whether a loan meets our investment guidelines and is appropriate for our loan portfolio.

      3. Non-Arm's Length Agreements. Our agreements and arrangements for compensating Global Express Capital Mortgage and the interest of Global Express Capital Mortgage as managing member of Global Express Fund are not the result of arm's-length negotiations. Additionally, none of the directors of Global Express Capital Mortgage are independent.

      4. Competition for the Time and Services of Common Officers. We rely on our manager and its directors and officers for the management of our operations. When performing their duties, the officers, directors and employees of our manager may, for their own account, for the account of affiliates of our manager or for the account of other clients of our manager, originate, acquire or broker mortgages and acquire investments similar to those made or acquired by us. The directors of our manager may also act as trustees, directors or officers, or engage in other activities for themselves and/or other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others. Accordingly, conflicts of interest arise in operating more than one entity for allocating time and opportunities between the entities. The directors and officers of our manager devote such time to our affairs and as they determine in good faith and in compliance with their fiduciary obligations to us and our members to be necessary for our benefit.

      Our manager believes it has sufficient staff to be capable of discharging its responsibility to us and to all other entities to which they or their officers or affiliates are responsible.

However, during times when we and the other businesses are handling a high volume of loans, a conflict will arise as to which company's loan processing to complete first.

      Currently, our manager is not a manager for any other mortgage program or entity that has publicly or broadly held membership or other debt or equity interests, although it reserves the right to form one or more of such programs or entities, with Global Express Capital Mortgage Corp. or another affiliate as the manager.

      5. Competition Between Us, Global Express Capital Mortgage and Affiliated Mortgage Brokers for the Purchase and Sale of Mortgage Loans. Our manager anticipates that it, its affiliated mortgage brokers or its other affiliates will engage in businesses which are or will be competitive with Global Express Fund or which have the same or similar management as we do. To the extent that these other entities with similar investment objectives have their own funds or funds of clients available for investment when we do and a potentially suitable investment has been offered to us or one of these programs, conflicts of interest will arise as to which entity should acquire the investment.

      If any conflict arises between us and any other affiliated mortgage loan program which may be established as to which company will have the right to invest in a particular mortgage loan or other investment, our manager will make the determination largely based on a review of the respective loan portfolios of the mortgage programs and the objectives of each mortgage loan program. Our manager will also base the decision on factors such as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which our manager will make the mortgage loan, proposed loan or other transaction terms.

      6. Mortgage Loans That Refinance Loans Made by Our Manager, its Affiliates or Other Clients of Our Manager. Our manager may also arrange loans within its lending parameters to refinance or lend additional funds to borrowers that have existing loans arranged by our manager for itself, its affiliates or its clients, because this satisfies the objectives of our manager, its affiliates or such other clients of our manager.

      7. Mortgage Loans That Are Junior to Other Mortgage Loans of Our Manager or its Clients. Our manager or its affiliates, or clients of our manager or its affiliates may have an existing mortgage loan outstanding to a borrower to whom we make an additional mortgage loan. In this case, our mortgage loan will be junior and subordinate to the existing loan. In the case of a default by the borrower, the senior lenders and us would have competing interests in the collateral, but they would all be represented by our manager.

      8. Lack of Separate Representation. We are represented by the same counsel as our manager and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and our manager or any of its affiliates, our manager or its affiliate will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and our manager for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

      9. We May Invest in Mortgages Acquired by Our Manager. If our manager determines that an entire loan is not suitable or available for our loan portfolio, we may invest in the loan with an affiliated mortgage loan program, a client of our manager, an affiliated mortgage broker or any other affiliates of our manager. Our portion of the total loan may be smaller or greater than the portion of the loan made by such programs or clients, but we expect that the terms of the loans will be substantially similar.

      10. Conflict of Equity Participations of Our Manager. As part of the consideration for making a mortgage loan, our manager may be entitled to participate in the proceeds of a sale, re-financing or other disposition of the underlying real property or development project that collateralizes a mortgage loan. As such participant, our manager may have interest that are identical with the borrower and will conflict with the interests of Global Express Fund as a lender.

      11. We May Invest in or Purchase Loans Made to Our Manager and its Affiliates. We may invest in or purchase loans made to our manager and its affiliates that are determined to be suitable for our loan portfolio. The officers and directors of our manager will make all decisions regarding the mortgage loans we will invest in or purchase. Accordingly, although an investment or purchase in these loans will be made on terms no more favorable to our manager or its affiliates than to other borrowers, we face a conflict of interest in determining whether a loan is appropriate for our loan portfolio.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Global Express Fund

      As of May 31, 2003, no person or entity beneficially owns more than 5% of the ownership interest in Global Express Fund. Our manager owns no interest in us and even though our former manager made a $10 contribution to us, it also owns no interest in Global Express Fund. Global Express Fund is entirely owned by its members.

                           Actual Capital         Reinvested
                           Contribution ($)       Distributions ($)   # of Units
--------------------------------------------------------------------------------
Conrex, former manager     $     10.00            $      0                 0
Members                    $23,341,008            $264,590            23,605
                           -----------            --------            ------

Total                      $23,341,018            $264,590            23,605

Global Express Capital Mortgage Corp.

      The following table indicates the security ownership as of date of this prospectus, as to each person known to be the beneficial owner of more than five percent of the securities of Global Express Capital Mortgage Corp., our manager, and the security owned by its directors, executive officers and by all its officers and directors as a group.


                                                                   Percent of
                                               Shares of           Common Stock
                                               Common Stock        Beneficially
Name                                           Beneficially Owned  Owned (1)
--------------------------------------------------------------------------------
Connie S. Farris                                     15,000            100%
c/o Global Express Capital
Real Estate Investment Fund I, LLC.
8540 South Eastern Avenue, Suite 200
Las Vegas, Nevada 89123

All officers and directors as a group                15,000            100%
(1 person)


----------
(1) Connie S. Farris owns 100% of the outstanding capital stock of Global Express Capital Corporation, the parent company. Global Express Capital Corporation owns 100% of the outstanding capital stock of each of our manager, Global Express Capital Mortgage Corp., and our underwriter, Global Express Securities, Inc.

                             INVESTMENT BY CONREX IN
                 MORTGAGE LOANS SECURED BY REAL ESTATE PORTFOLIO

      The following table summarizes investments made by our former manager, Conrex International Financial, Inc. d/b/a Global Express Capital Mortgage, in mortgage loans secured by real estate between September 1, 2000 and July 31, 2002, approximating $44,527,000 dollars as of July 31, 2002, which is comprised of 126 loans, all of which were secured through mortgage loans. (See "Our Manager And Its Affiliates--Prior Experience of Global Express Capital Mortgage" within this prospectus). The information on prior performance of our manager is presented as background information only. Investors in this offering will have no right in, and no obligations with respect to, such investments. It should not be assumed that we will experience results comparable to that of our manager. Performance will vary from time to time and past results are not necessarily representative of future results. Each investment is unique and various factors can influence the performance of such investments, including geographic location, market fluctuations and variations in operating expenses.

-----------------------------------------------------------------------------------------------------------------------------------
               LOAN AMOUNT
  LOAN       FUNDED BY GLOBAL                                                 RATE OF
 AMOUNT      EXPRESS CAPITAL       APPRAISED       VALUE      INTEREST      RETURN PAID       LOAN
BORROWER         MORTGAGE            VALUE         RATIO        RATE       TO INVESTORS      LENGTH      LOAN TYPE       COLLATERAL
-----------------------------------------------------------------------------------------------------------------------------------
  0025           $260,000          $340,000         77%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0026           $75,465           $109,000         71%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0027           $81,750           $109,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0028           $81,750           $109,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0029           $81,750           $109,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0030           $235,000          $320,000         74%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0031           $81,750           $109,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0032           $225,000          $300,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0033           $81,750           $109,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0034           $81,750           $109,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0035           $81,750           $109,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0036           $76,465           $109,000         71%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0037           $75,000           $104,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0038           $240,000          $338,250         71%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0039           $76,465           $102,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0040           $78,000           $104,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0041           $78,000           $104,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0042           $220,000          $293,500         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0043           $210,000          $283,900         74%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0044           $400,000          $952,500         42%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0045           $225,000          $299,900         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0046          $2,250,000        $3,000,000        75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0047           $215,000          $284,900         76%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
               LOAN AMOUNT
  LOAN       FUNDED BY GLOBAL                                                 RATE OF
 AMOUNT      EXPRESS CAPITAL       APPRAISED       VALUE      INTEREST      RETURN PAID       LOAN
BORROWER         MORTGAGE            VALUE         RATIO        RATE       TO INVESTORS      LENGTH      LOAN TYPE       COLLATERAL
-----------------------------------------------------------------------------------------------------------------------------------
  0048           $240,000          $345,900         70%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0049           $225,000          $299,900         75%         15.1           15.1          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0050           $156,000          $208,000         75%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0051           $168,750          $225,000         75%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0052           $142,500          $190,000         75%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0053           $123,750          $165,000         75%         15.1           15.1          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0054           $108,000          $144,000         75%         15.1           15.1          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0055           $125,250          $167,000         75%         15.1           15.1          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0056           $215,000          $291,900         74%         15.1           15.1          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0057           $235,000          $339,900         70%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0058           $171,500          $229,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0059           $123,750          $165,000         75%         16.0           16.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0060           $132,750          $177,000         75%         16.0           16.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0061           $125,250          $167,000         75%         16.0           16.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0062           $60,000           $273,000         22%         18.0           18.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0063           $236,250          $315,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0064           $216,750          $296,000         74%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0065          $1,087,500        $1,450,000        75%         15.1           15.1          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0066           $224,250          $299,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0067           $123,750          $165,000         75%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0068          $1,550,000        $2,400,000        65%         15.1           15.1          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0069          $3,800,000        $5,066,670        75%         15.5           15.5          1 year      Commercial       Land and
                                                                                                          Building        Building
-----------------------------------------------------------------------------------------------------------------------------------
  0070          $1,500,000        $2,000,000        75%          14             14           1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
               LOAN AMOUNT
  LOAN       FUNDED BY GLOBAL                                                 RATE OF
 AMOUNT      EXPRESS CAPITAL       APPRAISED       VALUE      INTEREST      RETURN PAID       LOAN
BORROWER         MORTGAGE            VALUE         RATIO        RATE       TO INVESTORS      LENGTH      LOAN TYPE       COLLATERAL
-----------------------------------------------------------------------------------------------------------------------------------
  0071           $219,750          $289,000         76%          14             14           1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0072           $247,500          $330,000         75%          14             14           1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0073           $222,000          $296,000         75%          14             14           1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0074           $234,750          $313,000         75%          14             14           1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0075           $300,000          $400,000         75%          14             14           1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------

  0076           $232,500          $310,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0077           $400,000         $1,600,000        25%         18.0           18.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0078           $450,000         $1,800,000        25%         18.0           18.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0079           $132,750          $177,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0080           $225,000          $300,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0081          $1,200,000        $2,500,000        48%         14.0           14.0          1 year     Vacant Land       Land and
                                                                                                                          Building
-----------------------------------------------------------------------------------------------------------------------------------
  0082          $1,875,000        $2,500,000        75%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0083           $219,750          $293,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0084           $247,500          $330,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0085           $225,000          $300,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0086           $225,000          $300,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0087           $232,500          $310,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0088           $247,500          $330,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0089           $175,000          $865,000         20%         18.0           18.0          1 year     Vacant Land       Land and
                                                                                                                          Building
-----------------------------------------------------------------------------------------------------------------------------------
  0090           $900,000         $8,300,000        11%         18.0           18.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0091           $247,500          $330,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0092           $232,500          $310,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0093           $232,500          $310,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0094           $258,750          $345,000         75%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
               LOAN AMOUNT
  LOAN       FUNDED BY GLOBAL                                                 RATE OF
 AMOUNT      EXPRESS CAPITAL       APPRAISED       VALUE      INTEREST      RETURN PAID       LOAN
BORROWER         MORTGAGE            VALUE         RATIO        RATE       TO INVESTORS      LENGTH      LOAN TYPE       COLLATERAL
-----------------------------------------------------------------------------------------------------------------------------------
  0095           $525,000         $6,400,000         8%         18.0           18.0          1 year     Vacant Land       Land and
                                                                                                                          Building
-----------------------------------------------------------------------------------------------------------------------------------
  0096          $1,650,000        $41,180,000        4%         14.0           14.0          1 year     Vacant Land       Land and
                                                                                                                          Building
-----------------------------------------------------------------------------------------------------------------------------------
  0097           $120,000          $245,000         49%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0098           $120,000          $289,000         42%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0099           $120,000          $289,000         42%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0100           $120,000          $289,000         42%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0101           $120,000          $289,000         42%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0102           $120,000          $289,000         42%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0103           $120,000          $289,000         42%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0104           $120,000          $289,000         42%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0105           $120,000          $289,000         42%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0106           $283,000          $425,000         67%         14.5           14.5          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0107           $120,000          $260,000         46%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0108           $120,000          $252,000         48%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0109           $120,000          $255,000         47%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0110           $120,000          $252,000         48%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0111           $258,750          $345,000         75%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0112           $258,750          $345,000         75%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0113           $525,000         $2,490,000        21%         18.0           18.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0114          $1,012,500        $1,350,000        75%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0115           $231,000          $330,000         70%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0116          $2,500,000        $6,400,000        39%         14.0           14.0          1 year     Vacant Land       Land and
                                                                                                                          Building
-----------------------------------------------------------------------------------------------------------------------------------
  0117           $262,000          $350,000         75%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0118           $247,500          $330,000         75%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
               LOAN AMOUNT
  LOAN       FUNDED BY GLOBAL                                                 RATE OF
 AMOUNT      EXPRESS CAPITAL       APPRAISED       VALUE      INTEREST      RETURN PAID       LOAN
BORROWER         MORTGAGE            VALUE         RATIO        RATE       TO INVESTORS      LENGTH      LOAN TYPE       COLLATERAL
-----------------------------------------------------------------------------------------------------------------------------------
  0119           $219,750          $296,000         74%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0120           $240,000          $313,000         77%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0121           $247,500          $330,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0122           $525,000         $6,400,000         8%         18.0           18.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0123           $600,000         $26,530,000        2%         18.0           18.0          1 year     Vacant Land       Land and
                                                                                                                          Building
-----------------------------------------------------------------------------------------------------------------------------------
  0124           $240,000          $313,000         77%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0125           $225,000          $300,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0126           $225,000          $300,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0127           $247,500          $330,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0128           $225,000          $300,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0129           $240,000          $320,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0130           $155,000          $340,000         46%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0131           $155,000          $252,000         62%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0132           $155,000          $340,000         46%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0133           $155,000          $340,000         46%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0134           $155,000          $253,500         61%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0135           $155,000          $340,000         46%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0136           $155,000          $252,000         62%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0137           $155,000          $255,000         61%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0138           $155,000          $252,000         62%         15.0           15.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0139           $415,000         $1,300,000        32%         18.0           18.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0140           $450,000          $600,000         75%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0141          $1,047,680        $1,575,000        67%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0142           $155,000          $255,000         61%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
               LOAN AMOUNT
  LOAN       FUNDED BY GLOBAL                                                 RATE OF
 AMOUNT      EXPRESS CAPITAL       APPRAISED       VALUE      INTEREST      RETURN PAID       LOAN
BORROWER         MORTGAGE            VALUE         RATIO        RATE       TO INVESTORS      LENGTH      LOAN TYPE       COLLATERAL
-----------------------------------------------------------------------------------------------------------------------------------
  0143           $432,250          $665,000         65%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0144           $155,000          $340,000         46%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0145           $600,000         $3,500,000        17%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0146           $600,000         $3,500,000        17%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0147           $509,300         $1,250,000        41%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0148           $330,000         $1,100,000        30%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0149           $50,000           $338,250         15%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------
  0150           $50,000           $330,000         15%         14.0           14.0          1 year     Construction      Land and
                                                                                                       Single Family      Building
-----------------------------------------------------------------------------------------------------------------------------------

      As of July 31, 2002, investment in loans secured by real estate were invested in loans with a weighted average rate of return of 12.5% maturing within twelve (12) months.

      Losses may be expected to occur when funding mortgage loans and the amount of losses will vary as the loan portfolio is affected by changing economic conditions and the financial position of borrowers. There is no precise method of predicting potential losses.

      The conclusion that our loans may not become collectable, in whole or in part, is a matter of professional judgment. Although lenders such as traditional banks, and savings and loan institutions are subject to federal and state regulations that require them to perform ongoing analyses of their loan portfolios, loan to value ratios, reserves, etc., and to obtain current information regarding its borrowers and the securing properties, we are not subject to such regulations and have not adopted these practices. Rather, in connection with the quarterly and annual closing of our accounting records and the preparation of our financial statements, our manager evaluates our investment in mortgage loans and a determination is made as to whether the allowance for loan losses is adequate to cover our potential losses. As of June 30, 2001 our manager determined that no allowances for loan losses were necessary.

      Our manager's professional judgment of the adequacy of allowance for loan losses may include: considerations of economic conditions, borrower's financial condition, evaluation of industry trends, review and evaluation of loans identified as having loss potential, and quarterly review by our manager's loan committee.

                 INVESTMENT BY GLOBAL FINANCIAL, INC. AND CONREX
               IN MORTGAGE LOANS SECURED BY REAL ESTATE PORTFOLIO

      The following table summarizes investments made by Global Financial, Inc. in mortgage loans secured by real estate between January 1, 1998 and August 31, 2000 and by Conrex between September 1, 2000 and December 31, 2002, approximating $173,625,195, which is comprised of 1,159 loans, all of which were secured through mortgage loans. (See "Our Manager and its Affiliates--Prior Experience of Global Financial, Inc." and "Investments by Conrex in Mortgage Loans Secured by Real Estate Portfolio" within this prospectus).

      The information on the prior performance of Global Financial and Conrex is presented as background information only. Investors in this offering will have no right in, and no obligations with respect to, such investments. It should not be assumed that we will experience results comparable to that Global Financial and Conrex. Performance will vary from time to time and past results are not necessarily representative of future results. Each investment is unique and various factors can influence the performance of such investments, including geographic location, market fluctuations and variations in operating expenses.

                                               Number of     $ Amount of
Type of Loan                                   Loans             Loans
------------                                   ---------     ------------
          1998
Single Family Residential ................         688       $ 83,788,842
Land Acquisition .........................           2       $  1,300,000

          1999
Single Family Residential ................         313       $ 42,948,838
Land Acquisition .........................           5       $  1,118,800

          2000
January 1, 2000 - August 31, 2000
Single Family Residential ................          24       $  4,133,840
September 30, 2000 - December 31, 2000
Single Family Residential ................          21       $  3,030,645

          2001
Single Family Residential ................          69       $ 20,684,500
Land Acquisition .........................           7       $  8,150,000

          2002
Single Family Residential ................          29       $  7,869,730
Land Acquisition .........................           1       $    600,000
                                                 ------------------------
                               TOTAL .....       1,159       $173,625,195

                    FIDUCIARY RESPONSIBILITIES OF OUR MANAGER

      Our manager is accountable to you and Global Express Fund as a fiduciary. This requires our manager to exercise good faith and integrity in handling our affairs. Our manager has fiduciary responsibility for the safekeeping and use of all of our funds, property and assets whether or not in its control, and shall not employ, or permit another to employ, such funds, property or assets in any manner except as otherwise expressly set forth in the operating agreement or for our benefit.

      The operating agreement requires us to indemnify our manager and its affiliates from any loss, reasonable legal expenses, damage or claim arising by reason of any act or omission performed or omitted by our manager in good faith on behalf of us and in a manner reasonably believed to be within the scope of authority conferred on our manager by the operating agreement. This right of indemnification includes the right to advance payments or to reimburse our manager and its affiliates for the reasonable expenses incurred from being threatened to be made a named defendant or respondent in a proceeding. Indemnity payments will be made only from our assets. You are not required to make payments from your separate assets. In accordance with Nevada limited liability company law, we will not indemnify persons or advance payments for any act or omission which is established by final adjudication to be intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      The operating agreement provides that except as otherwise provided by applicable law, the debts, obligations and liabilities of Global Express Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of Global Express Fund; neither our manager nor any member nor any person affiliated with our manager or any member shall be obligated personally for any such debt, obligation or liability of Global Express Fund solely by reason of being a manager or member or being a person affiliated with either of them.

      Our manager may be removed for cause and as otherwise specifically provided in operating agreement. "Cause" means our manager (i) has been convicted of a felony, (ii) has committed fraud against Global Express Fund or
(iii) has acted or omitted to take action on behalf of Global Express Fund which act or omission constitutes gross negligence or willful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting cause has occurred or exists; provided that any removal of our manager for cause shall be effectuated by a vote of the members whose aggregate capital exceed 50% of the aggregate of all members' capital at such time.

      Our manager will not be indemnified against liabilities arising under the Securities Act of 1933, unless we succeed in defending against the claims or the indemnification is approved by the court. The court will be advised that the SEC believes that indemnification for violations of securities law violates the Securities Act of 1933. In the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable.

      This is a rapidly changing and developing area of law. If you have questions concerning the duties of our manager, you should consult with your own legal counsel.

                 BASIC LEGAL ASPECTS OF MORTGAGES AS COMPARED TO
             DEEDS OF TRUST; JUDICIAL AND NON-JUDICIAL FORECLOSURES;
                   AND LIMITS ON ENFORCEABILITY OF GUARANTIES

Mortgages Compared to Deeds of Trust

      Repayment of mortgage loans will be secured by either a mortgage or a deed of trust. In some states, a mortgage is the form of security instrument used to secure a real property loan, while in other states a deed of trust is the form of security instrument used to secure a real property loan. A mortgage has two parties: a borrower called the "mortgagor" and the lender called the "mortgagee". The mortgagor gives the mortgagee a lien on the property as security for the loan or, in some states, the mortgagor conveys legal title of the property to the mortgagee until the loan is repaid but retains equitable title and the right of possession to the property so long as the loan is not in default. A deed of trust has three parties: a borrower-grantor called the "trustor", a third-party grantee called the "trustee", and a lender-creditor called the "beneficiary." The trustor grants the property, irrevocably until the debt is-paid, "in trust, with power of sale" to the trustee to secure payment of the obligation. The trustee's authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary.

Foreclosure

      The manner in which we will enforce our rights under a mortgage or deed of trust will depend on the laws of the state in which the property is situated. Depending on law, the laws of the state in which the property is located, a lender may be able to enforce its mortgage or deed of trust by judicial foreclosure or by non-judicial foreclosure through the exercise of a power of sale.

      A judicial foreclosure is a public sale of the property conducted under an order of the court of the state in which the property is located, with the sales proceeds being applied to satisfy the underlying debt. A judicial foreclosure is subject to most of the delays and expenses of other lawsuits and can take up to several years to complete, depending on how busy the local courts are.

      In contrast, a non-judicial foreclosure is a private sale of the property conducted directly by the mortgagee, in the case of a mortgage, or the trustee, in the case of a deed of trust, following appropriate notice and the expiration of appropriate cure periods. It is generally cheaper and quicker to conduct a non-judicial foreclosure than to conduct a judicial foreclosure.

      In some states, we are allowed to foreclose non-judicially and then seek to recover the deficiency from the borrower. In other states, we are not entitled to recover a deficiency judgment if we foreclose non-judicially; we must instead foreclose judicially if we seek to recover a deficiency judgment. Some states also limit the amount of deficiency that can be recovered from a borrower following a judicial foreclosure sale to the difference between the amount of the debt owing to the lender and the higher of (i) the successful sales price bid at the foreclosure sale, or (ii) the fair market value of the property at the time of foreclosure (a so-called "fair value limitation"). Moreover, some states provide that a borrower or junior lienholder has a right to redeem the property following a judicial foreclosure sale by paying to the successful bidder an amount equal to the successful sales price bid at the foreclosure sale and the costs of the foreclosure sale. This right of redemption can depress the amount bid at a judicial foreclosure sale because the successful bidder would have to take the property subject to the borrower's and/or the junior lienholder's right of redemption.

      In summary, whether or not would pursue a judicial or a non-judicial foreclosure, and the extent and nature of other remedies available to us against a borrower in connection with a real property secured loan, will depend on the laws of the state in which the real property is located. If a borrower were to default under a mortgage loan, our manager, as the loan servicer, would evaluate the applicable laws, and consider the enforcement practices typically undertaken by commercial lenders in the state in which the property is located before commencing enforcement actions.

Other Loan Enforcement Issues

      Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

      A mortgage loan may not only be secured by real property but also guaranteed by a third party. Under the laws of the state in which the guarantor resides, which might apply, even if the guarantor agrees that another state law should govern, a guarantor may have defenses that would impair the ability of the lender to enforce its guaranty. For example, in some states if a loan obligation is modified without the guarantor's consent; the guarantor may be excused from part or all of its obligations under the guaranty. Other states may require that we must first exhaust all of its remedies against the borrower and the property securing the loan before he can recover any resulting deficiency from the guarantor. A guarantor may, under some local laws, be able to waive some of these defenses in advance provided that the waivers are sufficiently explicit.

                              ERISA CONSIDERATIONS

General

      The Employee Retirement Income Security Act of 1974 contains strict fiduciary responsibility rules governing the actions of "fiduciaries" of employee benefit plans. It is anticipated that some Investors will be corporate pension or profit-sharing plans and Individual Retirement Accounts, or other employee benefit plans that are subject to ERISA. In these situations, the person making the investment decision concerning to purchase the units will be a "fiduciary" of such plan and will be required to conform to ERISA's fiduciary responsibility rules. Persons making investment decisions for employee benefit plans (i.e., "fiduciaries") must discharge their duties with the care, skill and prudence which a prudent man familiar with such matters would exercise in like circumstances. In evaluating whether the purchase of units is a "prudent" investment under this rule, fiduciaries should consider all of the risk factors set forth above. Fiduciaries should also carefully consider the possibility and consequences of unrelated business taxable income (see "Federal Income Tax Consequences"), as well as the percentage of plan assets which will be invested in Global Express Fund insofar as the diversification requirements of ERISA are concerned. An investment in Global Express Fund is relatively illiquid, and fiduciaries must not rely on an ability to convert an investment in Global Express Fund into cash in order to meet liabilities to plan participants who may be entitled to distributions.

      DUE TO THE COMPLEX NATURE OF ERISA, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OWN TAX ADVISOR OR PENSION CONSULTANT TO DETERMINE THE APPLICATION OF ERISA TO HIS/HER/ITS PROSPECTIVE INVESTMENT.

Plan Asset Regulations

      In order to avoid application of the U.S. Department of Labor's plan asset regulations, Global Express Fund will limit subscriptions for units from ERISA plan investors such that, immediately after each sale of units, ERISA plan investors will hold less than 25% of the total outstanding membership interests in Global Express Fund.

Annual Valuation

      Fiduciaries of plans subject to ERISA are required to determine annually the fair market value of the assets of such plans as of the close of any such plan's fiscal year. Although our manager will provide annually, upon the written request of an investor, an estimate of the value of the units based upon, among other things, outstanding mortgage investments, it may not be possible to value the units adequately from year to year, because there will be no market for them.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material federal income tax considerations resulting from an investment in Global Express Fund, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. We have obtained the opinion of Snow Becker Krauss P.C. with respect to all material tax matters which are discussed in this section of the prospectus. A copy of that opinion has been filed as Exhibit 8 to the registration statement of which this prospectus forms a part. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH AND RELY UPON THEIR OWN TAX ADVISORS for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

Global Express Fund Tax Status

      Global Express Fund intends to be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

Partnership Status

      Under Treasury Regulations, an unincorporated entity such as Global Express Fund will be treated as a partnership for federal income tax purposes unless it elects to be treated as an association taxable as a corporation. We will not so elect. The Treasury Regulation do not, however, alter the rule that a "publicly traded partnership" (as defined in Section 7704 of the Internal Revenue Code) is treated as a corporation in any taxable year unless at least 90% of the partnership's gross income for such taxable year and each preceding year during which the partnership was in existence consisted of "qualifying income" (generally interest, dividends, real property rents, gain from the sale of capital assets and certain other items).

      Global Express Fund intends to take steps to avoid such widespread ownership as would cause us to be treated as a "publicly traded partnership". In any event, it should avoid such classification by satisfying the "qualifying income test", discussed above.

      If Global Express Fund were classified as an association taxable as a corporation, we would be subject to federal income tax or any taxable income at regular or corporate tax rates, reducing the amount of cash available for distribution to its members. As a member, you would not be entitled to take into account your distributive shares of our deductions in computing your taxable income, nor would you be subject to tax on our income. Distributions to you would first be treated as dividends to the extent of our current or accumulated earnings and profits, then would be treated as gain to the extent that any remaining distributions exceed your basis in your interest.

      The balance of this discussion assumes that Global Express Fund will be treated as a partnership that is not a publicly traded partnership for federal income tax purposes.

Taxation of Undistributed Global Express Fund Income (Individual Investors)

      Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by Global Express Fund as an entity. Each individual member reports on his federal income tax return his distributive share of Global Express Fund income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual member may deduct his distributive share of our losses, if any, to the extent of the tax basis of his Interest in Global Express Fund at the end of Global Express Fund year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for Global Express Fund. Since individual members will be required to include Global Express Fund income in their personal income without regard to whether there are distributions of Global Express Fund income, such investors will become liable for federal and state income taxes on Fund income even though they have received no cash distributions from Global Express Fund with which to pay such taxes.

Distributions of Income

      Generally (and subject to significant exceptions) a cash distribution to you from Global Express Fund will reduce a member's tax basis of his interest in Global Express Fund by the amount of such distributions and such adjusted basis will be used in computing gain or loss, if any, realized upon the sale of membership interests. Such distributions will not be taxable to members as ordinary income or capital gain until there is no remaining tax basis, and, thereafter, will be taxable as gain from the sale or exchange of the membership interests. Investors will be taxed each year on their share of Global Express Fund's income.

Distributions and Deemed Distributions


      Distributions of interest to you from us may take the form of either actual cash distributions or so-called "deemed distributions." A deemed distribution is treated as a cash distribution and can result from your decision to participate in our reinvestment plan. If you elect to participate in our reinvestment plan under the terms of our operating agreement, you will be deemed to have received a distribution of your share of net income and to have recontributed the same amount to Global Express Fund. If you elect to participate in our reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions.

      Distributions to you, including deemed distributions in excess of our income, will not generate taxable income to you unless and to the extent the amount of any such distribution exceeds your basis in your units. We do not anticipate that you will recognize any additional taxable income as a result of any deemed distributions resulting from your election to participate in our reinvestment plan.

Property Held Primarily for Sale; Potential Dealer Status

      Global Express Fund has been organized to invest in loans secured primarily by deeds of trust on real property. However, if Global Express Fund were at any time deemed to be a "dealer" for federal tax purposes to be holding one or more mortgage loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of such loans would be taxable as ordinary gain or loss rather than as capital gain or loss. The federal income tax rates for ordinary income are higher than those for capital gains. In addition, income from sales of loans to customers in the ordinary course of business would also constitute unrelated business taxable income to any investors which are tax-exempt entities. Under existing law, whether or not real property is held primarily for sale to customers in the ordinary course of business must be determined from all the relevant facts and circumstances. We intend to make and hold the mortgage loans for investment purposes only, and to dispose of mortgage loans, by sale or otherwise, at the discretion of our manager and as consistent with our investment objectives and therefore, to avoid dealer status.

Allocations

      You will be allocated your share of our income, gain, loss deduction or credit generally in accordance with the provisions of the operating agreement. Under Section 704(b) of the Internal Revenue Code, an allocation is respected only if it either has "substantial economic effect" under detailed requirements set forth in Treasury Regulations or is in accordance with the member's "interest in the partnership" under all the facts and circumstances. If the allocation contained in our operating agreement does not meet either test, the IRS may make allocations in accordance with its determination of the members' interest in Global Express Fund. The allocations contained in our operating agreement are generally designed to comply with the Treasury Regulations requirements for having substantial economic effect and should generally be in accordance with the members' interest in Global Express Fund and therefore should be respected for federal income tax purposes. There can be no assurance, however, that the IRS would not claim that the allocations did not have substantial economic effect and would not seek to reallocate our income and losses among our members.

Limitations on Deductions of Our Losses and Expenses

      Although Global Express Fund is not intended to be a "tax shelter," it is possible that it might have a net loss during a taxable year. You will be able to deduct your share of our losses only to the extent of your tax basis in your membership interests at the end of a taxable year. In addition, if you are an individual (or in certain cases, a closely held corporation) your deductions will be subject to a number of limitations including the "at risk" limitations, the limitations on the deductibility of passive losses, the investment interest limitation and limitations on an individual miscellaneous itemized deductions.

      Because we will invest in interest-bearing obligations, Global Express Fund's interest expense (if any) and its income and loss will enter into the computation of the investment interest limitation. Under that limitation, a non-corporate member's deduction for investment interest is limited to net investment income (the excess of investment income, including long-term capital gains only to the extent the taxpayer elects to forgo the preferential capital gains rate, over investment expenses). Even if we should not incur any material investment interest expense, the investment interest limitation may apply to interest paid by a non-corporate member on debt incurred to acquire its units.

      An individual's miscellaneous itemized deductions are deductible only to the extent that they exceed 2% of the individual's adjusted gross income. In addition, an individual's itemized deductions are reduced by the lesser of 3% of the individual's gross income over $128,950 ($64,475 for a married taxpayer filing a separate return) or 80% of the otherwise allowable itemized deductions. The $128,950 and $64,475 amounts are adjusted for inflation after 2000. Finally, most miscellaneous itemized deductions cannot be deducted for purposes of the alternative minimum tax. These limitations are likely to apply to investment expenses that are allocated to individual partners.

Tax Returns Audit

      We will provide the investors sufficient information from our informational tax return for such persons to prepare their individual federal, state and local tax returns. Our informational tax returns will be prepared by certified public accountants selected by our manager.

Portfolio Income

      Our primary source of income will be interest, which is ordinarily considered "portfolio income" under the Internal Revenue Code. Similarly, Temporary Regulations issued by the Internal Revenue Service in 1988 (Temp. Reg. ss. 1.469-2T(f)(4)(ii)) confirm that net interest income from an equity-financed lending activity such as Global Express Fund will be treated as portfolio income, not as passive income, to Investors. Therefore, investors in Global Express Fund will not be entitled to treat their proportionate share of our income as "passive income," against which passive losses (such as deductions from unrelated real estate investments) may be offset.

Unrelated Business Taxable Income

      Units may be offered and sold to certain tax exempt entities (such as charitable institutions and retirement plans) that otherwise meet the investor suitability standards described elsewhere in this Prospectus (see "Investor Suitability Standards"). Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income", as that term is defined by
Section 513 of the Internal Revenue Code. Under the Code, tax exempt purchasers of membership interests may be deemed to be engaged in an unrelated trade or business by reason of our lending activities. However, interest income (which will constitute the primary source of our income) will not constitute an item of unrelated business taxable income except to the extent it is derived from "debt-financed property." On the other hand, amounts attributable to specific services, whether or not separately stated, (including legal, closing appraisal, and accounting costs) to the extent allocated to tax exempt organizations will be included in the computation of unrelated business taxable income. Global Express Fund might utilize borrowed funds in order to make loans. In such case, some portion of the interest earned on mortgage loans will constitute unrelated business taxable income and investors that are otherwise exempt from federal and state income taxes will realize some taxable income by reason of interest income earned by Global Express Fund. The deductibility for federal income tax purposes of your share of expenses which we cannot allocate to income we produce will be limited by the 2% floor on all of your miscellaneous investment expenses. Investors are not entitled to treat their proportionate share of Global Express Fund income, because it is portfolio income, as "passive income," against which passive losses (such as deductions from unrelated real estate investments) may be offset. If the investor does not have sufficient passive income from other sources these passive losses will not be deducted and the investor will have higher taxable income.

      Rents from real property and gains from the sale or exchange of property are also excluded from unrelated business taxable income, unless the property is held primarily for sale to customers or is acquired or leased in certain manners described in Section 514(c)(9) of the Code. Therefore, unrelated business taxable income may also be generated if Global Express Fund operates or sells at a profit any property that has been acquired through foreclosure on a mortgage loan, but only if such property (1) is deemed to be held primarily for sale to customers, or (2) is acquired from or leased to a person who is related to a tax-exempt investor in Global Express Fund.

      The trustee of any trust that purchases units in Global Express Fund should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

Basis Adjustment

      Our operating agreement does not specify whether our manager will make an election under Section 754 of the Internal Revenue Code. In general, if we made a Section 754 election, we could adjust the tax basis of our assets to reflect gain or loss attributable to a membership interest sold or exchanged, or transferred upon the death of a member. Certain adjustments might also arise if assets are distributed in kind. In general, in the case of a transfer, these adjustments would only affect the successor member and are beneficial to the successor member if the assets have appreciated in value, and adverse to the successor member if the assets have decreased in value. In the case of a distribution, the adjustments, if any, benefit the members other than the distributee. An election is normally irrevocable.

Non-U.S. Holders

      The taxation of foreign persons is highly complex and no attempt has been made here to discuss the issues applicable to foreign persons in detail. The discussion applies to you if you are a person that would be a non-U.S. holder of a membership interest. A non-U.S. holder is a holder that is not:

            o     a citizen or resident of the U.S.,

            o a corporation or partnership created or organized in or under the laws of the U.S. or any political sub-division thereof,

            o an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

            o a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

      We should not be treated as being engaged in a United States trade or business for the purposes of the rules relating to the taxation of foreign persons. However, if Global Express Fund were to be considered a dealer in mortgage loans, non-U.S. holders of membership interests would likely be considered as being engaged in a United States trade or business. If we were treated as so engaged, you would be deemed to be doing business in the United States and would be taxed on the income from such activities ("ECI Income") in the same manner as United States persons (i.e. you would be required to file United States tax returns and taxed on a net basis, taking into account allowable deductions). Failure to file United States tax returns could result in the denial of otherwise allowable deductions. In addition, if you were a corporation, you might be subject to a branch profits tax of 30% or any amount of ECI Income you are deemed to withdraw from the United States, subject to reduction under applicable income tax treaty. We would be required to pay a withholding tax on ECI Income allocated to you equal to the product of the amount allocated to you and the maximum rate of tax applicable to corporations or individuals, as applicable. We may reduce distributions to you by the amount of the withholding. We will be required to pay the withholding tax whether or not we can recoup the amount withheld against distributions to you. The withholding tax would be creditable against your United States tax liability and amounts withheld in excess of that liability would be refundable. Withholding on ECI Income applies even if your investment is attributable to your United States trade or business.

      If, as is anticipated, our income is not ECI Income, we would be required to withhold on certain income allocated to you, including United States source interest income, on a gross basis (without allowing deductions) at a 30% rate. Treaties between the country of residence of the foreign investor and the United States may reduce or eliminate United States withholding tax on that income. Capital gains allocated to you will generally not be taxable by the United States, but would be taxable (i) if the gain is effectively connected with your United States trade or business

(ii) if you are a United States expatriate meeting certain requirements (iii) if you are an individual that is present in the United States for 183 days or more and certain other conditions are met and (iv) if as a result of foreclosure or other similar circumstances the partnership owns United States real property. Global Express Fund will be required to pay withholding taxes on gain related to the disposition of United States real property interests. Foreign members whose investments in Global Express Fund is connected with a United States trade or business can avoid withholdings by filing a form (Form 4224 or Form W-8ECI) stating that Global Express Fund's income is effectively connected with the member's United States trade or business.

Audit

      Our partnership tax returns are subject to audit by the IRS and other taxing authorities, which may dispute our tax position. Any recharacterization or adjustments resulting from an audit may require each member to file an amended tax return, pay income taxes and interest and possibly result in an audit of the member's own return. Upon an IRS audit, the tax treatment of partnership items will ordinarily be determined at the partnership level. You, as a member, will generally be required to file your tax returns in a manner consistent with the information returns that we file or be subject to possible penalties, unless you file a statement with your tax returns on IRS Form 8082 disclosing and describing any inconsistency. Pursuant to our operating agreement, our manager will be our "tax matter partner" and will have authority with respect to the tax treatment of partnership items and procedural rights (including extending the statue of limitations). The Internal Revenue Code imposes interest on any under-payments of tax and provides for a number of penalties.

State and Local Taxes

      You may be liable for state and local income taxes payable in the state or locality in which you are a resident or doing business in or a state or locality in which we conduct or are deemed to conduct business. The income tax laws of each state and locality may differ from the above discussion of federal income tax laws, so you should consult your own tax counsel with respect to potential state and local income taxes payable as a result of an investment in Global Express Fund.

      In the event that our manager is required by any state to withhold or otherwise pay tax on your behalf, our manager is authorized to deduct from distributions otherwise payable to you all amounts including taxes, interest and penalties, which we or our manager are required to withhold or pay under applicable laws.

                         SUMMARY OF OPERATING AGREEMENT

      The following is a summary of the operating agreement for Global Express Fund dated as of July 20, 2001 and is qualified in its entirety by the terms of the operating agreement itself. You are urged to read the entire operating agreement, which is set forth as Exhibit B to this prospectus.

Rights and Liabilities of Members

      Your rights, duties and powers as a Member, will be governed by the operating agreement and by the Nevada Revised Statutes ("NRS").

      If you become a member in Global Express Fund by purchasing units in this offering, you will not be responsible for the obligations of Global Express Fund and will be liable only to the extent of the purchase price you pay for the units, which is your capital contribution to Global Express Fund. You may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to you may constitute, wholly or in part, a return of capital.

      You and other members will have no control over the management of Global Express Fund except that, in some cases, members who own together the percentage indicated on the table below of the capital accounts of Global Express Fund may approve any of the following matters, generally subject to the approval of our manager as well:

                                                                             Percentage of Capital Accounts
                                                                             to be held by Consenting
                                                                             Members for Approval
Action                                                                       of Action
------                                                                       ------------------------------
Amendment to the operating agreement (except for admission
of additional members on the terms of this offering, which does
not require the approval of the members) ..................................                50%

Amendment to the operating agreement that would increase
your liabilities or decrease your interest in Global Express Fund's
income, gains or distributions ............................................               100%

Removal of our manager in the case of commission of a felony,
gross negligence or willful misconduct ....................................                50%

Removal of our manager after our manager has received
distributions from Global Express Fund that exceed 125%
of the aggregate expenses incurred by our manager and its
affiliates in making this offering and in operating Global
Express Fund in the ordinary course .......................................              66 2/3%


                                       77

Election of a successor manager ...........................................                50%

Recapitalization of Global Express Fund, sale of substantially all of Global Express Fund's assets, restructuring of Global
Express Fund or merger of Global Express Fund with or into
another entity, in each case which adversely affects the members ..........              66 2/3%

Dissolution and termination of Global Express Fund, if Global
Express Fund is not terminated in accordance with the operating
agreement .................................................................               100%

Capital Contributions


      Units representing ownership interest in Global Express Fund may be purchased for cash in multiples $1,000 only, and no person's initial investment may be less than $2,000, or $5,000 in the State of Nevada. Units may be purchased other than with cash, such as by the rollover of an Individual Retirement Account or the contribution of entire or fractional interests in pre-existing mortgage loans, in varied amounts, subject to our manager's approval, or by participating in our reinvestment plan. Any such loans that are contributed to Global Express Fund must satisfy our lending guidelines. The number of units sold to a member in exchange for such a contribution shall be equal to the then outstanding principal balance of the loan, together with any accrued but unpaid interest, or a proportionate share of such loan balance with respect to the contribution of a fractional loan interest. To purchase units you must deliver to Global Express Fund a subscription agreement in the form attached to this prospectus as Exhibit C, together with your contribution.


Rights, Powers and Duties of Manager

      Subject to the right of the members to vote on specified matters, our manager will have complete charge of our business. Our manager is not required to devote its full resources to our affairs, but only such resources as shall be necessary or useful to manage and operate our business and affairs in a proper and efficient manner. Our manager acting alone has the power and authority to act for and bind Global Express Fund. Our manager is granted the special power of attorney of each member for the purpose of executing amendments to the operating agreement and confirming amendments to the Certificate of Formation and any other governmental filings required as a result of these changes.

Profits and Losses

      Our net income and net losses for each fiscal year will be allocated to the members and to our manager generally in the manner set forth below. In the event of a permitted transfer of a unit, the transferee will have the same pro rata share as the transferor.


      (1) Net income from each mortgage loan that is not in default (which means that no payment is more than 90 days late and that no legal proceedings to collect payment have been instituted) will be allocated to the members on their pro rata share of such mortgage loan at the time such net income is earned.


      (2) Net income on cash investments will be allocated to the members on their pro rata share of the cash investments at the time such net income is earned.

      (3) Net income equal to late fees and extension fees on any mortgage loan will be allocated to the members on their pro rata share of such loan at the time such net income is earned.


      (4) Any net income or net loss from a defaulted mortgage loan (including the income and expenses from any foreclosure sale or property we acquire in a foreclosure) will be allocated to the members on their pro rata share of such mortgage loan when such net income is earned or such net loss incurred.


      (5) All other net income will be allocated to our manager and net losses not allocated pursuant to paragraphs (1) through (4) above will be allocated to our manager to the extent of expenses paid by our manager.

      (6) All other net losses will be allocated in accordance with net income previously allocated.

Distributions

      We will make reasonable efforts to make monthly distributions to members, on or before the fifth day of each calendar month for:


      (a)   their share of the interest earned on mortgage loans;

      (b)   their pro rata share of interest earned on our cash investments; and

      (c)   their pro rata share of late fees and extension fees.




      Any cash or other property, other than mortgage loans and capital contributions that have not been invested and are remaining after the distributions to the members described above and in the operating agreement and after retention of any reserves deemed appropriate by our manager, in its sole discretion, shall be distributed to our manager.


      Return of principal on any mortgage loan shall be rolled over into Global Express Fund and used to acquire or invest in mortgage loans. Payment of principal on a mortgage loan will only be made to a member in proportion to his pro rata share upon such member's withdrawal from Global Express Fund or upon dissolution of Global Express Fund.


Reinvestment Plans


      You may elect to participate in our reinvestment plan by so indicating in your completed subscription agreement, which is attached as Exhibit C to this prospectus, or you can later elect to become a participant. Under our reinvestment plan, you may reinvest distributions of interest generated from mortgage loans and from cash and cash equivalents held by Global Express Fund, and all late fees and extension fees received by Global Express Fund, in exchange for units. We will treat you as a plan participant on the date we actually receive your initial investment if you indicate in your subscription agreement that you want to participate in our reinvestment plan. You may also make an election or revoke a previous election at any time by sending us written notice. Units purchased under our reinvestment plan will be credited to your capital account as of the first day of the month following the month in which the reinvested distribution was made. If you notify us prior to ten days before the end of any given month, you will be removed from our reinvestment plan during that month and any distribution you receive that month will be paid in cash. If you notify us within ten days of the end of the month, you will need to wait a month to receive cash instead of units.

      Your continued participation in our reinvestment plan depends on whether you meet our investor suitability standards. While you are a participant, you may reinvest fractionalized distributions and for each $1,000.00 in distributions you reinvest, you will acquire one unit. Our manager may terminate or reinstate, as applicable, our reinvestment plan at any time. Our manager will not earn any fees on your reinvestment.

      If you choose to reinvest your distributions, we will send you a monthly report describing the distributions you received, the number of units you purchased, the purchase price per unit, and the total number of units accumulated. We will also send to you semi-annually a certificate representing the aggregate number of units held by you. In addition, we will send you tax information for income earned on units under such plan for the calendar year when you receive annual tax information from us.


      No participant shall have the right to draw checks or drafts against his or her reinvestment account. Distributions received will be paid monthly by cash or as reinvested distributions.

      Units you acquire through our reinvestment plan carry the same rights as the units you acquired through your original investment.

      We may amend or end our reinvestment plan for any reason at any time by mailing a notice to you at your last address of record at least 30 days before the effective date of our action. Our manager specifically reserves the right to suspend or end either plan if:


      o our manager determines that such plan impairs our capital or operations;

      o our manager determines that an emergency makes continuing such plan unreasonable;

      o any governmental or regulatory agency with jurisdiction over us requires us to do so;

      o in the opinion of our counsel, such plan is no longer permitted by federal or state law;

      o if transactions involving units within the previous twelve (12) months would result in our being considered terminated under Section 708 of the Internal Revenue Code; or

      o our manager determines that allowing any further reinvestment would create a material risk that we would be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code.

Assignment and Transfer of Units

      Your rights to sell or transfer units are limited. There is no public trading market in which you may sell your units and we do not expect a public market to emerge anytime in the future. You may transfer your units using a form approved by our manager and must obey all relevant laws when you are permitted to transfer your units. Any person who buys the units from you must meet the investor suitability requirements in his home state. Our manager must approve any new members and all transfers that would cause us to be classified as a publicly traded partnership under the Internal Revenue Code.

Withdrawal from Global Express Fund

      You may withdraw, or partially withdraw, from Global Express Fund and obtain the return of all or part of your capital account within 61 to 91 days after you deliver written notice of withdrawal to Global Express Capital Mortgage, subject to the following conditions:

            o You are not able to withdraw from Global Express Fund until one year after you purchased your units.

            o After you have held your units for at least one year, for a period of two years thereafter, you can only withdraw your investment up to a maximum of 10% per year of the outstanding capital accounts of all members at the time of your request. After such two year period, you may withdraw any amount of your investment from Global Express Fund.

            o We can only make cash payments in return of an outstanding capital account from your pro rata share of the principal payment made on a mortgage loan and capital contributions.


            o We are not required to sell any portion of our assets to fund a withdrawal.


            o Our manager will not commit to invest payments of loan principal made by borrowers or new invested capital of members for a period of up to 90 days after receiving a withdrawal notice from you if we do not have sufficient funds available to distribute to you all of your capital account in cash.


            o The amount to be distributed to you depends solely on your capital account on the date of distribution, even if this is not the same as your proportionate share of the fair market value of our assets.

            o If your capital account is reduced below $2,000 due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your units, and you will then cease to be a member.

            o All payments to meet requests for withdrawal are on a "first-come, first-served" basis. If the sum needed to fund withdrawals in any particular month exceeds the amount of cash available for withdrawals, funds will be distributed first to the member whose request we receive first, until his withdrawal request is paid in full.


      As a result of your withdrawal, we will reduce the number of units held by you in an amount proportionate to the amount in your capital account.

      Our manager may, in its sole discretion, modify, eliminate or waive any such limitation on the withdrawal rights of a member as set forth above, on a case by case basis, so long as the modifying, waiving, or elimination of the limitation does not: (i) adversely affect rights of the other members as a whole; or (ii) result in Global Express Fund being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Internal Revenue Code of 1986, as amended.


Procedures

      Our manager may call meetings of members or any class or series thereof, on reasonable notice, for such purposes as our manager shall determine. Meetings may be called upon not less than 10 days notice to the members. In lieu of a meeting members may give any approval or consent under the operating agreement in writing delivered to our manager with the required percentage of the Interests in Global Express Fund, followed by notice to all the members. If not otherwise specified in the operating agreement, the members shall vote in accordance with the percentage that their capital accounts represent of the aggregate of all capital accounts of members. Our manager may establish such additional and reasonable procedures (in the form of

By-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting by proxy or any other matter with respect to the exercise of any such right to vote.

Accounting and Reports

      Within 90 days after the end of each of our fiscal years, we will deliver to you such information as is necessary for the preparation of your federal income tax return, and state income or other tax returns. Within 120 days after the end of each fiscal year, we will deliver to you an annual report which includes our audited financial statements prepared in accordance with generally accepted accounting principles, and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements include a profit and loss statement, a balance sheet of Global Express Fund, a cash flow statement and a statement of changes in financial position. The annual report for each year reports on our activities for that year, identifies the source of our distributions, sets forth the compensation paid to our manager and its affiliates and a statement of the services performed in consideration therefor and contains such other information as is deemed reasonably necessary by our manager to advise you of our affairs.

      For as long we are required to file quarterly reports on Form 10-QSB with the Securities and Exchange Commission, the information contained in each such report for a quarter shall be sent within 60 days after the end of such quarter.

Dissolution of Global Express Fund

      Global Express Fund shall be dissolved upon the earliest to occur of the following:


            (a) payment to Global Express Fund of all amounts due on the mortgage loans, and if any mortgage loan has defaulted, the completion of all efforts of Global Express Fund to realize the proceeds of such mortgage loan and the underlying collateral;


            (b)   the express written consent of our manager;

            (c) the entry of a decree of judicial dissolution of Global Express Fund;

            (d)   the unanimous consent of the members;

            (e) the withdrawal or removal of our manager and the failure of the members to admit a new manager within six months of such withdrawal or removal; or

            (f) December 31, 2016, the outside date for termination of Global Express Fund.

      Upon the dissolution of Global Express Fund, our manager shall proceed, within a reasonable time, to sell or otherwise liquidate the remaining non-cash assets, if any, and, after paying or making due provisions by the setting up of reserves for all liabilities to creditors of Global Express Fund, to distribute the remaining assets to the members pro rata in accordance with the positive balance in their respective capital accounts.

                              PLAN OF DISTRIBUTION

      Global Express Securities, Inc., our underwriter, is using this prospectus to offer to the public on our behalf. Our underwriter, which is an NASD member, is an affiliate of our manager and a wholly-owned subsidiary of Global Express Capital Corporation. This plan of distribution has been filed with the NASD in connection with the NASD's Rule 2810 concerning direct participation programs. Our manager, at its own expense, will pay to our underwriter compensation of up to a maximum of 10% for its work in this capacity of the gross proceeds of the sale of units as a fee for selling the units and for managing selected dealers. In addition, our underwriter shall be paid up to .5% for reimbursements of actual expenses. Our underwriter may engage non-affiliated securities brokerage firms that are members of the NASD to act as selected dealers to sell units to the public; however, our manager expects to pay up to a maximum of this 10% fee to our underwriter even if it does not engage other selected dealers. A dealer who purchases directly from our lead-underwriter as part of the distribution may be deemed to be a statutory underwriter and required to deliver a copy of this prospectus to potential investors. The market making transactions in connection with the sale of the units are being registered simultaneously herewith, and accordingly, anyone purchasing units from an affiliate of Global Express Fund will not be deemed to be an underwriter of Global Express Fund. Our manager, at its own expense, will pay the selected dealers sales commissions of up to 3.5% of the gross proceeds of their respective sales of units, and up to .5% for actual expenses and another .5% for promotional activities. Global Express Fund will have no requirement to pay or reimburse our manager for any of these commissions or expenses.

      We review subscription applications as they are received. We will indicate our acceptance of your subscription agreement by countersigning it and indicating the amount of units that we will issue to the investor. Subscriptions are non-cancelable and irrevocable.

      We seek to sell a total of 100,000 units to the public for $100,000,000 through our underwriter and selected dealers. We are currently offering the units for sale in California, Colorado, Florida, Georgia, Hawaii, Illinois, Montana and Nevada. We will end this offering in these states on dates between October 2003 and April 2004, or at such earlier time that all $100,000,000 of units are sold. If we desire to extend this offering an additional 12 months, each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering. We may terminate this offering at any time by written notice to the investors and refund any subscriptions that we have not accepted.

      Your purchase of units in Global Express Fund entitles you to receive a return in proportion to your investment over the total amount of investments made in Global Express Fund. Accordingly, the greater the total investments, the smaller your ownership interest in Global Express Fund will be since your ownership interest will be diluted; however, your rate of return will remain the same. You are entitled to receive your proportionate share of interest payments on each mortgage loan that we make or acquire and interest generated from cash and cash equivalents held by Global Express Fund. You are also entitled to your proportionate share of all late fees and extension fees received by Global Express Fund for past due or extension of mortgage loans. We will distribute to you by the fifth day of each month your pro rata share of interest received on mortgage loans, interest received on our cash, and all late fees and extension fees, unless you have elected to participate in our reinvestment plan, in which case we will automatically reinvest your distributions and issue you additional units in exchange. In the event of defaults in the loan payments, your current return could be reduced. We do not guarantee you an average current return or the full return of your investment.


      As there is no established public trading market and no comparable securities for reference purposes, one unit price was determined arbitrarily by our manager.

      If you want to purchase units, you should complete the subscription agreement, which you can find at Exhibit C to this prospectus and which will be provided by the person or the securities dealer that offered you the units. You should return the subscription agreement and full payment for the units being purchased to that dealer. You may obtain additional copies of the subscription agreement from Global Express Securities, Inc., whose address is 8540 South Eastern Avenue, Suite 210, Las Vegas, Nevada 89123, telephone number (702) 794-2355.

                               LEGAL PROCEEDINGS

      In the normal course of business we may become involved in various types of legal proceedings such as assignments of rents, bankruptcy proceedings of our borrowers, appointments of receivers, unlawful detainees, and judicial foreclosures to enforce the provisions of the deeds of trust and mortgages collect the debt owed under the mortgages or otherwise protect or recoup our investment in the mortgage loans. Except as described below, we are currently not a party to any pending legal administrative or juridical proceedings, and our property is not the subject of any such proceeding, other than actions arising in the ordinary course of our business.

      On April 16, 2002, Merrill Communications LLC filed a summons and complaint against us and our manager at the time, Conrex International Financial, Inc. d/b/a Global Express Capital Mortgage, in the Supreme Court of the State of New York. Merrill performed financial printing services for us. Merrill is seeking judgment against us and Conrex in the amount of $111,784.88 plus interest accruing thereon from April 5, 2002, and all costs and disbursements incurred by Merrill in bringing this suit, including reasonable attorneys' fees. We have answered and denied the allegations and asserted the affirmative defense that Merrill lacks long arm jurisdiction over us. In March 2003, Merrill made a motion for summary judgment that we are defending.

                                  LEGAL OPINION

      Legal matters in connection with the units offered hereby will be passed upon for Global Express Fund by Snow Becker Krauss P.C., 605 Third Avenue, New York, NY 10158, securities counsel to Global Express Fund and our manager. Such counsel does not represent the members in connection with the units offered hereby.

                                     EXPERTS

      The balance sheet of Global Express Fund at December 31, 2002 and March 31, 2003 and the related statements of operations and accumulated deficit and earnings, changes in members' equity and cash flows of Global Express Fund for the periods ended December 31, 2002 and March 31, 2003, all included in this prospectus have been examined by James R. Bonzo, CPA, an independent certified public accountant, as set forth in his report thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing. The information in this prospectus under the heading "Federal Income Tax Consequences" have been reviewed by Snow Becker Krauss P.C. and are included herein in reliance upon the authority of that firm as experts thereon.

                             ADDITIONAL INFORMATION

      Global Express Fund filed with the Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus, which first became effective with the SEC on October 4, 2001. For further information, reference is made to such registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C., 450 5th Street, N.W., Washington, D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations at the Washington office only. Additionally, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as the partnership, that file electronically. The address of the Commission's website is http://www.sec.gov.

                          Index to Financial Statements


Independent Auditors' Report as of December 31, 2002 ...............................    F-2

Balance Sheet for Years Ended December 31, 2001 and 2002 ...........................    F-3

Statement of Operations for the Years Ended December 31, 2001 and 2002 .............    F-5

Statement of Shareholders' Equity for the Years Ended December 31, 2001 and 2002 ...    F-6

Statement of Cash Flows for the Years Ended December 31, 2001 and 2002 .............    F-7

Notes to Financial Statements as of December 31, 2002 ..............................    F-8

Independent Auditors' Report as of March 31, 2003 ..................................    F-12

Balance Sheet for the Quarter Ended March 31, 2003 .................................    F-13

Statement of Operations for the Quarters Ended March 31, 2002 and 2003 .............    F-15

Statement of Shareholders' Equity for the Quarters Ended March 31, 2002 and 2003 ...    F-16

Statement of Cash Flows for the Quarters Ended March 31, 2002 and 2003 .............    F-17

Notes to Financial Statements as of March 31, 2003 .................................    F-18

Item 27. Financial Statements and Information

                          INDEPENDENT AUDITORS' REPORT

To the Members of
Global Express Capital Real Estate Investment Fund I, LLC
Las Vegas, Nevada

I have audited the accompanying balance sheet of Global Express Capital Real Estate Investment Fund I, LLC. as of December 31, 2002 and 2001 and the related statement of operations and accumulated deficit and earning, changes in members' equity, and cash flows for December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audits.

I conducted my audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Express Capital Real Estate Investment Fund I, LLC. as of December, 31, 2002 and 2001, and the result of its operations, cash flows and changes in members' equity for the periods ended December 31, 2002 and 2001, in accordance with generally accepted accounting principles in the United States of America.

James R. Bonzo CPA
Las Vegas, Nevada
February 25, 2003

                 4086 Spring Leaf Drive, Las Vegas, Nevada 89147
                       Tel 702-367-4483 o Fax 702-367-8864

--------------------------------------------------------------------------------
 Member of the American Institute of Certified Public Accountants and member of the Nevada Society of Certified Public Accountants Member of the Las Vegas
                              Chamber of Commerce.

                           GLOBAL EXPRESS CAPITAL REAL
                       REAL ESTATE INVESTMENT FUND I, LLC
                               STATEMENT OF ASSETS
                               12/31/2002 and 2001

                                     ASSETS

CURRENT ASSETS                                               12-31-02   12-31-01
                                                           -----------  --------
Cash in Bank                                               $   718,983    $ --
                                                           -----------    ----
    TOTAL CURRENT ASSETS                                       718,983      --
MORTGAGES HELD FOR OR INVESTMENTS                            8,703,339      --

OTHER ASSETS
Real Estate held for Investment                              1,679,507      --
                                                           -----------    ----
TOTAL ASSETS                                               $11,101,829    $ --
                                                           ===========    ====

See accompanying accountant report.

                           GLOBAL EXPRESS CAPITAL REAL
                       REAL ESTATE INVESTMENT FUND I, LLC
                        STATEMENT OF LIABILITIES & EQUITY
                               12/31/2002 and 2001

                      LIABILITIES AND SHAREHOLDER'S EQUITY

                                   LIABILITIES

LIABILITIES                                              12-31-02       12-31-01
                                                        -----------     --------
Accounts Payable                                        $         0       $ --
                                                        -----------       ----

TOTAL LIABILITIES                                                 0         --

MEMBERS' EQUITY

Capital Contributions                                    11,101,829         --
                                                        -----------       ----

TOTAL EQUITY                                             11,101,829         --
                                                        -----------       ----

TOTAL LIABILITIES & EQUITY                              $11,101,829       $ --
                                                        ===========       ====

See accompanying accountant report.

                           GLOBAL EXPRESS CAPITAL REAL
                       REAL ESTATE INVESTMENT FUND I, LLC
                             STATEMENT OF OPERATIONS
                        YEAR ENDED 12-31-02 and 12-31-01

INCOME AND EXPENSE                                       12-31-02       12-31-01
                                                         --------       --------

Revenue                                                  $427,883          --

COST OF REVENUE

Commissions and Salaries                                        0          --
Refunds                                                         0          --
                                                         --------          --

TOTAL COST OF REVENUE                                           0          --

      GROSS PROFIT                                         27,883          --

EXPENSES
                                                         --------          --

TOTAL EXPENSES                                                  0          --

NET INCOME (LOSS)                                        $427,883          --
                                                         ========

See accompanying accountant report.

                           GLOBAL EXPRESS CAPITAL REAL
                       REAL ESTATE INVESTMENT FUND I, LLC
                        STATEMENT OF SHAREHOLDERS' EQUITY
                        YEAR ENDED 12-31-02 and 12-31-01

                                                   Additional     Distributions     Total
                               Common              Paid-in        To                Member's
                               Stock               Capital        Members           Equity
                               -----------         ----------     -------------     -----------
Balance, Beginning             $        10         $ --           $    --           $        10
Capital Contribution            11,101,819            0                --            11,101,819
Distributions                           --            -            42,783
                               -----------         ----           -------           -----------

Balance, Ending                $11,101,829         $  0           $     0           $11,101,829
                               ===========         ====           =======           ===========

See accompanying accountant report.

                           GLOBAL EXPRESS CAPITAL REAL
                       REAL ESTATE INVESTMENT FUND I, LLC
                             STATEMENT OF CASH FLOWS
                        YEAR ENDED 12-31-02 and 12-31-01

                                               Period ended 12/31/2002 and 2001
                                                       2002            2001

Cash flows from operating activities

   Net income                                      $    427,883        $--
Adjustments for non-cash transactions
   less: depreciation                                        --          0
                                                   ------------        ---
Total adjustments                                       427,883          0
                                                   ------------        ---
Net cash provided (used) by operating
   activities                                           427,883          0
Cash flows from investment activities

Increase in Capital Contributions                    11,101,829          0
Increase in Mortgages held for sale                  (8,703,339)
Increase in real estate held for investment          (1,679,507)
                                                   ------------        ---
Net Cash provided (Used) by investment
   activities                                           718,983          0
Net Cash Increase or Decrease in Period

Cash at start of period                                       0          0
                                                   ------------         --
Cash at end of period                              $    718,983        $ 0
                                                   ============        ===

See accompanying accountant report.

                       Global Express Capital Real Estate
                             Investment Fund I, LLC
                          Notes to Financial Statements
                             As of December 31, 2002

Note 1 - Organization and Purpose

      Global Express Capital Real Estate Investment Fund I, LLC (the "Fund") filed Articles of Organization as a Limited Liability Company on November 21, 2000 in the State of Nevada. The managing member of the Fund is Conrex International Financial Inc. d/b/a Global Express Capital Mortgage. The liability of the members shall be eliminated and limited to the maximum extent permitted by Section 86.271 and any other applicable section of the LLC law.

Note 2 - Summary of Significant Accounting Policies

      Basis of Accounting

      Global Express Capital Real Estate Investment Fund I, LLC's policy is to prepare its financial statements on the accrual basis of accounting. The fiscal year end is December 31.

      Cash and Cash Equivalents

      Cash Equivalents consist of highly liquid investments with maturities of three months or less when purchased.

      Summary of Non-Cash Transactions

      There were no non-cash transactions.

      Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reported period. Actual results could differ from those estimates.

See accompanying accountant's report.

                       Global Express Capital Real Estate
                             Investment Fund I, LLC
                    Notes to Financial Statements (Continued)
                             As of December 31, 2002

Note 2 - Summary of Significant Accounting Policies (Continued)

      Property and Equipment

      The company operates, using the assets of affiliated companies.

      Advertising

      Advertising costs are to be expensed when incurred. Advertising expenses for year ended December 31, 2002 are $0.00.

      Income Taxes

      The Company has elected under the Internal Revenue Code to be taxed as a partnership. In lieu of partnership income taxes, the Members' of the LLC are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

      Mortgages Held for Long-term Investment

      The Fund will make direct investments in mortgage loans through origination purchase of entire or fractional interests. The Fund will have legal right to the mortgages receivable. The Fund uses the lower of cost or market value to determine the amount recorded for mortgages held for long-term investment. Any difference between the loans' carrying amount and its outstanding principal balance is recognized as an adjustment to interest income using the interest method. When the ultimate recovery of the carrying amount of loans is doubtful and the impairment is not considered to be temporary, the Fund will reduce the carrying amount of any such reductions and will be reported as losses. Any recovery from the new cost basis will be reported as a gain only at the sale, maturity, or other disposition of the loans. As of December 31, 2002, there have been no such reductions.

See accompanying accountant's report.

                       Global Express Capital Real Estate
                             Investment Fund I, LLC
                    Notes to Financial Statements (Continued)
                             As of December 31, 2002

Note 2 - Summary of Significant Accounting Policies (Continued)

      Loan Fees and Costs

      Net loan fees and costs associated with the mortgage loans held for investments are received by and paid by the Fund Manager. See Note 3 for information related to the loan fees and costs and how they are accounted for.

      Member Liability

      Members' rights, duties and powers are governed by the operating agreement of the Company. Members are not responsible for the obligations of the Company and will be liable only to the extent of the purchase price of the units, which is equivalent to the members' capital contribution. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to members may constitute a return of capital.

      Company Term

      The Company will cease operating on December 31,2016. Prior to dissolution, unanimous written consent of the members or the written consent of the manager is required.

See accompanying accountant's report.

                       Global Express Capital Real Estate
                             Investment Fund I, LLC
                    Notes to Financial Statements (Continued)
                             As of December 31, 2002

Note 3 - Related Party Transactions

      All of the loans are expected to be originated and serviced by the Conrex International Financial, Inc. d/b/a Global Express Capital Mortgage, the Manager of the Fund. As part of this agreement, the Manager will operate the Fund at its own expense, which includes the servicing of the loans that are not delinquent, maintaining an office, reviewing loan proposals and preparing financial statements and tax returns. The Manager has also agreed to pay for the expenses of the offering, including sales commissions, federal and state securities registration fees, legal and accounting fees and printing and mailing fees.

      As part of this arrangement the Manager may receive substantial fees and other compensation, including charges to borrowers for originating loans, participations in proceeds from the sale, refinancing or other disposition of the real estate securing the loans after repayment of such loans and fees for managing or selling any property received in connection with loan foreclosure or workout. These charges, participations, and fees will not be reflected on the records of the Fund. As of December 31, 2002, there were no amounts related to these charges, participations and fees. The Fund is unable to make an estimate of these charges, participations and fees for the foreseeable future as of December 31, 2002. When these charges, participations and fees become known to the Fund, they will be properly disclosed in the appropriate financial statements.

Note 4 - Warrants and Options

      There are no warrants or options outstanding to acquire any additional shares of equity that are not disclosed in the equity section of the balance sheet.

See accompanying accountant's report.

James R. Bonzo
Certified Public Accountant

                          INDEPENDENT AUDITORS' REPORT

To the Members of
Global Express Capital Real Estate Investment Fund I, LLC
Las Vegas, Nevada

I have reviewed the accompanying balance sheet of Global Express Capital Real Estate Investment Fund I, LLC. As of March 31, 2003 and the related statement of operations , changes in members' equity, and cash flows for March 31, 2003 and March 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my reviews.

In may opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Express Capital Real Estate Investment Fund I, LLC. as March 31, 2003 and the result of its operations, cash flows and changes in members' equity for the periods ended March 31, 2003 and March 31, 2002 in accordance with generally accepted accounting principles in the United States of America.

James R. Bonzo CPA
Las Vegas, Nevada
May 12, 2003

       4086 Spring Leaf Drive, Las Vegas, Nevada 89147 o Tel 702-367-4483
                               o Fax 702-367-8864

--------------------------------------------------------------------------------
      Member of the American Institute of Certified Public Accountants and member of the Nevada Society of Certified Public Accountants Member of the
                          Las Vegas Chamber of Commerce

                           GLOBAL EXPRESS CAPITAL REAL
                           ESTATE INVESTMENT FUND LLC
                                  BALANCE SHEET
                                 March 31, 2003
                                   (unaudited)

                                     ASSETS
CURRENT ASSETS                                                        03-31-03
                                                                     -----------

  Cash in Bank                                                       $   312,713
                                                                     -----------

           TOTAL CURRENT ASSETS                                          312,713

MORTGAGES HELD FOR OR INVESTMENTS                                     11,358,989

OTHER ASSETS
Real Estate held for Investment                                       11,933,895
                                                                     -----------
   TOTAL ASSETS                                                      $23,605,598
                                                                     ===========

See accompanying accountant report.

                           GLOBAL EXPRESS CAPITAL REAL
                           ESTATE INVESTMENT FUND LLC
                                  BALANCE SHEET
                                 March 31, 2003
                                   (unaudited)

                         LIABILITIES AND MEMBERS' EQUITY

                                   LIABILITIES

LIABILITIES                                                          03-31-03
                                                                   ------------

  Accounts Payable                                                 $          0
                                                                   ------------

           TOTAL LIABILITIES                                                  0

MEMBERS' EQUITY
  Members' Equity                                                             0
  Contributed Capital                                                12,503,769
  Retained Earnings                                                     562,547
  Distributions to Members                                             (562,547)
                                                                   ------------
   TOTAL EQUITY                                                      12,503,769
                                                                   ------------
   TOTAL LIABILITIES & MEMBER'S EQUITY                             $ 12,503,769
                                                                   ============

See accompanying accountant report.

                           GLOBAL EXPRESS CAPITAL REAL
                           ESTATE INVESTMENT FUND LLC
                             STATEMENT OF OPERATIONS
                                 March 31, 2003
                                   (unaudited)

INCOME AND EXPENSE                                   03-31-03            3-31-02
                                                     --------           --------

  Revenue                                            $562,547           $     --

COST OF REVENUE
  Commissions and Salaries                                  0                  0
  Refunds                                                   0                  0
                                                     --------           --------
TOTAL COST OF REVENUE                                       0                  0

          GROSS PROFIT                                562,547                  0

EXPENSES
                                                     --------           --------
          TOTAL EXPENSES                                    0                  0

NET INCOME (LOSS)                                    $562,547           $     --
                                                     ========           ========

See accompanying accountant report.

                           CHANGES IN MEMBERS' EQUITY
                               1-01-02 to 03-31-02

                                                                Distributions         Total
                             Common               Net                To              Member's
                              Stock              Income            Members            Equity
                           ------------       ------------      -------------      ------------
Balance, Begining          $          0       $         --        $      --        $          0

Capital Contribution                 10                  0               --                  10
Net Income                                               0                                    0
Member Distributions                 --                 --                0                   0
                           ------------       ------------        ---------        ------------

Balance, Ending            $         10       $          0        $       0        $         10
                           ============       ============        =========        ============

                           ESTATE INVESTMENT FUND LLC
                           CHANGES IN MEMBERS' EQUITY
                              1-1-03 ENDED 03-31-03

                                                                                       Total
                             Common             Retained           Members           Member's
                              Stock             Earnings        Distribution          Equity
                           ------------       ------------      ------------       ------------
Balance, Begining          $ 11,101,829       $         --        $                  11,101,829

Capital Contribution         12,503,769                  0        $                  12,503,769
Net Income                                         562,547                              562,547
Members Distribution                 --                            (562,547)           (562,547)
                           ------------       ------------        ---------        ------------

Balance, Ending            $ 23,605,598       $    562,547        $(562,547)         23,605,598
                           ============       ============        =========        ============

See accompanying accountant report.

                           GLOBAL EXPRESS CAPITAL REAL
                       REAL ESTATE INVESTMENT FUND I, LLC
                             STATEMENT OF CASH FLOWS
                                 March 31, 2003

                                                 Period ended       Period ended
                                                   03-31-03           03-31-02
Cash flows from operating activities

  Net income                                     $    562,547       $         --
Adjustments for non-cash transactions
  less: depreciation
                                                 ------------       ------------
    Total adjustments                                 562,547                  0

Net cash provided (used) by operating
    activities                                        562,547                  0

Cash flows from investment activities

Increase in Capital Contributions                  12,503,769                 10
Change in Distributions                              (562,547)                 0
Increase in Mortgages held for sale                (2,655,650)                 0
Increase in real estate held for investment       (10,254,389)                 0
                                                 ------------       ------------
Net Cash provided (Used) by investment
    activities                                       (968,817)                10

Net Cash Increase or Decrease in Period              (406,270)                 0

  Cash at start of period                             718,983                  0
                                                 ------------       ------------
  Cash at end of period                          $    312,713       $         10
                                                 ============       ============

See accompanying accountant report.

                       Global Express Capital Real Estate
                             Investment Fund I, LLC
                          Notes to Financial Statements
                              As of March 31, 2003
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND PURPOSE

      Global Express Capital Real Estate Investment Fund I, LLC (the "Fund") filed Articles of Organization as a Limited Liability Company on November 21, 2000 in the State of Nevada. The manager of the Fund is Conrex International Financial, Inc. d/b/a Global Express Capital Mortgage. Subsequent to March 31, 2003, the manager of the Fund was replaced with a newly formed Montana LLC, named Global Express Capital Mortgage Corp. The liability of the members shall be eliminated and limited to the maximum extent permitted by law.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Accounting

      Global Express Capital Real Estate Investment Fund I, LLC's policy is to prepare its financial statements on the accrual basis of accounting. The fiscal year end is December 31.

      Cash and Cash Equivalents

      Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reported period. Actual results could differ from those estimates.

      Property and Equipment

      The Company operates, using the assets of affiliated companies.

      Income Taxes

      The Company has elected under the Internal Revenue Code to be taxed as partnership. In lieu of partnership income taxes, the Members' of the Fund are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

      Mortgages Held for Long-Term Investment

      The Fund makes direct investments in mortgage loans through origination or purchase of entire or fractional interests. The Fund has the legal right to the mortgages receivable. The Fund uses the lower of cost or market value to determine the amount recorded for mortgages held for long-term investment. Any difference between the loans' carrying amount and its outstanding principal balance is recognized as an adjustment to interest income using the interest method. When the ultimate recovery of the carrying amount of loans is doubtful and the impairment is not considered to be temporary, the Fund will reduce the carrying amount of any such reductions and will be reported as losses. Any recovery from the new cost basis will be reported as a gain only at the sale, maturity, or other disposition of the loans. As of March 31, 2003 there have been no such reductions.

      Loan Fees and Costs

      Net loan fees and costs associated with the mortgage loans held for investments are received by and paid by the Fund Manager. See Note 3 for information related to the loan fees and costs and how they are accounted.

      Member Liability

      Members' rights, duties and powers are governed by the operating agreement of the Company. Members are not responsible for the obligations of the Company and will be liable only to the extent of the purchase price of the units, which is equivalent to the members' capital contribution. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to members may constitute a return of capital.

      Company Term

      The Company will cease operating on December 31, 2016 or earlier when all property of the Company has been disposed of. Prior to dissolution, unanimous written consent of the members or the written consent of the manager is required.

NOTE 3 - RELATED PARTY TRANSACTIONS -

      Loans can be originated by, Conrex International Financial, Inc. d/b/a Global Express Capital Mortgage, the Manager of the Fund or any other licensed mortgage broker. As part of this agreement, the Manager operates and services the Fund at its own expense, which includes the servicing of the loans that are not delinquent, maintaining an office, reviewing loan proposals and preparing financial statements and tax returns. The Manager has also agreed to pay for the expenses of the offering, including sales commissions, federal and state securities registration fees, legal and accounting fees and printing and mailing fees. These fees are reflected on the books of the broker dealer, Global Express Securities and paid by the Manger of the Fund through a capital contribution to Global Express Securities.

      As part of this arrangement, the Manager may receive substantial fees and other compensation, including charges to borrowers for originating loans, participations in proceeds from the sale, refinancing or other disposition of the real estate securing the loans after repayment of such loans and fees for managing or selling any property received in connection with loan foreclosure or workout. Theses charges, participations and fees will not be reflected on the records of the Fund.

      NOTE 4 - WARRANTS AND OPTIONS

      There are no warrants or options outstanding to acquire any additional shares of equity that are not disclosed in the equity section of the balance sheet.

      NOTE 5 - SUMMARY OF FUND'S ACTIVITIES

      As of March 31, 2003, the fund's activities were as follows:

      Funds raised up to March 31, 2003:                       $23,605,598
      Funds invested in mortgage loans up to March 31, 2003:   $11,358,989
      Funds distributed to members up to March 31, 2003        $   309,549
      Funds payable to members as of March 31, 2003:           $   252,997
         Other Asset (Real Estate Held For Investment)         $11,933,895

                                    EXHIBIT A

                      STATE INVESTOR SUITABILITY STANDARDS

      Investor must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standards contained in the fourth column, if applicable, as it pertain to Investor's primary state of domicile and residence in order to purchase the Units. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which Investor's assets exceed Investor's liabilities, but excluding Investor's house, home furnishings or automobile(s) among Investor's assets. The States indicated in the chart below is for informational purposes only and is not intended to imply that the offering of the Units has been qualified in such particular state at this time. Global Express Fund will not sell Units in a state in which it has not qualified the offering of the Units.

------------------------------------------------------------------------------------------------------------------
                               1. Minimum Net
                               Worth AND
                               Minimum Gross                                            2. Additional
State(s)                       Income; OR                    Minimum Net Worth          Standards
------------------------------------------------------------------------------------------------------------------
Alabama, Arkansas,              $45,000/$45,000              $150,000                   N/A
Colorado, Connecticut,
Delaware, Florida,
Georgia, Hawaii, Idaho,
Illinois, Indiana,
Kentucky, Michigan,
Minnesota, Montana,
New Mexico, New
York, Oklahoma,
Oregon, Texas, Utah,
Vermont, Virginia,
Washington, West
Virginia, Wisconsin
------------------------------------------------------------------------------------------------------------------
Arizona, Alaska,               $60,000/$60,000              $225,000                    Minimum investment in Iowa
California, Iowa,                                                                       for IRAs is $3,000.
Massachusetts,                                                                          Minimum investment in
Mississippi, Missouri,                                                                  North Carolina is $5,000.
New Jersey,
North Carolina,
Tennessee
------------------------------------------------------------------------------------------------------------------
Maine                          $50,000/$50,000              $200,000                    N/A
------------------------------------------------------------------------------------------------------------------
New Hampshire                  $125,000/$50,000             $250,000                    N/A
------------------------------------------------------------------------------------------------------------------
South Carolina                 $65,000/$65,000              $150,000                    N/A
------------------------------------------------------------------------------------------------------------------
Nevada                         $45,000/$45,000              $150,000                    Minimum investment is
                                                                                        $5,000 ($2,000 for IRAs)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                               1. Minimum Net
                               Worth AND
                               Minimum Gross                                            2. Additional
State(s)                       Income; OR                    Minimum Net Worth          Standards
------------------------------------------------------------------------------------------------------------------
Kansas, Nebraska,              $45,000/$45,000              $150,000                    Investment is less than
Ohio, Pennsylvania                                                                      10% of Net Worth. Global
                                                                                        Express Fund will make no
                                                                                        sales in these states
                                                                                        until it receive proceeds
                                                                                        of at least $5,000,000.
------------------------------------------------------------------------------------------------------------------
District of Columbia,          These jurisdictions do not have quantified suitability requirements. Global
Louisiana, North Dakota,       Express Fund believes that it is reasonable for it to rely upon the suitability
Rhode Island                   standards set forth above when selling Units to residents of these jurisdictions.
------------------------------------------------------------------------------------------------------------------
Maryland, South Dakota,        No minimum requirements. Disclosure state only. Global Express Fund will follow the
Wyoming                        guidelines for the preponderance of the states above in selling the Units in these states.
------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------


                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
            GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC
                      (A NEVADA LIMITED LIABILITY COMPANY)
                            DATED AS OF JUNE 30, 2003


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I INTERPRETATION ...............................................    B-1
SECTION 1.1 Definitions ................................................    B-1
SECTION 1.2 Terms Defined Elsewhere ....................................    B-4
SECTION 1.3 Captions ...................................................    B-5
SECTION 1.4 Construction ...............................................    B-5

ARTICLE II THE COMPANY AND ITS BUSINESS ................................    B-5
SECTION 2.1 Formation of Company .......................................    B-5
SECTION 2.2 Name .......................................................    B-5
SECTION 2.3 Term of Company ............................................    B-5
SECTION 2.4 Purposes of Company ........................................    B-5
SECTION 2.5 Registered Office and Registered Agent
            and Principal Business Office ..............................    B-5
SECTION 2.6 Filings ....................................................    B-5
SECTION 2.7 Names of Members ...........................................    B-6
SECTION 2.8 Recapitalization, Acquisitions, Restructuring and Mergers ..    B-6

ARTICLE III COMPANY INTERESTS AND CAPITALIZATION .......................    B-6
SECTION 3.1 Capital Contribution of the Manager ........................    B-6
SECTION 3.2 Capital Contributions of Members ...........................    B-6
SECTION 3.3 No Withdrawal of Capital Contributions;
            Return of Capital Contributions ............................    B-7
SECTION 3.4 No Obligation to Restore Negative Balances
            in Capital Accounts ........................................    B-7
SECTION 3.5 Liability of Manager and Member
            and their Affiliates .......................................    B-7

SECTION 3.6 Contributions of Existing Loans ............................    B-7
SECTION 3.7 CERTIFICATES ...............................................    B-7

ARTICLE IV ALLOCATIONS OF PROFITS, LOSS AND CAPITAL ACCOUNTS ...........    B-7
SECTION 4.1 Allocation of Net Income and Net Loss ......................    B-7
SECTION 4.2 Other Allocation Provisions ................................    B-8
SECTION 4.3 Allocations for Income Tax Purposes ........................    B-11
SECTION 4.4 Withholding ................................................    B-11
SECTION 4.5 Capital Accounts ...........................................    B-11


ARTICLE V DISTRIBUTIONS ................................................    B-12
SECTION 5.1 Distributions ..............................................    B-12
SECTION 5.2 Timing of Distributions ....................................    B-12
SECTION 5.3 Distributions of Net Proceeds ..............................    B-12
SECTION 5.4 Certain State and Local Taxes ..............................    B-12
SECTION 5.5 Limitations on Distributions ...............................    B-13
SECTION 5.6 Reserves ...................................................    B-13
SECTION 5.7 Tax Distributions ..........................................    B-13
SECTION 5.8 Incorrect Distributions ....................................    B-13
SECTION 5.9 Distributions in Kind ......................................    B-13

                                                                            PAGE
                                                                            ----
ARTICLE VI REINVESTMENT PLAN ...........................................    B-14
Section 6.1 Members' Reinvested Distributions ..........................    B-14
Section 6.2 Purchase of Additional Units ...............................    B-14
Section 6.3 Statement of Account .......................................    B-14
Section 6.4 Unit Certificate ...........................................    B-14
Section 6.5 Continued Suitability Requirements .........................    B-14
Section 6.6 Changes or Termination of Reinvesment Plan .................    B-14

ARTICLE VII MANAGEMENT .................................................    B-15
Section 7.1 Manager's Powers ...........................................    B-15
Section 7.2 Manager's Obligations ......................................    B-16
Section 7.3 Procedures .................................................    B-17
Section 7.4 Manager's Duty to Devote Time ..............................    B-17
Section 7.5 Conduct of Manager; Limited Liability
            of the Manager .............................................    B-17
Section 7.6 Indemnification ............................................    B-17
Section 7.7 Certain Transactions between the Company and
            the Manager and its Affiliates .............................    B-18
Section 7.8 Removal of Manager; Successor ..............................    B-19
Section 7.9 No Borrowing ...............................................    B-19


ARTICLE VIII BOOKS OF ACCOUNT; BANK ACCOUNTS; TAXES ....................    B-19
SECTION 8.1 Books of Account ...........................................    B-19
SECTION 8.2 Bank Accounts ..............................................    B-20
SECTION 8.3 Tax Returns ................................................    B-20
SECTION 8.4 Tax Matters Partner ........................................    B-20
SECTION 8.5 Books and Records ..........................................    B-20
SECTION 8.6 Financial Reports and Returns ..............................    B-20

ARTICLE IX ADMISSION OF MEMBERS ........................................    B-21
Section 9.1 Admission of Members .......................................    B-21


ARTICLE X TRANSFERS OF INTERESTS OF MEMBERS ............................    B-21
SECTION 10.1 General Prohibition .......................................    B-21
SECTION 10.2 General Conditions to Permitted Transfer ..................    B-21
SECTION 10.3 Void Transfers ............................................    B-23
SECTION 10.4 Permitted Transfers .......................................    B-23
SECTION 10.5 Legends ...................................................    B-23

ARTICLE XI DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER ........    B-24
SECTION 11.1 Effect of Death or Legal Incompetency of
             a Member of the Company ...................................    B-24
SECTION 11.2 Rights of Personal Representative .........................    B-24
SECTION 11.3 Withdrawal of Members other than Manager ..................    B-24


ARTICLE XII DISSOLUTION AND TERMINATION ................................    B-25
SECTION 12.1 Dissolution ...............................................    B-25
SECTION 12.2 Liquidation ...............................................    B-26
SECTION 12.3 Termination ...............................................    B-26

ARTICLE XIII AMENDMENT OF AGREEMENT AND POWER OF ATTORNEY ..............    B-26
SECTION 13.1 Amendments ................................................    B-26
SECTION 13.2 Amendment of Certificate of Formation .....................    B-26
SECTION 13.3 Power of Attorney .........................................    B-26

                                                                            PAGE
                                                                            ----
ARTICLE XIV MISCELLANEOUS PROVISIONS ...................................    B-27
SECTION 14.1 Notices ...................................................    B-27
SECTION 14.2 Severability ..............................................    B-27
SECTION 14.3 Counterparts ..............................................    B-27
SECTION 14.4 Entire Agreement ..........................................    B-27
SECTION 14.5 Further Assurances ........................................    B-28
SECTION 14.6 Successors and Assigns ....................................    B-28
SECTION 14.7 Waiver of Action for Partition ............................    B-28
SECTION 14.8 Creditors .................................................    B-28
SECTION 14.9 Remedies ..................................................    B-28
SECTION 14.10 Writing Requirement ......................................    B-28
SECTION 14.11 Waiver ...................................................    B-28
SECTION 14.12 Applicable Law ...........................................    B-28
SECTION 14.13 Signatures ...............................................    B-28

MEMBER SIGNATURE PAGE ..................................................    B-29

SCHEDULE A .............................................................    B-30

                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                 GLOBAL EXPRESS CAPITAL REAL ESTATE FUND I, LLC


      AMENDED AND RESTATED OPERATING AGREEMENT, dated as of June 30, 2003 (this "Agreement"), by Global Express Capital Mortgage Corp., a Montana corporation, has been executed for the purpose of forming Global Express Capital Real Estate Fund I, LLC, a limited liability company (the "Company") pursuant to the provisions of the NRS (as defined below) between the Manager and the Members (as defined below) listed on Schedule A, annexed hereto, as the same shall be updated by the Manager from time to time, and that have executed this Agreement by signing one of the counterpart signature pages annexed hereto.


                                   RECITALS:

A. The Company has been established as a limited liability company under and subject to the laws of the State of Nevada for the purpose of making or acquiring entire or fractional interests in loans, including bridge loans, made to Persons in connection with the acquisition by such Persons of improved or unimproved land or the development and construction of commercial or single or multiple family residential real estate in the United States and which will be secured by first or second mortgages or deeds of trust or similar security (the "Loans").

B. The Manager shall be the Manager of the Company and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under LLC Law.

C. The Manager has determined the amended terms and conditions that will govern the Company and wishes to reduce such terms and conditions to writing in this Agreement which amends and replaces the Operating Agreement of the Company entered into as previously filed by the Manager.

      The Members for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

      SECTION 1.1 DEFINITIONS. Unless otherwise expressly provided herein or unless the context clearly requires otherwise, the following terms as used in this Agreement shall have the following meanings:

      "AFFILIATE." (i) Any officer, member, partner, director or controlling shareholder of the Person in question; (ii) any Person controlling, controlled by or under common control with any Person described in (i) above; (iii) any officer, member, director, trustee or general partner of any Person described in
(i) or (ii) above; and (iv) any Person who is a member, other than as a limited partner, with any Person described in (i) or (ii) above in a joint venture, limited liability company, general partnership or similar form of unincorporated business association. For purposes of this definition, the term 'control' shall also mean the control or ownership of 10% or more of the beneficial interest in the Person to whom referred.

      "CAPITAL ACCOUNT." With respect to each Member, a single account established and maintained for such Member in accordance with the principles of Sections 1.704-1(b)(2)(iv) and 1.704-2 of the Regulations. Subject to the preceding sentence, each Capital Account will initially equal the amount of the Capital Contribution made by such Member at the time such Member is admitted as a Member in the Company and, throughout the term of the Company, will be (i) increased by the amount of (A) Net Income and income and gains allocated to such Member pursuant to Article IV and (B) the amount of any cash and the Value of any property (net liabilities secured by the property that the Company is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) subsequently contributed by such Member to the Company and (ii) decreased by the amount of (A) Net Losses and deductions and expenditures described in Section 705(a)(2)(B) of the Code, allocated to such Member pursuant to Article IV and (B) the amount of cash and the Value of (net of liabilities secured by the property that the Member is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) of any property distributed to such Member pursuant to Articles V and XI.


      "CAPITAL CONTRIBUTIONS." Any contributions made to the Company pursuant to
Article III by the Members or any one Member, as the case may be (or the predecessor holders of the Units of such Members).


      "CASH RETURN." With respect to any Member for any period, the Member's Pro Rata Share of the amount received by the Company on all cash and cash equivalents held by the Company and attributable to such Member during such period.

      "CERTIFICATE." A certificate to be issued to a Member representing the number of Units owned by such Member.

      "CERTIFICATE OF FORMATION." The Certificate of Formation of the Company, and any amendments thereto, executed and filed in accordance with LLC Law.

      "CLOSING." The date of the initial closing of the sale of Units.

      "CODE." The Internal Revenue Code of 1986, as amended, and as may be amended from time to time.

      "COMMISSIONER." The Commissioner of the Internal Revenue Service.

      "FISCAL YEAR." The fiscal year of the Company as determined in accordance with Section 8.1 of this Agreement.


      "FORECLOSURE LOANS." Loans that have payments that are more than ninety
(90) days late and for which the Company or the Manager has commenced a foreclosure proceeding or other legal action to collect delinquent payments.


      "INDEMNIFIED PERSON." Any Member; any Affiliate of a Member; any officer, director, manager, shareholder, partner, member, employee, representative or agent of any Member; and any employee or agent of the Company.




      "LATE FEES AND EXTENSION FEES." With respect to any Loan, any fees received by the Company past such Loan's due date and any fees received for the extension of such Loan.


      "LLC LAW." Chapter 86 of the Nevada Revised Statutes, as amended from time to time.

      "MANAGER." Global Express Capital Mortgage Corp., a Montana corporation, or any Person replacing Global Express Capital Mortgage.


      "MEMBER." An owner of the Units in the Company, unless the instruments through which the Units were Transferred to the owner did not also convey the transferor's status as a Member.

      "NASD." National Association of Securities Dealers, LLC


      "NET INCOME OR NET LOSS," respectively, for any period means the income or loss of the Company for such period as determined in accordance with the method of accounting followed by the Company for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Company which are described in Section 705(a)(2)(B) of the Code; provided, however, that in determining Net Income and Net Loss and every item entering into the computation thereof, solely for the purpose of adjusting the Capital Accounts of the Members (and not for tax purposes), (i) any income, gain, loss or deduction attributable to the taxable disposition of any of the Company's assets shall be computed as if the adjusted basis of such asset of the Company on the date of such disposition equaled its book value as of such date, (ii) if any of the Company's assets is distributed in kind to a Member, the difference between its Value and its book value at the time of such distribution shall be treated as gain or loss, and (iii) any depreciation, cost recovery and amortization as to any of the Company's assets shall be computed by assuming that the adjusted basis of such asset of the Company equaled its book value determined under the methodology described in Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations; provided, further, that any item (computed with the adjustments in the preceding provision) allocated under Section 4.2 hereof shall be excluded from the computation of Net Income and Net Loss.


      "NET PROCEEDS." The net cash proceeds (or deemed net proceeds) from the repayment of the principal of the Loans invested in or purchased by the Company.



      "NRS." The Nevada Revised Statutes, as amended from time to time.

      "PERSON." An individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.


      "PRESUMED TAX LIABILITY" For any Member for any Fiscal Year, an amount equal to the product of (a) the amount of taxable income allocated to such Member for that Fiscal Year and (b) the Presumed Tax Rate.

      "PRESUMED TAX RATE" The highest effective combined Federal and state income tax rate applicable during such Fiscal Year to a natural person residing in one of the States in which individual Members reside, based on the highest marginal Federal income tax rate and the highest marginal state income tax rates (after giving effect to the Federal income tax deduction for such state taxes and disregarding the effects of Section 67 and 68 of the Code).

      "PRO RATA SHARE." The proportionate share of a Member determined by computing the percentage of an amount equal to the Capital Account of such Member divided by the aggregate Capital Accounts of all Members.

      "PROSPECTUS." The final prospectus filed with the Securities and Exchange Commission for the public offering of the Units, as amended.

      "REGULATIONS." The Treasury Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations).

      "REINVESTED DISTRIBUTIONS." Distributions reinvested by Members pursuant to the Company's Reinvestment Plan as set forth in Article VI of this Agreement.

      "REINVESTMENT PLAN." A plan which allows Members to automatically reinvest distributions of interest generated from Loans and cash and cash equivalents held by the Company and Late Fees and Extension Fees.

      "RETURN" With respect to any Member for any Loan, the amount of interest earned on such Loan in proportion to such Member's Pro Rata Share.


      "SUBSCRIPTION AGREEMENT." The document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

      "SUBSTITUTED MEMBER." Person admitted to the Company as a substituted Member under Article X.


      "TRANSFER/TRANSFERRED." The mortgage, pledge, hypothecation, transfer, sale, assignment, gift or other disposition, in whole or in part, of a Unit, whether voluntarily, by operation of law or otherwise.

      "UNITS." The units of equity in the Company evidencing ownership interest of a Member in the Company as reflected in the records maintained by the Company at its offices, as the same may, from time to time, be required to be amended (which shall be considered personal property for all purposes), consisting of such Member's Pro Rata Share in allocations and distributions.


      "VALUE." Fair market value.

      SECTION 1.2 TERMS DEFINED ELSEWHERE. The following terms have been defined in the locations set forth below.


DEFINED TERM LOCATION
------------------------
Adjusted Capital Account.................................... Section 4.2(c)
Agreement................................................... Caption
Company..................................................... Caption
Company Counsel............................................. Section 7.7(d)
Family Member .............................................. Section 10.4(b)(i)
Loans....................................................... Recital A
Permitted Transferee........................................ Section 10.4(b)
Rules....................................................... Section 7.7(d)
TMP......................................................... Section 8.4

      SECTION 1.3 CAPTIONS. The captions used in this Agreement are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any of the provisions hereof.

      SECTION 1.4 CONSTRUCTION. Unless the context otherwise requires, the terms defined in Sections 1.1 and 1.2 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate; the use of the masculine gender shall be deemed to include the neuter and feminine genders wherever necessary or appropriate and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

                                   ARTICLE II
                          THE COMPANY AND ITS BUSINESS

      SECTION 2.1 FORMATION OF COMPANY. The Company has been organized as a limited liability company pursuant to the provisions of LLC Law. The rights and liabilities of the Members, the management of the affairs of the Company and the conduct of its business shall be as provided in the NRS, except as herein otherwise expressly provided.

      SECTION 2.2 NAME. The name of the Company shall be Global Express Capital Real Estate Investment Fund I, LLC, but the Manager, in its discretion, may change the name of the Company at any time and from time to time upon written notice to the Members.

      SECTION 2.3 TERM OF COMPANY. The existence of the Company shall be deemed to have commenced as of the date of the initial filing of the Certificate of Formation with the office of the Secretary of State of the State of Nevada on November 22, 2000 and shall terminate on December 31, 2016, unless earlier than dissolved or terminated in accordance with Article XII of this Agreement or as provided by law.

      SECTION 2.4 PURPOSES OF COMPANY. The Company may engage in any lawful act or activity for which limited liability companies may be formed under LLC Law and engage in any and all activities necessary or incidental.

      SECTION 2.5 REGISTERED OFFICE AND REGISTERED AGENT AND PRINCIPAL BUSINESS OFFICE. The registered office of the Company required by LLC Law to be maintained in the State of Nevada shall be 8549 South Eastern Avenue, Suite 200, Las Vegas, Nevada 89123 or at such other location as may hereafter be determined by the Manager. The registered agent of the Company in the State of Nevada shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Manager may designate from time to time. The principal office of the Company shall be at such place as the Member may designate from time to time, and the Company shall maintain records there as required by LLC Law.

      SECTION 2.6 FILINGS. (a) The Manager is authorized to execute, file and record all such certificates and documents, including amendments to the

Certificate of Formation, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Nevada and any other jurisdiction in which the Company may own property or conduct business, including, without limitation, qualification of the Company as a foreign limited liability company in any state in which such qualification is required. The Manager is authorized to execute, file and publish, or cause to be filed and published, with the proper authorities in each jurisdiction where the Company conducts business, such certificates or documents in connection with the conduct of business pursuant to a fictitious name or similar statute.

      (b) The Members from time to time shall execute, acknowledge, verify, file, record and publish all such applications, certificates and other documents, and do or cause to be done all such other acts as the Manager may deem necessary or appropriate to comply with the requirements of law for the formation, qualification and operation of the Company as a limited partnership in all jurisdictions in which the Company shall desire to conduct business.

      SECTION 2.7 NAMES OF MEMBERS. The name of each Member is set forth on the signature pages hereto and the name, address and Capital Contribution of each Member are set forth on the records maintained by the Company at its offices for such purpose. If necessary, such records shall from time to time be amended to reflect any changes to the information set forth therein.

      SECTION 2.8 RECAPITALIZATION, ACQUISITIONS, RESTRUCTURING AND MERGERS. The Company may participate in or be a party to any recapitalization, sale of substantially all of its assets, restructuring or merger in accordance with and as allowed by LLC Law and subject to any other applicable terms of this Agreement and LLC Law; provided, however, that no recapitalization, sale of substantially all of its assets, restructuring or merger which adversely affects the Members shall proceed without the approval of Members with Capital Accounts that are more than two-thirds of the Capital Account of all Members.

                                   ARTICLE III
                      COMPANY INTERESTS AND CAPITALIZATION

      SECTION 3.1 CAPITAL CONTRIBUTION OF THE MANAGER. (a) The Manager has contributed $10.00 to the capital of the Company in cash or property, however, the Manager is not a Member of the Company.

      (b) The Manager shall not be required to contribute any additional capital to the Company or, except as expressly set forth in this Agreement, to lend any funds to the Company.

      SECTION 3.2 CAPITAL CONTRIBUTIONS OF MEMBERS. The Members shall acquire Units in accordance with the terms of the Subscription Agreement or any future subscription material approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager in the form attached hereto as Schedule A. The Manager shall update the schedule to reflect the then current ownership of Units without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any Member shall have a right to inspect such schedule upon written request to the Manager.

      "Capital Contribution" shall include cash contributions or otherwise, including contributions of entire or fractional interest in pre-existing Loans, a rollover of assets from a qualified plan, such as an Individual Retirement Account, or automatic reinvestment of distributions pursuant to the Company's Reinvestment Plan set forth in Article VI of this Agreement.

      SECTION 3.3 NO WITHDRAWAL OF CAPITAL CONTRIBUTIONS; RETURN OF CAPITAL CONTRIBUTIONS. (a) No Member shall be entitled to withdraw, reduce or demand any part of his Capital Contribution or to receive any distributions from the Company, except as expressly provided in Article 5, Section 6.1 and Section 11.3 of this Agreement. No Member shall have the right to receive interest on his Capital Contribution.


      (b) None of the Members, nor any of their respective Affiliates, nor any officer, member, director, shareholder, employee or agent of the Members or their Affiliates, shall be personally liable for the return or repayment of any Capital Contribution.

      SECTION 3.4 NO OBLIGATION TO RESTORE NEGATIVE BALANCES IN CAPITAL ACCOUNTS. No Member shall have an obligation, at any time during the term of the Company or upon its liquidation, to pay to the Company or any other Member or third party an amount equal to the negative balance in such Member's Capital Account.

      SECTION 3.5 LIABILITY OF MANAGER AND MEMBERS AND THEIR AFFILIATES. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; neither the Manager nor any Member nor any Affiliates of the Manager or any Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Manager or Member or being an Affiliate with either of them.

      SECTION 3.6 CONTRIBUTIONS OF EXISTING LOANS. The Manager, in its sole discretion, may accept, in lieu of cash, a contribution of entire or fractional interests in pre-existing Loans. For purposes of acknowledging a contribution of interest in pre-existing Loans on the Member's Capital Account and for determining the number of Units that will be issued to such contributing Member, the Value of any pre-existing Loan (or interest therein) contributed to the Company shall be deemed equal to the then outstanding principal balance of the Loan, together with any accrued but unpaid interest (or a proportionate share of the Loan balance with respect to the contribution of a fractional Loan interest).

      SECTION 3.7 CERTIFICATES. Except as otherwise provided in Section 6.4 of this Agreement, the Manager shall mail to each Member a Certificate within a reasonable time after such Member's initial or additional Capital Contribution to the Company.

                                   ARTICLE IV
                                 ALLOCATIONS OF
                      PROFITS, LOSSES AND CAPITAL ACCOUNTS

      SECTION 4.1. ALLOCATION OF NET INCOME AND NET LOSS. Except as provided in
Section 4.2, the Company's Net Income or Net Loss, as the case may be, and each item of income, loss and deduction entering into the computation thereof, for each Fiscal Year shall be allocated as follows:

      (a) Net Income and Net Loss for such Fiscal Year shall be allocated as follows:

            (i) Net Income arising out of each Loan shall be allocated to the Members to the extent of their respective Return on such Loan at the time such Net Income is earned.


            (ii) Net Income or Net Loss arising out of cash and cash equivalents held by the Company shall be allocated to the Members in the same proportion as the Cash Return to which such Net Income pertains at the time such Net Income is earned or the Net Loss is incurred.


            (iii) Net Income equal to the Late Fees and Extensions Fees arising out of a Loan shall be allocated to the Members in proportion to their respective Pro Rata Share of such Loan at the time such Net Income is earned.

            (iv) Net Income and Net Loss arising out of the Foreclosure Loans shall be allocated to the Members in proportion to their respective Pro Rata Share of such Foreclosure Loan at the time the Net Income is earned or the Net Loss is incurred.

            (v) All other Net Income shall be allocated to the Manager and Net Losses not allocated pursuant to clauses (i) through (iv) above shall be allocated to the Manager to the extent of expenses paid by the Manager.


            (vi) All other Net Losses shall be allocated with Net Income previously allocated.

      (b) Notwithstanding the provisions of Sections 4.1 (a) hereof, in the Fiscal Year in which the Company is liquidated, the Manager shall allocate Net Income, Net Loss and items of income, gain, loss and deduction to the extent possible to cause distributions to the Members pursuant to Section 103 of the Code to equal the distributions the Members would have received were liquidating distributions effected pursuant to Article V hereof.

      SECTION 4.2. OTHER ALLOCATION PROVISIONS.

      (a) Items of tax expense payable by the Company or withheld on income received by the Company shall be included in the computation of Net Income and Net Loss and allocated pursuant to Section 4.1 hereof, provided, that where an item of tax expense payable by the Company or where a withholding tax on income or payments received by the Company is allocated, under applicable law, with respect to income allocable to some (but not all) of the Members or to the extent income allocable to some of the Members is exempt from tax in the hands of the Company, such tax expense or withholding shall be allocated, as reasonably determined by the Manager, only to such Members to whom allocations of income are subject to tax in the hands of the Company and distributions to the Members shall be adjusted appropriately.

      (b) If there is a net decrease in "Company minimum gain" (within the meaning of Section 1.704-2(d) of the Regulations) for a Fiscal Year, then there shall be allocated to each Member items of income and gain for that Fiscal Year equal to that Member's share of the net decrease in "Company minimum gain" (within the meaning of Section 1.704-2(g)(2)of the Regulations) subject to the exceptions set forth in Sections 1.704-2(f)(2), (3) and (5) of the Regulations, provided, that if the Company has any discretion as to an exception set forth pursuant to Section 1.704-2(f)(5)of the Regulations, the Manager may exercise such discretion on behalf of the Company. The Manager shall, if the application of the "minimum gain chargeback" requirement pursuant to Section 1.704-2(f)(4) of the Regulations would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the "minimum gain chargeback" requirement. The foregoing is intended to be a "minimum gain chargeback" provision as described in Section 1.704-2(f) of the Regulations and shall be interpreted and applied in all respects accordingly.

      If during the Fiscal Year there is a net decrease in Member nonrecourse debt minimum gain (as determined in accordance with Section 1.704-2(i)(3) of the Regulations), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that Member nonrecourse debt minimum gain (determined in accordance, with Section 1.704-2(i)(5)-2 of the Regulations as of the beginning of the Fiscal Year shall, subject to exceptions set forth in Section 1.704-2(i)(4)of the Regulations (provided, that if the Company has any discretion as to an exception, the Manager may exercise such discretion on behalf of the Company) shall be allocated items of income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Member's share of the net decrease in the Member nonrecourse debt minimum gain. The Manager shall, if the application of the Member nonrecourse debt minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, ask the Commissioner to waive the minimum gain chargeback requirement pursuant to Sections 1.704-2(f)(4) and 1-704-2(i)(4)of the Regulations. The foregoing is intended to be the "chargeback of Member nonrecourse debt minimum gain" required by Section 1.704-2(i)(4) of the Regulations and shall be interpreted and applied in all respects accordingly.

      (c) If during any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Sections 1.704-1(b),(2)(ii)(d), (5) or (6) of the Regulations, which causes or increases a deficit balance in the Member's Adjusted Capital Account, there shall be allocated to the Member items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as set forth in Section 1.704-1 (b)(2)(ii)(d) of the Regulations and shall be interpreted and applied in all respects accordingly.


      A Member's "Adjusted Capital Account", at any time, shall equal the Member's Capital Account at such time (x) increased by the sum of (A) the amount of the Member's share of Company minimum gain (as defined in Sections 1.704-2(g)(1) and (3) of the Regulations, (B) the amount of the Member's share of Member nonrecourse debt minimum gain (as defined in Section 1.704-2(i)(5) of the Regulations), and (C) any amount of the deficit balance in his Capital Account the Member is obligated to restore on liquidation of the Company or other amount that the Member is treated as obligated to restore pursuant to Sections 1.704-1 (b)(2)(ii)(c) and (y) of the Regulations, decreased by reasonably expected adjustments, allocations and distributions set forth in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)of the Regulations. This definition shall be interpreted consistently with Section 1.704-1 (b)(2)(ii)(d)of the Regulations.

      (d) If any Member has a deficit in his Adjusted Capital Account, such Member shall be specially allocated items of Company income and gain in the amount of such deficit as rapidly as possible, provided, that an allocation pursuant to this Section 4.2(d). shall be made if and only to the extent that such Member would have a deficit in his Adjusted Capital Account after all other allocations provided for in this Agreement have been tentatively made as if this
Section 4.2(d) were not in this Agreement.

      (e) Notwithstanding anything to the contrary in this Article

            (i) Company losses, deductions or expenditures described in Section 705(a)(2)(b) of the Code, that are attributable to a particular Member nonrecourse liability shall be allocated to the Member that bears the economic risk of loss for the liability in accordance with the rules of
      Section 1.704-2(i) of the Regulations; and,

            (ii) Company losses, deductions or expenditures described in Section 705(a)(2)(b) of the Code, that are attributable to Company nonrecourse liabilities shall be allocated to the Members in proportion to their Capital Contributions.


      (f) Notwithstanding any provision of Section 4.1 hereof, no allocation of Net Losses, shall be made to a Member if it would cause the Member to have a negative balance in his Adjusted Capital Account. Allocations of Net Losses that would be made to a Member but for this Section 4.2(f) shall instead be made to other Members pursuant to Section 4.1 to the extent not inconsistent with this
Section 4.2(f). To the extent allocations of Net Losses cannot be made to any Member because of this Section 4.2(f), such allocations shall be made to the Members in accordance with Section 4.1 hereof notwithstanding this Section 4.2(f).


      (g) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to Paragraphs (c), (d), (f) or (h) of this
Section 4.2 and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Section 4.1, subsequent allocations under Section 4.1 shall be made, to the extent possible and without duplication, in a manner consistent with Paragraphs (b), (c), (d), (f), and
(h)of Section 4.2 hereof, which negate as rapidly as possible the effect of all such inconsistent allocations under said Paragraphs (c), (d), (f) and (h).


      (h) Except to the extent otherwise required by the Code and Regulations, if a Unit in the Company or part thereof is Transferred in any Fiscal Year, the Net Income, Net Loss and items of income, gain, loss, deduction and credit allocable to the Unit in the Company for such Fiscal Year shall be apportioned between the transferor and the transferee in proportion to the number of days in such Fiscal Year that such Unit is held by each of them, except that, if they agree between themselves and so notify the Manager within thirty (30) days after the Transfer, then at their option and expense, (i) all items or (ii) extraordinary items, including capital gains and losses, may be allocated to the Person who held the Unit on the date such items were realized or incurred by the Company.


      (i) In determining the Members' share of the excess nonrecourse liabilities of the Company, if any, for purposes of Section 1.752-3(a)(3) of the Regulations, the Members' share of Company profits shall be proportional to the Members' Capital Contributions.

      (j) Any allocations made pursuant to this Article IV shall be made in the following order:

            (i) Section 4.2(b);

            (ii) Section 4.2(c);

            (iii) Section 4.2(e);

            (iv) Section 4.2(g);

            (v) Section 4.2(a);

            (vi) Section 4.1; and

            (vii) Section 4.2(d).

      These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year. Where any provision depends on the Capital Account of any Member, that Capital Account shall be determined after the operation of all preceding provisions for the Fiscal Year. These allocations shall be made consistently with the requirements of Section 1.704-2(j)of the Regulations.

      (k) The Manager may vary the allocations provided for in Article IV to the extent it believes it reasonably necessary to comply with the requirements of Sections 1-704-1(b)and 1.704-2 of the Regulations, provided, that any variations in the amounts allocated to a Member shall not materially affect the amounts distributed to such Member.

      SECTION 4.3. ALLOCATIONS FOR INCOME TAX PURPOSES. The income, gains, losses, deductions and credits of the Company shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss were allocated under Section 4.1 and 4.2; provided, however, that solely for Federal, state and local income and franchise tax purposes not for book or Capital Account purposes--income, gain, loss and deduction with respect to any property properly carried, on the Company's books at a book value other than the tax basis of such property shall be allocated in a manner determined in the Manager's discretion, so as to take into account (consistently with Section 704(c) of the Code and Section 1.704-3 of the Regulations) the difference between such property's book value and its tax basis.

      SECTION 4.4. WITHHOLDING. The Company shall comply with withholding requirements under Federal, state and local laws and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution in the amount of the withholding to that Member. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount withheld has not been withheld from actual distributions, the Company may, at its option,
(i) require the Member to reimburse the Company for such withholding, which reimbursement shall be treated as a reduction in the deemed distribution to the Members referred to in the previous sentence by such Member, or (ii) reduce any subsequent distributions by the amount of such withholding. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.


      SECTION 4.5 CAPITAL ACCOUNTS. The Company shall establish and maintain a separate Capital Account for each Member and his legal representatives, successors and permitted assigns in accordance with the definition of "Capital Account" in Article I above.

                                    ARTICLE V
                                  DISTRIBUTIONS

      SECTION 5.1. DISTRIBUTIONS. Except for any distributions expressly required or permitted to be made under this Article V and subject to Sections
5.4 and 5.5, the amount and timing of all distributions of cash and of property other than cash, including, interest in pre-existing Loans, rollovers and Reinvested Distributions, will be at the discretion of the Manager. All distributions pursuant to this Section 5.1 will be made to the Members as follows:

      (a) An amount equal to the excess of (x) the cumulative Returns of each Member over (y) all amounts previously distributed to the Members pursuant to this Section 5.1 (a), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

      (b) An amount equal to the excess of (x) the cumulative Cash Return of each Member over (y) all amounts previously distributed to the Members pursuant to this Section 5.1 (b), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);


      (c) An amount equal to the excess of (x) the cumulative total over all Loans for all periods the amounts equal to the product of (I) the Late Fees and Extension Fees earned on each Loan for each period times (II) each Member's Pro Rata Share for such period over (y) all amounts previously distributed to the Members pursuant to this Section 5.1(c), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y); and

      (d) Any cash or other property, other than Loans and capital contributions that have not been invested, remaining after the distributions set forth in Paragraphs (a), (b) and (c) of this Section 5.1 and after retention of any reserves deemed appropriate by the Manager, in its sole discretion, shall be distributed to the Manager.

      SECTION 5.2. TIMING OF DISTRIBUTIONS. Unless as otherwise provided in this Agreement, the Manager shall use reasonable efforts to make the distributions provided in Sections 5.1(a) (b) and (c) above, on a monthly basis by the fifth day of each month. All other distributions shall be made at the sole discretion of the Manager.

      SECTION 5.3. DISTRIBUTIONS OF NET PROCEEDS. Net Proceeds shall only be distributed to a Member upon his withdrawal from the Company in accordance with
Section 11.3 and/or upon dissolution of the Company pursuant to Article 12 of this Agreement.

      SECTION 5.4. CERTAIN STATE AND LOCAL TAXES. Notwithstanding Section 5.1 above, if the Manager, or any direct or indirect shareholder or other equity owners of the Manager (other than a C corporation or an individual) is required to recognize state or local income or franchise taxes, in the state of Nevada, Texas or any other state or interest or penalties in respect thereof, with respect to any allocations or distributions made to the Members with respect to any Fiscal Year, the Company shall distribute to the Manager an amount which, after deducting all Federal, state and local income taxes payable by the Manager as a result of receiving the distribution (taking into account the deductibility of state and local income taxes against Federal income tax and the deductibility, if any, of local income taxes against state taxes) shall equal the amount of such state or local income or franchise taxes or interest or penalties, and the distributions to the Member's shall be reduced to the extent of the distributions hereunder.




      SECTION 5.5. LIMITATIONS ON DISTRIBUTIONS. Notwithstanding anything herein contained to the contrary, no distribution under this Agreement shall be made if such distribution would violate LLC Law. A Member who receives a distribution in violation of LLC Law shall be liable to return the distribution to the Company if the Member knew that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the Value of the assets of the Company (except that the Value of property that is subject to a liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the Value of that property exceeds that liability).

      SECTION 5.6. RESERVES. In connection with any distribution to a Member under this Article V, the Manager shall cause the Company to establish such reserves as it deems reasonably necessary for any contingent or unforeseen Company liabilities, and, at the expiration of such period as shall be deemed advisable by the Manager, the balance shall be distributed to such Member (or such Member's legal representative).

      SECTION 5.7 TAX DISTRIBUTIONS. For each Fiscal Year, the Company shall, during such Fiscal Year or the immediately subsequent Fiscal Year, but no later than sixty (60) days following the end of such Fiscal Year, use its best efforts to distribute to each Member, with respect to such Fiscal Year, if a distribution equal to or exceeding such amount has not been previously made, an amount equal to such Member's Presumed Tax Liability for such Fiscal Year. Any amount distributed pursuant to this Section 5.6 shall be deemed to be advance distributions of amounts otherwise distributable to the Members pursuant to
Section 5.1 and shall reduce the amounts that would subsequently otherwise be distributable to the Members pursuant to Section 5.1 in the order they would otherwise have been distributable.

      SECTION 5.8 INCORRECT DISTRIBUTIONS. To the extent distributions pursuant to this Article V were incorrectly made, as determined by the financial statements of the Company, the recipients shall promptly repay all incorrect payments and the Company shall have the right to set off any current or future sum owing to such recipients against any such incorrectly paid amount.

      SECTION 5.9 DISTRIBUTIONS IN KIND. In the event any distributions available for distribution consist of items other than cash (i.e., notes, mortgages, payments in kind), the Members shall be entitled to their share of each such asset in the same proportions as if such distribution were cash distributions in an amount equal to the Value thereof.

                                   Article VI

                               REINVESTMENT PLANS


      Section 6.1 Members' Reinvested Distributions. A Member may elect to participate in the Company's Reinvestment Plan at the time of his purchase of Units by electing to do so in the Subscription Agreement executed by the Member. The Member's participation in the Reinvestment Plan commences after the Company has accepted the Member's Subscription Agreement. Subsequently, a Member may revoke any previous election or make a new election to participate in the Reinvestment Plan by sending written notice to the Company. The notice shall be effective for the month in which the notice is received, if received at least ten (10) days before the end of the calendar month. Otherwise the notice is effective the following month.

      Section 6.2 Purchase of Additional Units. Under the Reinvestment Plan, participating Members use distributions of interest generated from Loans and cash and cash equivalents held by the Company, and Late Fees and Extension Fees, to purchase additional Units at one thousand dollars ($1,000.00) per Unit. Members may reinvest fractionalized distributions under the Reinvestment Plan and for each $1,000.00 in distributions reinvested, such Member will acquire one Unit. The Manager will credit Units purchased under the Reinvestment Plan to the Member's Capital Account as of the first day of the month following the month in which the Reinvested Distributions are made. If a Member revokes a previous election to participate in the Reinvestment Plan, subsequent to the month in which the Company receives the revocation notice, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional Units.

      Section 6.3 Statement of Account. Within ten (10) days after the end of each month in which the Reinvested Distributions have been credited to Members participating in the Reinvestment Plan, the Manager will mail to participating Members a statement of account describing the Reinvested Distributions received, the number of incremental Units purchased, the purchase price per Unit (if other than one thousand dollars ($1,000.00) per Unit), and the total number of Units held by the Member.

      Section 6.4 Unit Certificate. The Manager shall mail to each Member participating in the Reinvestment Plan semi-annually a Certificate evidencing the aggregate number of Units held by the Member.

      Section 6.5 Continued Suitability Requirements. Each Member who is a participant in the Reinvestment Plan must continue to meet the investor suitability standards described in the Subscription Agreement and prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in the Reinvestment Plan. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the prospectus for a purchase of Units in the offering. The Members acknowledge that the Company is relying on this notice in issuing the Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of Units to the Member.

      Section 6.6 Changes or Termination of the Reinvestment Plan. The terms and conditions of the Reinvestment Plan may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

                                   ARTICLE VII
                                   MANAGEMENT


      Section 7.1 MANAGER'S POWERS. (a) The Manager shall manage the Company, and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under LLC Law. Except as expressly limited by the provisions of this Agreement and LLC Law, the Manager shall have the full, exclusive and absolute right, power and authority to manage and control the Company and the property, assets, affairs and business thereof. Except as so expressly limited, the Manager shall have all of the rights, powers and authority conferred upon it by law or under the provisions of this Agreement. Except as expressly provided herein or as otherwise required by LLC Law, the Members shall have no voice or participation in the management of the Company's business, and no power to bind the Company or to act on behalf of the Company in any manner whatsoever.


      (b) The Manager shall have the power and authority to effectuate the purposes of the Company as set forth in the Preambles of this Agreement and to make, or acquire interests, in Loans. The Manager shall not permit the Company to undertake any activity that would cause the Company to be an investment company required to be registered under the Investment Company Act of 1940, as amended, or cause some or all of the Company's assets to be "plan assets" or the trading and investment activity of the Company to constitute "prohibited transactions" under the Code and the Employee Retirement Income Security Act of 1974, as may be amended.

      (c) Without limiting the generality of the foregoing Sections 7.1(a) and
(b), the Manager shall have the power on behalf of the Company to:

            (i) authorize and engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member or any Affiliate of any Member;

            (ii) call meetings of Members or any class or series thereof, on reasonable notice, for such purposes as the Manager shall determine, and, in the Manager's sole discretion, establish permit Members to vote by proxy at such meetings; the Members with capital accounts that constitute a majority of the capital accounts of all Members or class of Members for whom the meeting is called shall constitute a quorum at any such meeting;

            (iii) issue Certificates to the Members as set forth in Sections 3.7 and 6.4 of this Agreement;


            (iv) determine and make distributions, in cash or otherwise, in accordance with the provisions of this Agreement and the LLC Law;



            (v) establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;


            (vi) redeem, repurchase or exchange, on behalf of the Company, Units which may be so redeemed, repurchased or exchanged;

            (vii) appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Manager deems necessary or desirable for the management and operation of the Company, including any Member or any Affiliate of any Member;

            (viii) open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

            (ix) effect a dissolution of the Company and act as liquidating trustee or the Person winding up the Company's affairs, all in accordance with the provisions of this Agreement and LLC Law;

            (x) bring and defend, on behalf of the Company, actions and proceedings, at law or in equity, before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

            (xi) prepare and cause to be prepared reports, statements and other relevant information for distribution to Members, as may be required or determined to be necessary or desirable by the Manager from time to time;


            (xii) effect: (a) a sale or exchange of all or substantially all of the assets of the Company, (b) a merger or consolidation or similar transaction of the Company (whether the Company or another Person is the surviving entity of such transaction), (c) a sale of all of the Units of the Company, or (d)any similar transaction; provided, however, that if any transaction set forth in (a), (b), (c) or (d) above adversely affects the Members, the vote of the Members whose aggregate Capital Accounts equal or exceed two-thirds of the aggregate of all Members' Capital Accounts shall be required to effect any such transaction;


            (xiii) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

            (xiv) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.

            The expression of any power or authority of the Manager in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

      Section 7.2 MANAGER'S OBLIGATIONS. The Manager shall, at its own expense, operate the business of the Company in the ordinary course of business, including without limitation, the servicing of Loans, management of cash and cash equivalents, contracting with real estate mortgage brokers to locate suitable real estate projects for mortgage loan financing or suitable loans to be acquired, providing office space as necessary and telephones and any other necessary telecommunications and office support and supplies. In addition, the Manager shall through its affiliate, Global Express Securities, Inc. or through any other duly licensed NASD broker-dealer that the Manager may select, at the expense of the Manager or its Affiliates, conduct the public offering of the Units, including without limitation, prepare and file a registration statement with the Securities and Exchange Commission and comply with all applicable state securities laws, known as the "blue sky laws". Nothing herein shall require the Manager to pay any of the expenses associated with any efforts to realize proceeds from Foreclosure Loans and, notwithstanding anything to the contrary set forth in this Agreement, the Manager may use, without limitation, the Company's cash or advances made by the Manager or its Affiliates to pay any such expenses.


      Section 7.3 PROCEDURES. Any action requiring the affirmative approval or vote of Members under this Agreement, unless otherwise specified herein, may be taken by vote at a meeting called upon not less than ten (10) days notice to the Members or, in lieu thereof, by consent of Members delivered to the Manager with the required percentage of the Units in the Company, followed by notice to all the Members. To the extent any vote of the Members not covered by this Agreement may be required under LLC Law or any other law, the Members shall vote in accordance with the percentage that their Capital Accounts represent of the aggregate of all Capital Accounts of Members. The Manager may establish such additional and reasonable procedures (in the form of By-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the Members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, or any other matter with respect to the exercise of any such right to vote and with respect to the replacement of lost Certificates.


      Section 7.4 MANAGER'S DUTY TO DEVOTE TIME. The Manager shall be responsible for the conduct of the business of the Company as set forth in this Agreement in such a manner as to maximize the value of the Company's assets, and the Manager shall devote such resources to the Company business as shall be necessary or useful to manage and supervise the Company's business and affairs in a proper and efficient manner. The Manager and its affiliates shall be entitled to devote themselves to other businesses, whether or not similar in nature to, or competitive with, the business of the Company, and neither the Company, nor the other Members, shall have any right, by virtue of this Agreement, in and to such other businesses, to the income or profits derived therefrom or any portion of the foregoing.

      Section 7.5 CONDUCT OF Manager; LIMITED LIABILITY OF THE MANAGER. (a) The Manager shall perform its duties hereunder in accordance with the applicable provisions (and any successor provision) of LLC Law.

      (b) The liability of the Manager shall be eliminated and limited to the maximum extent permitted by Section 86.371 of LLC Law and any other applicable section of LLC Law.

      (c) The Manager shall have fiduciary responsibility for the safekeeping and use of all funds, property and assets of the Company, whether or not in its control, and shall not employ, or permit another to employ, such funds, property or assets in any manner except as otherwise expressly set forth herein or for the benefit of the Company.

      Section 7.6 INDEMNIFICATION. (a) To the fullest extent permitted by applicable law, an Indemnified Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement; provided, however, that any indemnity under this Section 7.6 shall be provided out of and to the extent of company assets only, and no Member shall have any personal liability on account thereof. The right of indemnification pursuant to this Section 7.6 shall include the right to be paid, in advance, or reimbursed by the Company for the reasonable expenses incurred by an Indemnified Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (b) The Manager shall have the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each of the employees and agents of the Company against any liability incurred by them in their capacities as such, whether or not the Company has the power to indemnify them against such liability.


      Section 7.7 CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND THE MANAGER AND ITS AFFILIATES.


      (a) Nothing herein shall preclude the Manager and its Affiliates from receiving any of the following compensation, as more fully described in the Prospectus, in connection with the Loans, provided, that such compensation does not reduce the Return and/or Cash Return paid to the Members:

            (i) loan origination or brokerage commissions;

            (ii) loan evaluation and processing fees;

            (iii) loan extension fees; and

            (iv) equity participation fee of between 2% to 5% in the properties securing or projects financed by the Loans.


      (b) Nothing herein shall preclude the Manager and its Affiliates from engaging in the following transactions with the Company in connection with the Loans, provided, that such engagement does not reduce the Return and/or Cash Return paid to the Members:


            (i) the purchase of any Loan from the Company;

            (ii) the sale of any Loan to the Company; and

            (iii) the purchase of any collateral securing a Foreclosure Loan.

      (c) Affiliates of the Manager may maintain interests in any Loan in which the Company has acquired a partial interest and maintain existing Loans or make new Loans to borrowers that are also borrowers under Loans owned entirely or in part by the Company.

      (d) Counsel to the Company may also be counsel to the Manager or any Affiliate of the Manager. The Manager may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to any applicable rules of professional conduct or similar rules ("Rules"). The law firm engaged as legal counsel to the Company in connection with the formation of the Company and the offer and sale of Units ("Company Counsel") is not involved in the underwriting, documentation or routine servicing of Loans made or acquired by the Company. Each Member acknowledges that Company Counsel does not and will not represent any Member, and that in the absence of a clear and explicit written agreement, Company Counsel shall owe no duties directly to any Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Member and the Company, or between any Member or the Company, on the one hand, and the Manager or its Affiliate, on the other hand, then each Member agrees that Company Counsel may represent either the Company or such Manager or its Affiliate, or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

      (e) Each Member further acknowledges that Company Counsel has represented only the interests of the Manager and not the Members in connection with the formation of the Company and the preparation and negotiation of this Agreement, and each Member acknowledges that it has been afforded the opportunity to consult with independent counsel with regard thereto.


      Section 7.8 REMOVAL OF MANAGER; SUCCESSOR. (a) The Manager may be removed from the Company for Cause (as defined below) and as otherwise specifically provided in this Section 7.8. For purposes of this Agreement, "Cause" shall mean the Manager (i) has been convicted of a felony, (ii) has committed fraud against the Company or (iii) has acted or omitted to take action on behalf of the Company which act or omission constitutes gross negligence or wilful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting Cause has occurred or exists, provided, that any removal of the Manager for Cause shall be effected by a vote of the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time. The Manager may also be removed, other than for Cause, after the Manager has received distributions from the Company that equal or exceed 125% of the aggregate expenses, including without limitation, expenses of, and commissions payable, in connection with the public offering of the Units in the Company, incurred by the Manager and its Affiliates in connection with the business of the Company, provided, that any removal of the Manager pursuant to this Section
7.8 other than for Cause may be effected by a vote of the Members whose aggregate Capital Accounts equal or exceed two-thirds of the aggregate of all Members' Capital Accounts. In the event of the removal or resignation of the Manager, nominations for a successor Manager may be made by Members whose aggregate Capital Accounts exceed ten percent (10%) of the aggregate of all Members' Capital Accounts at such time. Appointment of a successor Manager shall be effected by a vote of the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time.


      (b) If the Manager is removed from the Company pursuant to this Section
7.8 or otherwise withdraws or resigns as Manager, the Manager will have none of the powers of a Manager.

      Section 7.9 NO BORROWING. The Company will not borrow any funds from the Loans then outstanding.

                                  ARTICLE VIII
                     BOOKS OF ACCOUNT; BANK ACCOUNTS; TAXES

      SECTION 8.1 BOOKS OF ACCOUNT. Complete books of account shall be kept by the Manager at the principal office of the Company or at such other office as the Manager may designate. The Fiscal Year of the Company shall begin on January 1 and end on December 31 or such other month as may hereafter be determined by the Manager; provided, however, that the last Fiscal Year of the Company shall end on the date the Company is terminated.

      SECTION 8.2 BANK ACCOUNTS. The Company shall maintain one or more bank accounts for such funds of the Company as it shall choose to deposit therein, and withdrawals therefrom shall be made upon such signature or signatures as the Manager shall determine.

      SECTION 8.3 TAX RETURNS. The Company shall prepare income tax returns for the Company and shall further cause such returns to be timely filed with the appropriate authorities. It is contemplated that the Company will be classified as a "partnership" for federal, state and local income tax purposes. The Company and its Members will take such reasonable action as may be necessary or advisable, as determined by the Manager, including the amendment of this Agreement to cause or ensure that the Company shall be treated as a "partnership" for federal, state and local income tax purposes. All elections by the Company for Federal income tax or other tax purposes shall be made by the Manager.

      SECTION 8.4 TAX MATTERS PARTNER. The Manager shall act as the "tax matters partner" ("TMP") of the Company, as such term is defined in Section 6231(a)(7) of the Code, and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and the Regulations thereunder to designate the Manager as TMP.

      SECTION 8.5 BOOKS AND RECORDS. The Manager shall cause the Company to keep the following books and records, which shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, the Members, or their duly authorized representatives, during reasonable business hours and upon at least five (5) business days' prior written notice to the Manager:

      (a) A copy of the Certificate of Formation and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto have been executed;

      (b) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

      (c) A copy of this Agreement and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

      (d) Copies of the financial statements of the Company, if any, for the six
(6) most recent Fiscal Years; and

      (e) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

      SECTION 8.6 FINANCIAL REPORTS AND RETURNS. (a) The Manager shall cause to be prepared and distributed to each Member, within ninety (90) days after the end of each Fiscal Year, such information as is necessary for the Members' preparation of their federal income tax returns and state income or other tax returns.

      (b) The Manager shall cause to be prepared and distributed to each Member, within one hundred twenty (120) days after the end of each Fiscal Year, an annual report which shall contain a balance sheet of the Company as of the end of each

Fiscal Year, an income statement and a report of the activities of the Company during such Fiscal Year which shall include a statement of changes in financial position for that Fiscal Year, which financial statements shall be audited by an independent certified public accounting firm in accordance with generally accepted auditing standards.

(c) For as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the Manager shall cause to be distributed to each Member, within sixty (60) days after the end of each of the first three fiscal quarters of the Fiscal Year, the information contained in such quarterly report for each quarter.

                                   ARTICLE IX
                              ADMISSION OF MEMBERS

      SECTION 9.1 ADMISSION OF MEMBERS. (a) Subject to paragraph (b) of this
Section 9.1, the Manager, at its option and in its sole discretion, may, on such terms as it shall determine in its sole discretion, at any time and from time to time, admit one or more Persons as Members. The Company shall only accept initial Capital Contributions from Members in an amount not less than $2,000 ($5,000 for residents of Nevada).

      (b) Notwithstanding the provisions of paragraph (a) of this Section 9.1, no Person may be admitted as an Member if such admission would (i) cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, (ii) cause the Company to be treated as a "publicly traded Company" within the meaning of Section 7704 of the Code, (iii) violate or cause the Company to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations.

      (c) Each Member shall automatically be bound by all of the terms and conditions of this Agreement applicable to a Member. Each Member shall execute such documentation as requested by the Manager pursuant to which such Member agrees to be bound by the term and provisions of this Agreement.

      (d) The Manager shall reflect each admission authorized under this Article IX by preparing an amendment to Schedule A attached hereto, to reflect such admission.

                                    ARTICLE X
                        TRANSFERS OF INTERESTS OF MEMBERS


      SECTION 10.1 GENERAL PROHIBITION. Except as otherwise expressly provided for in this Agreement or as otherwise provided in LLC Law, a Member may not Transfer his Units without the prior written consent of the Manager, which consent may be granted or denied in its sole discretion. The Manager shall withhold consent to such Transfer where required under the terms of this Agreement and may do so without any liability or accountability to any Member or Person.

      SECTION 10.2 GENERAL CONDITIONS TO PERMITTED TRANSFER. (a) No Transfer of a Unit shall be effective unless permitted by the terms of this Agreement. Notwithstanding any other provisions of this Article X, no interest of a Member may be Transferred or assigned to any Person, nor may such transferee or assignee be admitted as an Member if such Transfer, assignment or admission would (i) cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, (ii) cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code, (iii) violate or cause the Company to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations. In addition, no Transfer shall be permitted unless the following conditions are satisfied.

            (i) such Transfer shall have been consented to in writing by the Manager in accordance with the provisions of Section 9.1 hereof;

            (ii) the transferee shall accept and adopt in writing, by an instrument in form and substance satisfactory to the Manager, all of the terms and provisions of this Agreement, as the same may be amended from time to time, and shall have expressly assumed all of the obligations of the transferring Member;

            (iii) the transferee shall pay all filing, publication and recording fees, if any, and all reasonable expenses, including, without limitation, reasonable counsel fees and expenses incurred by the Company in connection with such transaction;

            (iv) the transferee shall execute such other documents or instruments as counsel to the Company may require (or as may be required by law) in order to effect the admission of such Person as a Member;


            (v) the transferee shall execute a statement that it is acquiring the Unit(s) for his own account for investment and not with a view to the distribution thereof and that it will Transfer the acquired the Unit(s) only to a Person who so similarly represents and warrants;

            (vi) if required by the Manager, the Company receives an opinion of counsel (who may be counsel for the Company), in form and substance satisfactory to the Manager, that such Transfer does not violate federal or state securities laws or any representation or warranty of such transferring Member given in connection with the acquisition of the Units; and


            (vii) if required by the Manager, Company Counsel delivers to the Company an opinion that such Transfer (a) will not result in a termination of the Company under Section 708 of the Code; (b) will not cause the Company to lose its status as a partnership for United States federal income tax purposes; and (c) will not cause the Company to become subject to the Investment Company Act of 1940.


      (b) No Transfer of a Unit, where permitted by the terms of this Agreement, shall be binding on the Company until all of the conditions to such Transfer have been fulfilled. Upon the admission of a substitute or additional Member, the Manager shall promptly cause any necessary documents or instruments to be filed, recorded or published, wherever required, showing the substitution or addition, as applicable, of the transferee as a substitute Member.

      (c) A transferee of a Unit shall be entitled to receive distributions of cash or other property from the Company attributable to the Unit acquired by reason of such Transfer from and after the effective date of the Transfer of such Unit to him; provided, however, that anything herein to the contrary notwithstanding, the Company and the Manager shall be entitled to treat the transferor of such Unit as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, losses, credits, deductions or distributions that are made in good faith to such transferor until such time as all of the conditions of such Transfer have been fulfilled, the written instrument of Transfer has been received by the Company and the effective date of Transfer has passed.

      (d) A transferee shall be permitted to elect to participate in the Company's Reinvestment Plan in accordance with Article VI of this Agreement.

      (e) The effective date of a permitted Transfer of a Unit shall be no earlier than the last day of the calendar month following receipt of notice of assignment and such documentation as the Manager determines is required.

      (f) The transferring Member shall cease to be a Member, and the transferee shall become a Substituted Member, as to the Unit so Transferred as of the effective date, and thereafter the transferring Member shall have no rights or obligations with respect to the Company insofar as the Transfer of the Unit is concerned.

      SECTION 10.3 VOID TRANSFERS. Notwithstanding anything to the contrary in this Agreement, any Transfer of a Unit in violation of the provisions of this Agreement shall be void and shall not bind the Company.

      SECTION 10.4 PERMITTED TRANSFERS. (a) A Member may Transfer his right to receive distributions and allocations of Net Income and Net Loss and other economic benefits under this Agreement to any Permitted Transferee (as defined below); provided, however, that in no event shall any such transferee be admitted as a substitute or additional Member of the Company or be entitled to any other right of a Member under this Agreement (including, but not limited to, the right to vote or consent) without the prior written consent of the Manager, which consent may be withheld in its sole and absolute discretion; provided, further, that if required by the Manager, a Transfer to a Permitted Transferee may be conditioned upon the receipt of an opinion from Company Counsel to the effect provided in Section 10.2(a)(vii).


      (b) A "Permitted Transferee" means:

            (i) a Member's spouse, children (including adopted children), siblings or grandchildren (a "Family Member") or a trust of which one or more Family Members are the sole beneficiaries;

            (ii) with respect to a Member which is a partnership, corporation or limited liability company, such Member's partners, shareholders, members, directors, executive officers or managers, as the case may be, and to a Family Member of any such person;

            (iii) with respect to a Member which is a trust, the beneficiaries of such trust; or

            (iv) another Member.


      SECTION 10.5 LEGENDS.

      10.5.1 A legend in substantially the following form or such other reasonable form as the Manager shall provide, shall be affixed to the Certificates evidencing the Units:

      THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.


      10.5.2 Appropriate legends, including the following, under applicable securities laws shall be affixed to certificates evidencing the Units and issued or Transferred to purchasers in other states.


                         NOTICE TO CALIFORNIA RESIDENTS

      IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                   ARTICLE XI
              DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER

      11.1 EFFECT OF DEATH OR LEGAL INCOMPETENCY OF A MEMBER OF THE COMPANY. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

      11.2 RIGHTS OF PERSONAL REPRESENTATIVE. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for purposes of settling his estate or managing his property, including the rights of assignment and withdrawal.


      11.3 WITHDRAWAL OF MEMBERS OTHER THAN MANAGER. With the sole discretion of the Manager reasonably exercised, the Manager may modify, eliminate or waive any such limitation on the withdrawal rights of a Member as set forth below, on a case by case basis, so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other Members as a whole; or (b) result in the Company being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code and the Regulations thereunder. To withdraw or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the amount of his requested withdrawal in cash of his Capital Account, within sixty-one (61) to ninety-one (91) days after the written notice of withdrawal is delivered to the Manager, subject to the following limitations:


            11.3.1 Except with regard to the right of the personal representative of a deceased Member, no notice of withdrawal shall be honored and no withdrawal shall be made, of or for any Units, until the expiration of at least one year from the date of purchase of those Units.


            11.3.2 After a Member has held his Units for at least one year, for a period of two years thereafter, the Member can only withdraw up to a maximum of 10% per year of the outstanding Capital Accounts of all Members at the time of such request.

            11.3.3 To assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds subject to such Member's Pro Rata Share and Capital Contributions.

            11.3.4 A Member shall have the right to receive distributions in cash from his Capital Account only to the extent that cash from Net Proceeds and Capital Contributions are available. The Manager shall not be required to

(i) establish a reserve fund for the purpose of making a cash distribution of any Capital Account; (ii) use any other sources of the Company's funds other than cash from Net Proceeds and Capital Contributions; (iii) sell or otherwise liquidate any portion of the Company's investments in Loans or any other asset in order to make a cash distribution of any Capital Account.


            11.3.5 During the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not commit to invest any Net Proceeds or Capital Contributions in new loans or other non-liquid investments unless and until the Company has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account.

            11.3.6 Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of the Member's Capital Account as of the date of the distribution, as to which the Member has given a notice of withdrawal under this
Section 11.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current Value of the Company's net assets.

            11.3.7 Requests by Members for withdrawal will be honored in the order in which the Manager receives them. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the one year holding limitation set forth in Subsection 11.3.1), the Manager will notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and

            11.3.8 If a Member's Capital Account would have a balance of less than two thousand dollars ($2,000) following a requested withdrawal, the Manager, at its discretion, may distribute to the Member the entire balance in the account.

            11.3.9 As a result of a Member's withdrawal, the number of Units held by such Member will be reduced to an amount proportionate to the amount remaining in such Member's Capital Account.


                                   ARTICLE XII
                           DISSOLUTION AND TERMINATION

      SECTION 12.1 DISSOLUTION. The Company shall be dissolved upon the earliest to occur of the following:

(a) payment to the Company of all amounts due on the Loans, and if any Loans have become Foreclosure Loans, the completion of all efforts of the Company to realize the proceeds of such Loan and the underlying collateral; or

(b) the express written consent of the Manager or the unanimous consent of the Members; or

(c)   the termination of the Company in accordance with Section 2.3; or

(d)   the entry of a decree of judicial dissolution of the Company; or

(e) the withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a majority of the Members agree in writing to continue the business of the Company and, within six (6) months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

      SECTION 12.2 LIQUIDATION. (a) Upon the dissolution of the Company, the Manager shall proceed, within a reasonable time, to sell or otherwise liquidate the assets of the Company and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Company to distribute the remaining assets to the Members, pro rata, in accordance with the positive balance in their respective Capital Accounts.

      (b) Upon dissolution, the Members shall look solely to the assets of the Company for the return of their Capital Contributions. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager, who hereby is authorized to do any and all acts and things authorized by law for these purposes.

      SECTION 12.3 TERMINATION. The Company shall terminate when all property owned by the Company shall have been disposed of and the assets, after payment of, or due provision has been taken for, and liabilities to Company creditors shall have been distributed as provided in this Agreement. Upon such termination, the Manager shall execute and cause to be filed a certificate of discontinuance of the Company and any and all other documents necessary in connection with the termination of the Company.

                                  ARTICLE XIII
                  AMENDMENT OF AGREEMENT AND POWER OF ATTORNEY

      SECTION 13.1 AMENDMENTS. Amendments to this Agreement which do not adversely affect the right of any Member in any material respect may be made by the Manager without the consent of any Member through use of the Power of Attorney, if those amendments are for the purpose of admitting Members or Substituted Members as permitted by this Agreement, including, without limitation, amendments to Schedule A hereto to reflect the admission of such Additional and Substituted Members and to reflect changes in the Capital Contributions of the Members. Amendments to this Agreement other than those described in the foregoing sentence may be made only if embodied in an instrument signed by the Manager and by Members with Capital Accounts that exceed 50% of the aggregate Capital Accounts of all Members; provided, however, that, unless otherwise specifically contemplated by this Agreement, no amendment to this Agreement shall, without the prior consent of each of the Members adversely affected thereby, (i) increase the liability of any Member, (ii) decrease any Member's interest in Net Income or items of income or gain and distributions or (iii) increase any Member's interest in Net Loss or items of deduction or loss. The Manager shall send to each Member a copy of any amendment to this Agreement.

      SECTION 13.2 AMENDMENT OF CERTIFICATE OF FORMATION. In the event this Agreement shall be amended under Section 13.1, the Manager shall amend the Certificate of Formation or any other governmental filings of the Company to reflect such change if it deems such amendments to be necessary or appropriate.


      SECTION 13.3 POWER OF ATTORNEY. Each Member hereby irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power of substitution, in his name, place and stead to make, execute, sign, acknowledge (including swearing to), verify, deliver, record and file, on his behalf the following: (i) any amendment to this Agreement which complies with the provisions of this Agreement and (ii) the Certificate of Formation and any other governmental filings and any amendment thereto required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company or in the Capital Contributions of the Members. This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Manager and as such (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or the Manager shall have had notice thereof, (ii) may be exercised for a Member by a facsimile signature of the Manager or, after listing all of the Members, including such Member, by a single signature of the Manager acting as attorney-in-fact for all of them, and (iii) shall survive the delivery of an assignment by a Member of the whole or any portion of his Units in the Company, except that where the assignee thereof has been approved by the Manager for admission to the Company as a Substituted Member, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.


                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

      SECTION 14.1 NOTICES. (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be addressed to the Members at their addresses set forth on Schedule A or in the records maintained by the Company or to such other addresses as may have been specified in a written notice duly given to the other.

      (b) Any notices addressed as aforesaid shall be deemed to have been given
(i) on the date of delivery, if delivered by hand or overnight courier, (ii) on the date of transmission, if transmitted by facsimile, provided, that if transmitted by facsimile such transmittal is confirmed, and (iii) three (3) days after the deposit of same in the United States certified mail, return receipt requested.

      SECTION 14.2 SEVERABILITY. If any covenant, condition, term or provision of this Agreement is illegal, or if the application thereof to any Person or in any circumstance shall to any extent be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such covenant, condition, term or provision to Persons or in circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each covenant, condition, term and provision of this Agreement shall be valid and enforceable to the full extent permitted by law.

      SECTION 14.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

      SECTION 14.4 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, and any Subscription Agreement or other documents executed in connection herewith represent the complete and entire agreement and understanding of the parties hereto with respect to the matters covered therein and supersede any and all previous written or oral negotiations, undertakings and commitments in writing of any nature whatsoever.

      SECTION 14.5 FURTHER ASSURANCES. The Members will execute and deliver such further instruments and do such further acts and things as may be required by the Company to carry out the intent and purposes of this Agreement.

      SECTION 14.6 SUCCESSORS AND ASSIGNS. Subject in all respects to the limitations on transferability contained herein, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, administrators, personal representatives, successors and permitted assigns of the respective parties hereto.

      SECTION 14.7 WAIVER OF ACTION FOR PARTITION. Each of the parties hereto irrevocably waives, during the term of the Company and during the period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

      SECTION 14.8 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any of the creditors of the Company or any other Person not a party to this Agreement.

      SECTION 14.9 REMEDIES. The rights and remedies of the Members hereunder shall not be mutually exclusive, and the exercise by any Member of any right to which it is entitled shall not preclude the exercise of any other right it may have.

      SECTION 14.10 WRITING REQUIREMENT. Except as otherwise provided in this Agreement, this Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party seeking or against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

      SECTION 14.11 WAIVER. No waiver or any breach or condition of this Agreement shall be deemed to be a waiver of any other condition or subsequent breach whether of the like or different nature.

      SECTION 14.12 APPLICABLE LAW. This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of Nevada without giving effect to principles of conflict of laws.

      SECTION 14.13 SIGNATURES. The signature of the Manager shall be sufficient to bind the Company to any agreement or on any document, including, but not limited to, documents drawn or agreements made in connection with the acquisition, financing or disposition of any assets; provided, however, that the action being taken in connection therewith shall be authorized under the terms of this Agreement.

      IN WITNESS WHEREOF, the undersigned have duly executed this Operating Agreement the day and year first above written.

GLOBAL EXPRESS CAPITAL MORTGAGE CORP.
as Manager

By: /s/ Connie Farris
    --------------------------------
    Connie Farris, President

                              MEMBER SIGNATURE PAGE

      IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Operating Agreement of Global Express Capital Real Estate Investment Fund I, LLC to be duly executed and delivered as of the date set forth below.

NAME OF MEMBER:                         ADDRESS FOR NOTICE (Please Print):
(Exact Name to appear on
Certificate)

______________________________________  ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

SIGNATURE: ___________________________  Attention:______________________________

By: __________________________________  Telecopy:_______________________________

Printed Name:_________________________  Tax Identification #:___________________

Title: _______________________________

Dollar Amount of Capital Contribution: $_____________________

Dated:________________________________

                                   SCHEDULE A

            GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC

                                     MEMBERS

                                        AMOUNT OF CAPITAL
NAME AND ADDRESS                        CONTRIBUTION
----------------                        -----------------
                                        $

                                        TOTAL $_____________

                                                                       Exhibit C

                             GLOBAL EXPRESS CAPITAL
                       REAL ESTATE INVESTMENT FUND I, LLC

                             SUBSCRIPTION AGREEMENT

                       SUBSCRIPTION AGREEMENT INSTRUCTIONS


A. Completion of Subscription Agreement: Please read carefully pages C-1 through C-23 and Appendix A and B to this Subscription Agreement.

      If Investor is an exiting member of Global Express Capital Real Estate Investment Fund I, LLC and wishes to purchase additional Units, skip to number 5 below of these instructions.

      1. Subscription and related undertakings, representations and warranties:

            o Indicate whether Investor will participate in Global Express Fund's Reinvestment Plan in Section 10 on page C-6.

            o     Indicate how Investor will own the Units in Section 13 on page
                  C-8.

      2.    Investment Account Application

            Complete Section 14 on pages C-9 to C-12 if:

                  (a)   Investor is an "Individual" (including Co-Investors); or

                  (b)   You are:

                        (i) acting in a "fiduciary" capacity for a Trust (i.e., estate, trust company), Legal Entity (i.e., corporation) or other entity; or

                        (ii) acting as a "custodian" or "agent" for any person or entity on behalf of such person or entity; or

                        (iii) a "participant" in a Retirement Plan.

            o If Investor is a "Trust" (i.e., trust, estate, conservatorship, trust company, etc.), complete Section 15 on page C-13.

            o If Investor is a "Legal Entity" (i.e., corporation, partnership, etc.), complete Section 16 on pages C-14 to C-15.

            o If Investor is a "Retirement Plan" (i.e., Employee Benefit Plan, Keogh Plan, IRA), complete Section 17 on pages C-16 to C-18.

      3.    Registration Information for the Units.

            o     All Investors must complete the information requested in
                  Section 18 on page C-19.

      4.    Signature Page.

            o     All Investors must complete, sign and date, as applicable,
                  Section 19 on page C-20.

PLEASE NOTE:      Section 20 on page C-21 is for Office Use Only. Do not make any marks in Section 20.

      5.    Additional Subscription Request (Existing Members Only)

            o If Investor is an existing member of Global Express Fund and wishes to purchase additional Units, complete only "Additional Subscription Request" on pages C-22 to C-23.


B. Payment. Initial subscriptions should be for at least two Units at $2,000 (Five Units at $5,000 for Nevada residents). Additional subscriptions may only be made in integral multiples of $1,000 per unit; however, Units purchased other than with cash may be made in varied amounts. Since the Minimum Offering has been met as set forth in the Prospectus, please send payment as indicated below:

      o Payment by Bank Check or Certified Check shall be made payable to the order of "Global Express Fund I"

      o Payment by Wire Transfer shall be made to:  Bank of America, N.A.
                                                    ABA No. 122400724
                                                    Global Express Fund I
                                                    Account No. 004961930215

C. Questions. If Investor has any questions when completing this Subscription Agreement, please call Global Express Securities, Inc. at 1-800-988-1488.

D. Return of Documents. This Subscription Agreement should be returned to the following address:

                        Global Express Securities, Inc.
                        8540 South Eastern Ave, Suite 210
                        Las Vegas, Nevada 89012

                             GLOBAL EXPRESS CAPITAL
                       REAL ESTATE INVESTMENT FUND I, LLC

                             SUBSCRIPTION AGREEMENT

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS


1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a member in Global Express Capital Real Estate Investment Fund I, LLC, a Nevada limited liability company ("Global Express Fund"). Investor hereby subscribes to purchase the number of units as set forth in Section 18 on page C-19 at $1,000 per unit, each unit representing a membership interest (the "Unit") in Global Express Fund. Investor agrees to purchase the Units in accordance with the terms and conditions of Global Express Fund's amended and restated operating agreement (the "Operating Agreement"), a copy of which is attached as Exhibit B to Global Express Fund's prospectus, as amended (the "Prospectus") to which this Subscription Agreement forms a part. The Units which Investor offers to purchase shall not be deemed issued to, or owned by, Investor until: (a) Investor has fully paid by certified or bank check or by wire transfer for such Units, or in exchange for the Units, Investor has contributed an entire or fractional interest in a pre-existing mortgage loan, subject to the Manager's (as defined herein) consent, and (b) Global Express Fund's manager, Global Express Capital Mortgage Corp. (the "Manager") has, in its sole discretion, accepted all or any portion of Investor's subscription herein.


2. PAYMENT OF SUBSCRIPTION. The amount of Investor's subscription set forth above either (a) has already been delivered by wire transfer to the appropriate account set forth in this Subscription Agreement, or (b) is enclosed with this Subscription Agreement in the form of a certified or bank check. At the sole discretion of the Manager, Investor may contribute entire or fractional interests in pre-existing mortgage loans in exchange for the Units, provided that such loan satisfies the mortgage lending guidelines of Global Express Fund. The number of Units Investor shall receive in exchange for such a contribution shall be equal to the then outstanding principal balance of such loan, together with any accrued but unpaid interest, or a proportionate share of such loan balance with respect to the contribution of a fractional loan interest.

3. ACCEPTANCE. Investor acknowledges that the Manager, in its sole discretion, can accept or reject all or any part of Investor's subscription, and that this offering may be terminated at any time by the Manager. Global Express Fund will seek to distribute a total of 100,000 Units for $100,000,000. If Investor's subscription is rejected in part or in whole, the funds delivered herewith by Investor, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned. If any part of Investor's subscription is accepted, the Manager will return a countersigned copy of this Subscription Agreement to Investor, which copy will evidence Investor's purchase of the number Units indicated therein.

4. REPRESENTATIONS BY INVESTOR. The Units as an investment involve a high degree of risk. Please read the "Risk Factors" beginning on page 11 of the Prospectus. In connection with Investor's investment described in Section 1 of this Subscription Agreement, Investor hereby represents and warrants to Global Express Fund, the Manager and any relevant broker-dealers the following:

      (a) Investor has received the Prospectus five (5) days prior to the date of this Subscription Agreement, and has read and understands the Prospectus, and in making this investment is relying solely on the information contained in the Prospectus.

      (b) Investor acknowledges that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation or endorsement of the Units.

      (c) Investor acknowledges that there will be no public market for resale of the Units and Investor cannot privately sell, gift, pledge or otherwise transfer Investor's Units without the prior written consent of the Manager in accordance with the terms of the Operating Agreement of Global Express Fund, and therefore, it may not be possible for Investor to liquidate Investor's investment in Global Express Fund.

      (d) Investor acknowledges that in accordance with the restrictions on the sale, transfer and assignment of the Units as provided in the Operating Agreement of Global Express Fund, the certificate evidencing the Units will bear the following restrictive legend:

            THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

      (e) Investor meets the suitability standards set forth in the Prospectus on page 28 under the heading "Investor Suitability Standards" and in Appendix A "State Investor Suitability Standards," attached to this Subscription Agreement, as such standards pertain to Investor's primary state of residence and domicile.

      (f) Investor, if an individual, has attained the age of majority (as established in the state in which domiciled) and Investor has full power, capacity and authority to enter into a contractual relationship with Global Express Fund, (i) on behalf of himself or herself, if Investor is an individual, or (ii) if Investor is acting in a fiduciary capacity for a corporation, partnership, trust or other entity, or as custodian or agent for any person or entity, on behalf of such person or entity.

      (g) Investor acknowledges that Investor has been advised to read the "Risk Factors" set forth in the Prospectus beginning on page 11.

      (h) Investor understands that Global Express Fund intends to be taxed as an association (partnership) and not as a corporation, and that, among other things, this may result in taxes being payable by Investor even though Global Express Fund may not have distributed cash to Investor.

      (i) Investor understands that an investment in Global Express Fund will not, in itself, create a retirement plan (as defined in the Internal Revenue Code of 1986, as amended) for any investor and that, in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

      (j) Investor understands that counsel representing Global Express Fund, the Manager and their affiliates does not and will not represent Investor in any respect.

      (k) Investor represents that the information furnished in this Subscription Agreement is accurate and complete in all respects.

5. PURCHASE BY FIDUCIARY. If Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom Investor is so purchasing, except that such person(s) need not be over 18 years of age.

6. ADOPTION OF OPERATING AGREEMENT. Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement and to perform all obligations therein imposed upon a member with respect to the Units to be purchased.

7. LIMITATION ON ASSIGNMENT. Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement, and Investor further acknowledges the restrictions set forth in the Operating Agreement and as described in the Prospectus relating to Investor's ability to resell, transfer, or assign the Units.

8. SPECIAL POWER OF ATTORNEY.

      A. Investor hereby makes, constitutes, and appoints the Manager to be Investor's true and lawful attorney-in-fact, with full power of substitution, in Investor's name, place and stead, to make, execute, sign, acknowledge, verify, deliver, record, publish and file on Investor's behalf the following, as is necessary or appropriate:

            (i) the Operating Agreement and the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;

            (ii) any other certificate, instrument or document which may be required to be filed by Global Express Fund by any governmental agency or by the laws of any state or other jurisdiction in which Global Express Fund is doing or intends to do business, or which the Manager deems advisable to prepare, execute and file;

            (iii) any deed of trust, mortgage or other document which the Manager deems advisable in connection with any loan made by Global Express Fund; and

            (iv) any documents which may be required to effect the continuation of Global Express Fund, the admission of an additional or substituted member, or the dissolution and termination of Global Express Fund, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

      B. Investor acknowledges and agrees that the foregoing grant of power of attorney:

            (i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of Investor and shall not be affected by the subsequent incapacity of Investor;

            (ii) may be exercised by the Manager for Investor by a facsimile signature of or on behalf of the Manager or by listing all of the members of Global Express Fund and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

            (iii) shall survive the delivery of an assignment by a member of Global Express Fund of the whole or any portion of such member's interest, except that where the assignee thereof has been approved by the Manager for admission in Global Express Fund as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

9. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to the Special Power of Attorney set forth in Section 8 of this Subscription Agreement, the Operating Agreement shall govern.


10. REINVESTMENT OF DISTRIBUTIONS. Global Express Fund maintains a Reinvestment Plan under which distributions of interest generated from mortgage loans, cash held by Global Express Fund and late fess and extension fees will be automatically reinvested for the purchase of additional Units rather than being received by an investor in cash. See Prospectus, as amended, under the heading "Summary of Operating Agreement ---Reinvestment Plan" and the Amended and Restated Operating Agreement of Global Express Fund, attached as Exhibit C to the Prospectus. So long as the undersigned investor meets the suitability standards established by Global Express Fund and by the securities law administrator of the state in which the undersigned investor is domiciled, and subject to possible suspension or termination of the Reinvestment Plan by the Manager of Global Express Fund, as set forth in the Operating Agreement, the undersigned investor will remain eligible to continue in the Reinvestment Plan. The undersigned investor may change his election at any time by written notice to Global Express Fund. Please choose one of the two options by placing your initials in the appropriate blank. If you do not initial any blank, you will be considered to have elected to receive your distributions in cash (Option B).

            PLEASE PLACE YOUR INITIALS NEXT TO THE APPROPRIATE ITEM:

            ____ ____ A. The undersigned investor elects to participate in the Reinvestment Plan and receive additional Units rather than cash as distributions of net income from Global Express Fund.

            ____ ____ B. The undersigned investor elects not to participate in the Reinvestment Plan and to receive such distributions of net income in cash from Global Express Fund.

11. INDEMNIFICATION. Investor agrees to fully indemnify and hold harmless Global Express Fund, the Manager and their affiliates, from any and all claims, actions, causes of action, damages and expenses (including legal fees and expenses) whatsoever which may result from (i) any false statement, omission or misrepresentation furnished by Investor in this Subscription Agreement, or (ii) any breach of any of the representations by Investor contained in Section 4 of this Subscription Agreement.

12. NOTICE TO MANAGER. Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

13. TYPE OF OWNERSHIP (CHECK ONE)

1.   |_| SINGLE PERSON (I)                              *12. |_| INDIVIDUAL RETIREMENT
         (Investor and Trust Custodian must sign)                ACCOUNT (IRA)

2.   |_| MARRIED PERSON--SEPARATE                       *13. |_| IRA/SEP (SEP)
         PROPERTY (I-2)                                          (Investor and Trust Custodian must sign)

*3.  |_| COMMUNITY PROPERTY WITH                        *14. |_| ROLLOVER IRA (ROI)
         RIGHTS OF SURVIVORSHIP (COM)                            (Investor and Trust Custodian must sign)

*4.  |_| TENANTS IN COMMON (T)                           15. |_| KEOGH (H.R.10) (K)
         (All parties must sign)                                 (Custodian signature required)

*5.  |_| JOINT TENANTS WITH RIGHTS OF                    16. |_| PARTNERSHIP (P)
         SURVIVORSHIP (J)                                        (Authorized Party must sign)
         (All parties must sign)

6.   |_| CORPORATION (C):                                17. |_| NON-PROFIT ORGANIZATION (NP)
         (Authorized party must sign)                            (Authorized Party must sign)

7.   |_| TRUST (TR)                                      18. |_| CUSTODIAN (CU) (Trustee signature required)
         (Custodian signature required)

     |_| Taxable

     |_| Tax Exempt

8.   |_| PENSION PLAN (PP)                               19. |_| CUSTODIAN/UGMA (UGM)
         (Trustee signature required)                            (Custodian signature required)

9.   |_| PROFIT SHARING PLAN (PSP)                       20. |_| OTHER (Explain)
         (Trustee signature required)
                                                         ______________________________________
*10. |_| ROTH IRA (RRA)
         (Investor and Trust Custodian must sign)        ______________________________________

*11. |_| Rollover ROTH IRA (RRI)                         ______________________________________
         (Investor and Trust Custodian must sign)

----------
*     Two or more signatures required.

14. INDIVIDUAL INVESTOR. Complete this Section 14 if Investor is an Individual(s) or you are: (i) acting in a "fiduciary" capacity for a Trust (i.e., estate, trust company), Legal Entity (i.e., corporation) or other entity; or (ii) acting as a "custodian" or "agent" for any person or entity on behalf of such person or entity; or (iii) a "participant" in a Retirement Plan.

Name:___________________________________________________________________________

Address:  ______________________________________________________________________

         City:  ______________________ State:  _____________   Zip:_____________

Social Security #:  ___________________ - _______________ - _________________

Home Phone (Include Area Code): ________________________________________________

Business Phone (Include Area Code):  ___________________________________________

E-Mail:________________________________________  Fax:___________________________

Date of Birth:__________________________________________________________________

Marital Status (check one):  Single |_|  Married |_|

Country of Citizenship:  U.S. |_|  Other:_______________________________________
 (Attach proof of Country of Citizenship)

If other than U.S. citizen, indicate Passport#, alien#, or government ID#):

________________________________

Country of Legal Residence (if different than mailing address):  _______________

Name of Employer:  _____________________________________________________________

Business Address: ______________________________________________________________

         City:_________________________ State:  _____________   Zip:____________

Occupation: ____________________________________________________________________

Is Investor's employer a registered broker/dealer?   |_| No  |_| Yes
(If Yes, see your compliance officer for written approval, which Global Express Fund must receive prior to opening Investor's account.)

Investment Objective:      Preservation of Capital/Income:   |_|

                           Other:  |_|    Describe: ____________________________

Is Investor subject to any regulatory or other constraints that may preclude or limit Investor's participation in any potential
company investment?        |_| Yes  |_| No

If yes, please explain:_________________________________________________________

________________________________________________________________________________

Is Investor associated with another member of the NASD? |_| YES  |_| NO

Investor Financial Status and Suitability:

Investor's Net Worth, exclusive of home, furnishings, and automobile (check appropriate range):

     |_| under $45,000            |_| $45,000-$49,999      |_| $50,000-$59,999

     |_| $60,000-$64,999          |_| $65,000-$124,999     |_| $125,000-$149,999

     |_| $150,000-$199,999        |_| $200,000-$224,999    |_| $225,000-$249,999

     |_| $250,000- or greater

Investor's Annual Income (check appropriate range):

     |_| under $45,000            |_| $45,000-$49,999      |_| $50,000-$59,999

     |_| $60,000-$64,999          |_| $65,000-$124,999     |_| $125,000-$149,999

     |_| $150,000-$199,999        |_| $200,000-$224,999    |_| $225,000-$249,999

     |_| $250,000- or greater

Investor's Tax Bracket (check appropriate range for Federal, State and local taxes combined):

     |_| Under 10%                |_| 31% - 40%

     |_| 10% - 20%                |_| 41% - 50%

     |_| 21% - 30%                |_| Above 50%

Investment Experience and Knowledge (write in the number of years)

    ____Life Settlements       ____Trust Deeds/Real Estate       ____Options
    ____Stocks                 ____Mutual Funds                  ____Bonds
    ____Variable Annuities     ____Fixed Annuities               ____Commodities


Describe Investor's investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant, attorney, etc.): _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Please provide any other information that would help the Manager determine whether Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in Units.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Co-Investor Information #1:

Co-Investor Name:_______________________________________________________________

Co-Investor Address:  __________________________________________________________

         City:  _____________________  State:  ______________  Zip: ____________

Co-Investor Social Security #:  _______________ - ___________ - _____________

Co-Investor Home Phone (Include Area Code): ____________________________________

Co-Investor Business Phone (Include Area Code):  _______________________________

Co-Investor E-Mail:_____________________________  Co-Investor Fax:______________

Co-Investor Date of Birth:______________________________________________________

Co-Investor Marital Status (check one):  Single |_|  Married |_|

Co-Investor Country of Citizenship:  U.S. |_|  Other:___________________________
 (Attach proof of Country of Citizenship)

If other than U.S. citizen, indicate Passport#, alien#, or government ID#):

_______________________________

Co-Investor Country of Legal Residence (if different than mailing address):

_______________________________

Name of Co-Investor's Employer:  _______________________________________________

Co-Investor Business Address: __________________________________________________

         City:  _____________________  State: _______________   Zip: ___________

Co-Investor Occupation: ________________________________________________________

Is Co-Investor's employer a registered broker/dealer?   |_| No  |_| Yes
(If Yes, see your compliance officer for written approval, which Global Express Fund must receive prior to opening Investor's account.)

Investment Objective:      Preservation of Capital/Income:  |_|

                           Other:  |_|  Describe: ______________________________

Is Co-Investor subject to any regulatory or other constraints that may preclude or limit Investor's participation in any potential
company investment?        |_| Yes |_|  No

If yes, please explain:_________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Is Co-Investor associated with another member of the NASD? |_| YES  |_| NO

Co-Investor Information #2:

Co-Investor Name:_______________________________________________________________

Co-Investor Address:  __________________________________________________________

         City: ______________________  State: ________________  Zip: ___________

Co-Investor Social Security #:  _______________ - ___________ - _____________

Co-Investor Home Phone (Include Area Code): ____________________________________

Co-Investor Business Phone (Include Area Code):  _______________________________

Co-Investor E-Mail:_____________________________  Co-Investor Fax:______________

Co-Investor Date of Birth:______________________________________________________

Co-Investor Marital Status (check one):  Single |_|  Married |_|

Co-Investor Country of Citizenship:  U.S. |_|  Other:___________________________
 (Attach proof of Country of Citizenship)

If other than U.S. citizen, indicate Passport#, alien#, or government ID#):

_______________________________

Co-Investor Country of Legal Residence (if different than mailing address):

_______________________________

Name of Co-Investor's Employer:  _______________________________________________

Co-Investor Business Address: __________________________________________________

         City: ______________________  State: _______________   Zip: ___________

Co-Investor Occupation: ________________________________________________________

Is Co-Investor's employer a registered broker/dealer?  |_| No  |_| Yes
(If Yes, see your compliance officer for written approval, which Global Express Fund must receive prior to opening Investor's account.)

Investment Objective:      Preservation of Capital/Income:  |_|

                           Other:  |_|  Describe: ______________________________

Is Co-Investor subject to any regulatory or other constraints that may preclude or limit Investor's participation in any potential
company investment?        |_| Yes |_|  No

If yes, please explain:_________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Is Co-Investor associated with another member of the NASD? ____YES   ____NO

15. TRUST. Complete this Section 15 if Investor is a trust, estate, conservatorship, trust company, etc.


Name of Investor (i.e., full legal name of trust, estate, conservatorship, trust company, etc.):_________________________________________________________________
(Attach copy of Certificate of Trust or similar document)


Name and Title (i.e., Trustee, Grantor, Executor or Conservator) of person executing this subscription agreement on behalf of Investor:_________________________________________________________

Address:________________________________________________________________________

City:___________________________  State:___________________  Zip:_______________

Phone:_________________________Fax:______________________Email:_________________

Date of Formation of Investor:__________________________________________________

Jurisdiction in which Investor Formed: _________________________________________

Tax I.D. of Investor:   _____________ - ____________ - ______________

Tax Year End:___________________________________________________________________

Total Assets of Investor:  $____________________________________________________

Investment Objective:      Preservation of Capital/Income:  |_|

                           Other:  |_|  Describe: ______________________________

Describe Investor's investments in the last five years and discuss who made the relevant investment decisions (trustee, beneficiary, financial adviser, broker, accountant, attorney, etc.): ___________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Please provide any other information that would help the Manager determine whether Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

________________________________________________________________________________

________________________________________________________________________________

Is Investor subject to any regulatory or other constraints that may preclude or limit Investor's participation in any potential
company investment?        |_| Yes |_|  No

If yes, please explain:_________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Is Investor associated with another member of the NASD?  |_| YES   |_| NO

16. LEGAL ENTITY. Complete this Section 16 if Investor is a sole proprietorship, corporation, partnership, limited liability company, etc.

Check One:

|_| Sole Proprietorship         |_| Corporation         |_| Partnership

|_| Limited Liability Company   |_| Unincorporated Organization

|_| Other ____________________________________________

Name of Investor (Company Name):________________________________________________

Business Address:_______________________________________________________________

         City:_________________________  State:_______________  Zip:____________

Phone:_________________________Fax:______________________Email:_________________

Tax Identification #:___________________________________________________________

Date of incorporation or organization:__________________________________________
(Attach a copy of a certified copy of the Certificate of Incorporation, Articles of Organization, or similar document)

Jurisdiction of incorporation or organization: _________________________________

Tax Year End:___________________________________________________________________

Individual executing this agreement on behalf of Investor:

         Name of Authorized Person or Officer:  ________________________________

         Title of Authorized Person:  __________________________________________

Total Assets of Investor (as indicated on most recent balance sheet):

$____________________________

Investment Objective:      Preservation of Capital/Income:   |_|

                           Other:  |_|  Describe: ______________________________

Is Investor subject to any regulatory or other constraints that may preclude or limit Investor's participation in any potential
company investment?        |_| Yes    |_|  No

If yes, please explain:_________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Is Investor associated with another member of the NASD? |_| YES  |_| NO

Describe Investor's investments in the last five years and discuss who made the relevant investment decisions (director, officer, manager, partner, financial adviser, broker, accountant, attorney, etc.): __________________________________

________________________________________________________________________________

________________________________________________________________________________

Please provide any other information that would help the Manager determine whether Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

17. RETIREMENT PLAN. Complete this Section 17 if Investor is an employee benefit plan, Keogh Plan, Individual Retirement Account (IRA), etc.

Name of Investor (provide the full legal name of the retirement plan, the "Plan"):________________________________________________________________________

Individual executing this Agreement on behalf of the Plan (i.e., Administrator, Custodian, etc.) ("Administrator"):

         Name:  ________________________________________________________________

         Title:   ______________________________________________________________

Address:________________________________________________________________________

         City:______________________  State:________________    Zip:____________

Phone Number:___________________  Fax:___________________  Email:_______________

Date of Formation:  ____________________________________________________________

Jurisdiction of Formation: _____________________________________________________

Investment Objective:

      Preservation of capital and monthly income distributions ________(check)

      Other (please explain) ___________________________________________________

Total assets of the Plan (as indicated on most recent balance sheet):

$ ____________________________________


Please provide any other information that would help the Manager determine whether Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in Units.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

      (a) Does this investment exceed 10% of the Plan's assets? |_| YES |_| NO

      (b) Is the Plan an "employee benefit plan" within the meaning of Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") with a fiduciary as defined in Section 3(21) of ERISA which is either a bank, savings and loan association, insurance company or registered investment advisor (other than an affiliate of the Manager), which fiduciary will decide whether to purchase the Units? |_|YES |_| NO

If yes, please explain:_________________________________________________________

________________________________________________________________________________

      (c) Is the Plan an employee benefit plan other than an ERISA plan (i.e., IRA, Keogh, etc.)? |_|YES |_|NO

If yes, provide details as to the nature (IRA, Keogh, etc.) and the person making investment decisions on behalf of the Plan? _____________________________

________________________________________________________________________________

      (d) Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf? |_| YES |_| NO

      (e) Does the Manager or any of its employees or affiliates manage any part of the Plan's investment portfolio on a discretionary basis? |_| YES |_| NO

      (f) Does the Manager or any of its employees or affiliates regularly give investment advice to the Plan? |_| YES |_| NO

      (g) Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the Plan's investment decision? |_| YES |_| NO

      (h) Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives individualized investment advice concerning the Plan's assets? |_| YES |_| NO

IF THE ANSWER TO ANY OF THE QUESTIONS (a) THROUGH (h) ABOVE IN THIS SECTION 16 OF THIS SUBSCRIPTION AGREEMENT IS "YES," INDICATE WHETHER ALL OF THE REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW.


Additional Plan Representations and Warranties:

The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:

      The Administrator of the Plan has studied the Prospectus and has made an independent decision to purchase the Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

      All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of "plan assets" in a certain company (the "Plan Company") have been considered by the Administrator of the Plan.

      The Administrator and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan's purchase of the security, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan's purchase of any securities, or (c) are employers maintaining or contributing to such Plan.

      An investment in the Plan Company conforms in all respects to the governing documents of the Plan.

      The person executing this Subscription Agreement on behalf of the Plan is a "fiduciary" of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Plan Company conforms in all respect to laws applicable to the Plan and the Plan documents; and in making this investment, the Plan, its fiduciaries and its Administrator are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Plan Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan's funding objectives and have concluded that this investment is a prudent one.

      The Plan's governing documents do not prohibit the Plan Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be "employer securities" with respect to the Plan as defined in Section 407 of ERISA.

      The Plan's proxy voting guidelines do not apply to securities held by the Plan Company.

      The Plan, its Administrator and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

      ARE THE FOREGOING REPRESENTATIONS AND WARRANTIES TRUE?

      |_| YES |_| NO


                                        ________________________________________
                                        Authorized Signatory of the Plan

                                        Print Name: ____________________________

                                        Print Title:  __________________________

18. REGISTRATION INFORMATION FOR THE UNITS


Investor Name(s)________________________________________________________________

Co-Investor Name (if applicable):_______________________________________________


Subscription Amount:  $_________________________________________________________

Check One:  |_| Initial Investment  |_| Additional Investment

The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to Sections 14, 15, 16 or 17 of this Subscription Agreement) is:

Name(s)_________________________________________________________________________

Address:_____________________ City:____________ State:___________ Zip:__________

Telephone:___________________ Fax:___________________ Email: ___________________



If the proceeds of distributions or redemptions, if any, are to be electronically transferred rather than sent by check, provide the account information to which such proceeds should be electronically transferred is:

Name of Financial Institution:__________________________________________________

Routing ABA Number-if bank:_____________________________________________________

Account Name:______________________________   Account Number:___________________

Address of Financial Institution:_______________________________________________

Telephone:________________________________________Fax:__________________________

Name of Contact Person at Financial Institution:________________________________

19. SIGNATURE PAGE. Investor hereby certifies that the information provided by Investor in this Subscription Agreement is true, accurate and complete as of the date hereof, and further agrees to notify the Manager immediately if any of the statements made in this Subscription Agreement shall become untrue.


INDIVIDUAL(S)

____________________________   ___________________________  Date:_______________
Signature of Investor                 Print Name

_____________________________  __________________________   Date:_______________
Signature of Co-Investor              Print Name

_____________________________  __________________________   Date:_______________
Signature of Co-Investor              Print Name

TRUST (i.e., Trust, Estate, Conservatorship, Trust Company, etc.)

___________________________________
Print Legal Name of Trust


______________________________  ___________________________  Date:______________
Signature of Authorized person     Print Name and Title
      (i.e., Trustee)

______________________________  ___________________________  Date:______________
     Signature of Other            Print Name and Title
    Authorized Signatory

LEGAL ENTITY (i.e., Corporation, Partnership, etc.)

___________________________________________________________
         Print Name of Legal Entity (name of company)

By:________________________________________________________  Date:______________
         Signature of Authorized Signatory

___________________________________________________________
         Print Name and Title of Signatory

By: _______________________________________________________  Date:______________
       Signature of Required Authorized Co-Signatory

___________________________________________________________
         Print Name and Title of Co-Signatory

RETIREMENT PLAN (i.e., Employee Benefit Plan, Keogh Plan, IRA, etc.)

___________________________________________________________
         Print Legal Name of Retirement Plan

_________________________________  ___________________________  Date:___________
Signature of Individual                    Print Name
Plan Participant

_________________________________  ___________________________  Date:___________
Signature of Authorized Signatory     Print Name and Title
(i.e., Custodian)

_________________________________  ___________________________  Date:___________
 Signature of Other Authorized        Print Name and Title
Co-Signatory

20. ACCEPTANCE (Office Use Only)

      This Subscription Agreement will not be an effective agreement until it or a facsimile is signed by Global Express Capital Real Estate Investment Fund I, LLC.

Account #: _____________________________________________________________________

Investor Check Date: ___________________________________________________________

Check Amount: __________________________________________________________________

Check #: _______________________________________________________________________

Entered by: ____________________________________________________________________

Checked by: ____________________________________________________________________

Date Entered: __________________________________________________________________

Subscription has been:  ____Accepted ____Accepted in Part ____Rejected ____Other

Subscription Amount: $________________________  Dated:__________________________

Global Express Capital
Real Estate Investment Fund I, LLC

By: Global Express Capital Mortgage Corp., Manager


By: _______________________________________
         Connie Farris, President


By:________________________________________    Date:____________________________
         Registered NASD Representative


By:________________________________________    Date:____________________________
         Principal


By:________________________________________    Date:____________________________
         Principal

                         ADDITIONAL SUBSCRIPTION REQUEST


                (TO BE COMPLETED ONLY BY "EXISTING INVESTORS" OF
           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC)


Name(s) of Investor (s):________________________________________________________

Additional Subscription Amount:_________________________________________________

      The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Prospectus. The undersigned restates all of the covenants, representations and warranties made in the undersigned's original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned's original Subscription Agreement remains accurate and complete on the date hereof.


INDIVIDUAL(S)

____________________________  __________________________  Date:_________________
Signature of Investor                 Print Name

____________________________  __________________________  Date:_________________
Signature of Co-Investor              Print Name

____________________________  __________________________  Date:_________________
Signature of Co-Investor              Print Name

TRUST (i.e., Trust, Estate, Conservatorship, Trust Company, etc.)

______________________________
Print Legal Name of Trust


______________________________  __________________________  Date:_______________
Signature of Authorized Person  Print Name and Title
(i.e., Trustee)

______________________________  __________________________  Date:_______________
Signature of Other Authorized   Print Name and Title
Signatory

LEGAL ENTITY (i.e., Corporation, Partnership, etc.)

________________________________________________________
         Print Name of Legal Entity (name of company)

By:_____________________________________________________  Date:_________________
         Signature of Authorized Signatory

________________________________________________________
         Print Name and Title of Signatory

By: ____________________________________________________  Date:_________________
       Signature of Required Authorized Co-Signatory

________________________________________________________
         Print Name and Title of Co-Signatory

RETIREMENT PLAN (i.e., Employee Benefit Plan, Keogh Plan, IRA, etc.)

______________________________________________________________
         Print Legal Name of Retirement Plan

_________________________________  __________________________  Date:____________
Signature of Individual              Print Name
Plan Participant

_________________________________  __________________________  Date:____________
Signature of Authorized Signatory    Print Name and Title
(i.e., Custodian)

_________________________________  __________________________  Date:____________
Signature of Other Authorized        Print Name and Title
Co-Signatory

                                   APPENDIX A

                      STATE INVESTOR SUITABILITY STANDARDS

      Investor must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standards contained in the fourth column, if applicable, as it pertain to Investor's primary state of domicile and residence in order to purchase the Units. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which Investor's assets exceed Investor's liabilities, but excluding Investor's house, home furnishings or automobile(s) among Investor's assets. The States indicated in the chart below is for informational purposes only and is not intended to imply that the offering of the Units has been qualified in such particular state at this time. Global Express Fund will not sell Units in a state in which it has not qualified the offering of the Units.

-------------------------------------------------------------------------------------------------------------
State(s)                           1. Minimum Net           Minimum Net Worth      2. Additional Standards
                                   Worth AND
                                   Minimum Gross
                                   Income; OR
-------------------------------------------------------------------------------------------------------------
Alabama, Arkansas, Colorado,       $45,000/$45,000          $ 150,000              N/A
Connecticut, Delaware,
Florida, Georgia, Hawaii,
Idaho, Illinois, Indiana,
Kentucky, Michigan,
Minnesota, Montana, New
Mexico, New York, Oklahoma,
Oregon, Texas, Utah,
Vermont, Virginia,
Washington, West Virginia,
Wisconsin
-------------------------------------------------------------------------------------------------------------
Arizona, Alaska, California,       $60,000/$60,000          $225,000               Minimum investment in Iowa
Iowa, Massachusetts,                                                               for IRAs is $3,000.
Mississippi, Missouri, New                                                         Minimum investment in
Jersey, North Carolina,                                                            North Carolina is $5,000.
Tennessee
-------------------------------------------------------------------------------------------------------------
Maine                              $50,000/$50,000          $200,000               N/A
-------------------------------------------------------------------------------------------------------------
New Hampshire                      $125,000/$50,000         $250,000               N/A
-------------------------------------------------------------------------------------------------------------
South Carolina                     $65,000/$65,000          $150,000               N/A
-------------------------------------------------------------------------------------------------------------
Nevada                             $45,000/$45,000          $150,000               Minimum investment is
                                                                                   $5,000 ($2,000 for IRAs)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
State(s)                           1. Minimum Net           Minimum Net Worth      2. Additional Standards
                                   Worth AND
                                   Minimum Gross
                                   Income; OR
-------------------------------------------------------------------------------------------------------------
Kansas, Nebraska, Ohio,             $45,000/$45,000          $150,000              Investment is less than
Pennsylvania                                                                       10% of Net Worth. Global
                                                                                   Express Fund will make no
                                                                                   sales in these states
                                                                                   until it receive proceeds
                                                                                   of at least $5,000,000.
-------------------------------------------------------------------------------------------------------------
District of Columbia,              These jurisdictions do not have quantified suitability requirements.
Louisiana, North Dakota,           Global Express Fund believes that it is reasonable for it to rely upon the
Rhode Island                       suitability standards set forth above when selling Units to residents of these jurisdictions.

-------------------------------------------------------------------------------------------------------------
Maryland, South Dakota,            No minimum requirements. Disclosure state only. Global Express Fund will
Wyoming                            follow the guidelines for the preponderance of the states above in selling the Units in these states.
-------------------------------------------------------------------------------------------------------------

                                   APPENDIX B

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF
       THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (the "Code")

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

      (1) to the issuer;

      (2) pursuant to the order or process of any court;

      (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

      (4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

      (5) to the holders of securities of the same class of the same issuer;

      (6) by way of gift or donation inter vivos or on death;

      (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

      (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

      (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

      (10) by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

      (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

      (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

      (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

      (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

      (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

      (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

      (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements:

Independent Auditors' Report as of December 31, 2002 ...............................    F-2
Balance Sheet for Years Ended December 31, 2001 and 2002 ...........................    F-3
Statement of Operations for the Years Ended December 31, 2001 and 2002 .............    F-5
Statement of Shareholders' Equity for the Years Ended December 31, 2001 and 2002 ...    F-6
Statement of Cash Flows for the Years Ended December 31, 2001 and 2002 .............    F-7
Notes to Financial Statements as of December 31, 2002 ..............................    F-8
Independent Auditors' Report as of March 31, 2003...................................    F-12
Balance Sheet for the Quarter Ended March 31, 2003..................................    F-13
Statement of Operations for the Quarters Ended March 31, 2002 and 2003..............    F-15
Statement of Shareholders' Equity for the Quarters Ended March 31, 2002 and 2003....    F-16
Statement of Cash Flows for the Quarters Ended March 31, 2002 and 2003..............    F-17
Notes to Financial Statements as of March 31, 2003..................................    F-18


(b) Exhibits.

1.1   Form of Underwriting Agreement. (3)

1.2   Form of Selected Dealer Agreement. (3)

3     Articles of Organization, as amended. (1)


4.1 Amended and Restated Operating Agreement of Registrant (included as Exhibit B with this Post-Effective Amendment No. 11)*

4.2 Subscription Agreement and Power of Attorney (included as Exhibit C with this Post-Effective Amendment No. 11)*


4.3   Form of Unit Certificate. (3)

5.1 Opinion of Snow Becker Krauss P.C. with respect to legality of the securities. (2)

8 Opinion of Snow Becker Krauss P.C. with respect to federal income tax matters. (2)

10.1  Escrow Agreement with Southwest Escrow Company, as Escrow Agent. (3)


10.2 Assignment and Assumption Agreement dated as of May 30, 2003, between Conrex International Financial, Inc. (d/b/a Global Express Capital Mortgage) and Global Express Capital Mortgage.(4)


23.1  Consent of Snow Becker Krauss P.C. (contained in Exhibit 5.1). (2)

23.2  Consent of James R. Bonzo, C.P.A.*

----------
*     Filed Herewith.

(1) Incorporated herein by reference from Registrant's Registration Statement on Form S-11, filed on February 6, 2001.

(2) Incorporated herein by reference from Amendment No. 3 to Registrant's Registration Statement on Form S-11, filed on September 10, 2001.

(3) Incorporated herein by reference from Amendment No. 4 to Registrant's Registration Statement on Form S-11, filed on September 27, 2001.


(4) Incorporated herein by reference from Post-Effective Amendment No. 10 to Registrant's Registration Statement on Form S-11, filed on June 10, 2003.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No.11 on Form S-11 and has duly caused this Post-Effective Amendment No. 11 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on July 2, 2003.


                                        GLOBAL EXPRESS CAPITAL REAL ESTATE
                                        INVESTMENT FUND I, LLC

                                        By: Global Express Capital Mortgage
                                        Corp., its Sole Manager

                                        /s/ Connie S. Farris
                                        ----------------------------------------
                                        Connie S. Farris, Director and President
                                        (Chief Executive Officer of Manager)


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 11 to the registration statement has been signed by the following person in the capacity and on the date indicated.


NAME                           TITLE                               DATE
----                           -----                               ----


/s/ Connie S. Farris           Director and President of           July 2, 2003
---------------------------    the Manager
Connie S. Farris


                                       88